Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-208503 and 333-208503-01

Prospectus dated June 7, 2016

Chase Issuance Trust

Issuing Entity

CIK Number: 0001174821

Chase Card Funding LLC

Depositor and Transferor

CIK Number: 0001658982

Chase Bank USA, National Association

Sponsor, Originator, Administrator and Servicer

CIK Number: 0000869090

CHASEseries

$1,800,000,000 Class A(2016-2) Notes

The issuing entity will issue and sell:	Class A(2016-2) Notes
Principal amount	$1,800,000,000
Interest rate	1.37% per annum
Interest payment dates	15th day of each calendar month, beginning July 15, 2016
Scheduled principal payment date	June 17, 2019
Legal maturity date	June 15, 2021
Expected issuance date	June 17, 2016
Price to public	$1,799,995,680 (or 99.99976%)
Underwriting discount	$4,500,000 (or 0.25000%)
Proceeds to the issuing entity	$1,795,495,680 (or 99.74976%)

The Class A(2016-2) notes, or the “offered notes,” are a tranche of the Class A notes of the CHASEseries.

The assets of the issuing entity include:

•	Credit card receivables that arise in certain revolving credit card accounts owned by Chase Bank USA, National Association; and

•	Funds on deposit in the collection account, the excess funding account, the interest funding account, the principal funding account and the Class C reserve account.

For a description of how the amount of interest payable on the Class A(2016-2) notes is determined see “Transaction Summary” and “Summary—Interest” in this prospectus.

The assets of the issuing entity may include in the future:

•	Additional credit card receivables that arise in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates; and

•	One or more collateral certificates, each representing an undivided interest in a securitization special purpose entity whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates.

Enhancement for the Class A(2016-2) notes is provided in the form of outstanding subordinated notes as described in “Transaction Summary” and “Summary—Subordination, Credit Enhancement” in this prospectus.

The issuing entity is not now, and immediately following the issuance of the Class A(2016-2) notes pursuant to the indenture will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule.” In reaching this conclusion, although other statutory or regulatory exemptions under the Investment Company Act of 1940, as amended, and under the Volcker Rule and its related regulations may be available, the issuing entity has relied on the exemption from registration set forth in Rule 3a-7 under the Investment Company Act of 1940, as amended. See “Summary—Certain Investment Company Act Considerations” and “Certain Investment Company Act Considerations” in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the Class A(2016-2) notes or determined if this prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

J.P. Morgan
Barclays
MUFG

You should consider the discussion under “Risk Factors” beginning on page 15 of this prospectus before you purchase any Class A(2016-2) notes.

The Class A(2016-2) notes are obligations of the issuing entity only and are not interests in or obligations of Chase Bank USA, National Association, Chase Card Funding LLC, any of their affiliates or any other person or entity.

The Class A(2016-2) notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

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Important Notice about Information Presented in this

Prospectus

You should rely only on the information provided in this prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the offered notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus provides the pages on which these captions are located.

European Union Capital Requirements Regulation

Articles 404-410 of the European Union’s (“EU”) Capital Requirements Regulation ((EU) No. 575/2013) (as supplemented by EU secondary legislation) (the “CRR”) imposes restrictions on the ability of credit institutions or investment firms regulated in the European Economic Area (“EEA”) and their affiliates (“Institutions”) to invest in asset-backed securities. Article 405 of the CRR allows Institutions to invest in asset-backed securities only if the sponsor, originator or original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Similar requirements (i) are in effect with respect to EEA-regulated alternative investment fund managers under Article 17 of the EU’s Alternative Investment Fund Managers Directive (2011/61/EU) and Articles 50-56 of the Alternative Investment Fund Managers Regulation ((EU) No. 231/2013), (ii) will shortly be in effect with respect to EEA-regulated insurers and reinsurers pursuant to the EU’s Solvency II regime and (iii) will be implemented in respect of Undertakings for the Collective Investment of Transferable Securities (“UCITS”) fund managers pursuant to Article 50a of the EU’s UCITS Directive (2009/65/EC) (together with the CRR and any other similar EEA national requirements, the “EU Retention Rules”).

None of Chase Bank USA, National Association, Chase Card Funding LLC, Chase Issuance Trust, Wilmington Trust Company, Wells Fargo Bank, National Association or any affiliate makes any representation or agreement that it is undertaking or will have undertaken to ensure that it will comply with the requirements and criteria set out in the EU Retention Rules. As a result, an EEA-regulated Institution and alternative investment fund manager (and any other entity required to comply with the EU Retention Rules) seeking to invest in the offered notes (either on the closing date or thereafter) will generally be unable to satisfy the requirements of the EU Retention Rules in respect of such investment. Failure to comply with one or more of the requirements set out in the EU Retention Rules may result in the imposition of a penal capital charge through additional risk weights levied in respect of the offered notes acquired by applicable noteholders that are subject to the EU Retention Rules. Prospective noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the offered notes for investment and compliance with the applicable EU Retention Rules.

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Transaction Parties and Documents

Transaction Summary

This Transaction Summary provides information on the notes offered by this prospectus, which are a tranche of the Class A notes of the CHASEseries. General description of the CHASEseries and the Class A notes is also included in this prospectus. For a description of other outstanding classes and tranches of Class A, Class B and Class C CHASEseries notes, see Annex II.

Issuing Entity:	Chase Issuance Trust

Depositor and Transferor:	Chase Card Funding LLC or “Chase Card Funding”

Sponsor, Originator, Administrator and Servicer:	Chase Bank USA, National Association, “Chase USA” or “sponsor”

Owner Trustee:	Wilmington Trust Company

Indenture Trustee and Collateral Agent:	Wells Fargo Bank, National Association

Expected Issuance Date:	June 17, 2016

Assets of the Issuing Entity:	Receivables originated in MasterCard® and VISA® accounts owned by Chase USA, including recoveries on charged-off receivables and interchange

Notes Offered by this Prospectus:	Class A(2016-2) notes, or the “offered notes,” which are a tranche of the Class A notes of the CHASEseries

Principal Amount:	$1,800,000,000

Enhancement:	Subordination of the Class B notes and the Class C notes

Class A Required Subordinated Amount of Class C Notes:	8.13953% of the adjusted outstanding dollar principal amount of the Class A(2016-2) notes

Class A Required Subordinated Amount of Class B Notes:	8.13953% of the adjusted outstanding dollar principal amount of the Class A(2016-2) notes

Interest Rate:	1.37% per annum

Interest Accrual Method:	30/360

Interest Payment Dates:	Monthly on the 15th (unless the 15th is not a business day, in which case it will be the next business day)

First Interest Payment Date:	July 15, 2016

Scheduled Commencement of Accumulation Period:	June 1, 2018

Scheduled Principal Payment Date:	June 17, 2019

Legal Maturity Date:	June 15, 2021

Price to Public:	$1,799,995,680 (or 99.99976%)

Underwriting Discount:	$4,500,000 (or 0.25000%)

Net proceeds from the sale of the Class A(2016-2) notes net of estimated expenses:	$1,794,805,680 (or 99.71143%)

CUSIP/ISIN:	161571HC1 / US161571HC16

Annual Servicing Fee:	1.5% for so long as Chase USA is the servicer and 2.00% in the event Chase USA is no longer the servicer

Clearance and Settlement:	DTC/Clearstream Banking/Euroclear

Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read this entire prospectus, including the discussion under “Risk Factors” beginning on page 15 of this prospectus, before you purchase any of the offered notes.

The Issuing Entity

Chase Issuance Trust, a Delaware statutory trust, is the issuing entity for the offered notes and is also referred to in this prospectus as the “issuing entity.”

The Depositor and Transferor

Chase Card Funding LLC is the depositor into the issuing entity and is referred to in this prospectus as “Chase Card Funding.” Chase Card Funding also is the transferor and holds the transferor certificate of the issuing entity.

The Originator, Sponsor, Servicer and Administrator

Chase Bank USA, National Association is the originator of the credit card receivables and sponsor of the issuing entity and is referred to in this prospectus as “Chase USA” or “sponsor.” Chase USA will also be the servicer of all credit card receivables transferred to the issuing entity and will provide all administrative services on behalf of the issuing entity. Chase USA is the sole member of Chase Card Funding.

Indenture Trustee and Collateral Agent

Wells Fargo Bank, National Association is the indenture trustee under the indenture and the collateral agent under the asset pool one supplement and is referred to in this prospectus as “Wells Fargo Bank” or “indenture trustee.”

Under the terms of the indenture and the asset pool one supplement, the role of the indenture trustee and the collateral agent is limited. See “The Indenture Trustee and Collateral Agent.”

Asset Representations Reviewer

FTI Consulting, Inc. is the asset representations reviewer under the asset representations review agreement and is referred to in this prospectus as the “asset representations reviewer.” See “Asset Representations Reviewer.”

Assets of the Issuing Entity

The assets of the issuing entity include:

•	credit card receivables arising in certain revolving credit card accounts owned by Chase USA that meet the eligibility criteria for, and have been designated for, inclusion in the issuing entity; and

•	funds on deposit in the collection account, the excess funding account, the interest funding account, the principal funding account and the Class C reserve account.

For a description of Chase USA’s revolving credit card accounts, see “Chase USA’s Credit Card Portfolio.”

The composition of the issuing entity’s assets will likely change over time due to:

•	the designation of additional revolving credit card accounts to have their credit card receivables included in the issuing entity;

•	the removal of revolving credit card accounts included in the issuing entity; and

•	changes in the composition of the credit card receivables in the issuing entity.

Chase USA, Chase Card Funding or an affiliated transferor may, in the future, designate one or more collateral certificates for inclusion in the issuing entity, each representing an undivided interest in a securitization special purpose entity whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase USA or any one of its affiliates and may increase or decrease the size of a collateral certificate included in the issuing entity or terminate or repurchase a collateral certificate included in the issuing entity.

See “Sources of Funds to Pay the Notes—Addition of Assets” and “—Increases in the Invested Amount of an Existing Collateral Certificate.”

Composition of Issuing Entity Receivables

As of March 31, 2016:

•	the Issuing Entity Receivables included $38,795,432,079 in total receivables;

•	the accounts in the issuing entity had an average total receivables balance of $1,586, including accounts with a zero balance and an average credit limit of $10,418;

•	the percentage of the aggregate total receivables balance in the Issuing Entity Receivables to the aggregate total credit limit was 15.2%;

•	the average age of the accounts, the receivables of which are in the Issuing Entity Receivables, was approximately 172 months;

•	for the March 2016 monthly period, 3.50% of the accounts in the issuing entity received the minimum payment due and 20.65% of the accounts in the issuing entity received a full balance payment; and

•

of the accounts in the issuing entity, approximately 12.5% related to cardholders with billing addresses in California, 9.2% in New York, 7.9% in Texas, 6.1% in Illinois and 5.9% in Florida; no other single state accounts for more than 5% of the accounts in the issuing entity.

See “Chase USA’s Credit Card Portfolio—Composition of Issuing Entity Receivables” for more detailed portfolio information on the assets of the issuing entity.

Exceptions to Underwriting Criteria

Based on a review of the manual credit decisions made during the three calendar months ended March 31, 2016, the number of accounts in the issuing entity identified with exceptions to Chase USA’s underwriting process and criteria in effect during that time period as a percentage of the total number of accounts in the issuing entity was less than 0.1%.

See “Chase USA’s Credit Card Portfolio—Underwriting Criteria and Process” and “—Compliance with Underwriting Criteria” for a description of Chase USA’s underwriting criteria and the process for reviewing for any deviations from the disclosed underwriting criteria.

Securities Offered by this Prospectus

The issuing entity is offering by this prospectus the Class A(2016-2) notes, also referred to in this prospectus as the “offered notes.” The offered notes will be issued pursuant to the indenture between the issuing entity and Wells Fargo Bank, as indenture trustee and the asset pool one supplement, the CHASEseries indenture supplement and the applicable terms document, each between the issuing entity and Wells Fargo Bank, as indenture trustee and collateral agent.

So long as there is sufficient credit enhancement and the required transferor amount and the minimum pool balance requirements have been satisfied, additional classes and tranches of notes may be issued on any date without notice to, or the consent of, the holders of any outstanding notes, including the offered notes.

Use of Proceeds

The proceeds from the sale of the offered notes will be used to make deposits to the Class C reserve subaccounts for outstanding Class C notes in an aggregate amount of $27,000,000 and the remaining proceeds, in the amount of $1,768,495,680 before deduction of issuance expenses, will be paid by the issuing entity to Chase Card Funding. The estimated expenses are $690,000. Therefore, the proceeds, net of the deposits to the Class C reserve subaccounts and issuance expenses, will be approximately $1,767,805,680. Expenses incurred in connection with the selection and acquisition of pool assets that are payable from the offering proceeds will be $0.

Series, Classes and Tranches of Notes

The offered notes are a tranche of the Class A notes of the CHASEseries.

The offered notes have, and each other tranche of notes has, a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount. The initial stated principal amount of the offered notes is the principal amount specified in “Transaction Summary.” For a description of how to determine, as of any date, the outstanding dollar principal amount and the nominal liquidation amount of the offered notes, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Tranches of notes within a class of CHASEseries notes may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other varying characteristics.

The scheduled principal payment dates and the legal maturity dates of the tranches of senior and subordinated notes will in most cases be different. Some tranches of subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than the offered notes or all of the tranches of senior notes. However, tranches of subordinated notes will not be repaid before their legal maturity dates unless, after payment of those tranches of subordinated notes, the remaining tranches of subordinated notes provide the required enhancement for the senior notes. In addition, tranches of senior notes will not be issued unless after issuance there are enough outstanding subordinated notes to provide the required subordinated amount for all outstanding tranches of senior notes. See “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

See “Annex II: Other Outstanding Classes and Tranches” for additional information on other outstanding notes issued, or expected to be issued, on or prior to the issuance of the offered notes, by the issuing entity. Other series of notes secured by the assets in asset pool one may be issued by the issuing entity in the future.

Interest

Interest on the offered notes will equal the product of:

•	the interest rate for the offered notes for the applicable interest period; times

•	(x) the number of days in the related interest period based on a 360-day year of twelve 30-day months, divided by (y) 360; times

•

the outstanding dollar principal amount of the offered notes as of the close of business on the last interest payment date or, for the first interest payment, the outstanding dollar principal amount of the offered notes as of the issuance date.

Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include the issuance date and end on but exclude the first interest payment date. Each of the expected issuance date, the interest rate, the first interest payment date and the interest accrual method for the offered notes is specified in “Transaction Summary.”

The issuing entity will make interest payments on the offered notes on the dates specified in “Transaction Summary.” Interest payments due on a day that is not a business day in New York, New York, Wilmington, Delaware or Minneapolis, Minnesota will be made on the following business day.

Principal

The issuing entity expects to pay the stated principal amount of the offered notes in one payment on the scheduled principal payment date, and is obligated to do so if funds are available on that date for that purpose. If the stated principal amount of the offered notes is not paid in full on the scheduled principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuing entity until the legal maturity date of the offered notes. The timing of payment of the stated principal amount for the offered notes, including the scheduled principal payment date and the legal maturity date, is specified in “Transaction Summary.”

If the stated principal amount of the offered notes is not paid in full on the scheduled principal payment date, then, subject to the principal payment rules described in “—Subordination, Credit Enhancement” and “—Required Subordinated Amount,” an early amortization event with respect to the offered notes will occur and principal and interest payments on the offered notes will be made monthly until they are paid in full or the legal maturity date occurs, whichever is earlier. Principal of the offered notes may be paid earlier than the scheduled principal payment date for the offered notes if an early amortization event or an event of default and acceleration occurs with respect to the offered notes. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” and “—Events of Default.”

Revolving Period

The revolving period for the offered notes is the period from the issuance date through the beginning of the amortization period or accumulation period. The accumulation period is generally scheduled to begin twelve whole calendar months before the scheduled principal payment date. The accumulation period for the offered notes is scheduled to commence on the date specified in “Transaction Summary.” Under certain circumstances, the accumulation period length for the offered notes may be shortened by the servicer so long as there is at least one targeted deposit. For a description of when and how the accumulation period may be shortened see “The Notes—Revolving Period.”

Receivables arising in additional accounts may be added to the issuing entity at any time or receivables arising in designated accounts may be removed from the issuing entity at any time. There is no minimum or maximum amount of additional accounts that may be added during the revolving period for the offered notes but all accounts must meet the requirements for addition described in “Sources of Funds to Pay the Notes—Addition of Assets.”

Chase Card Funding will be permitted to designate for removal from the issuing entity, require release from the lien in favor of the trust and require reassignment to it, of credit card receivables arising under revolving credit card accounts only upon satisfaction of certain conditions as described in “Sources of Funds to Pay the Notes—Removal of Assets.”

Transferor Amount

The interest in the issuing entity not securing any series, class or tranche of notes is the “transferor amount.” The interest representing the transferor amount will be held by Chase Card Funding or an affiliate. The transferor amount does not provide credit enhancement to the offered notes or to any other tranche of notes.

The transferor amount will increase or decrease based on a variety of factors including:

•

increases and decreases in the principal amount of the assets included in the issuing entity, including the amount of principal receivables, without a corresponding increase or decrease in the nominal liquidation amount of any notes;

•	the issuance of a new series, class or tranche of notes by the issuing entity, assuming there is not a corresponding increase in the principal amount of the assets included in the issuing entity;

•	changes in the amount on deposit in the excess funding account; and

•

reductions in the nominal liquidation amount of any series, class or tranche of notes due to payments of principal on those notes or a deposit to the principal funding account with respect to those notes.

See “Sources of Funds to Pay the Notes—Transferor Amount.”

Required Transferor Amount

The issuing entity has a minimum transferor amount requirement called the “required transferor amount.” The required transferor amount for any month will equal the product of the amount of principal receivables included in the issuing entity for that month and the required transferor amount percentage. The required transferor amount percentage is currently 5%.

If, for any month, the transferor amount is less than the required transferor amount, Chase Card Funding, as transferor, will be required to transfer additional credit card receivables or collateral certificates to the issuing entity or, if applicable, Chase Card Funding will be required to increase the invested amount of an existing collateral certificate held by the issuing entity. When Chase Card Funding’s obligation to the issuing entity is triggered, Chase USA will be required to designate additional credit card accounts from which receivables would be transferred to Chase Card Funding, transfer additional collateral certificates to Chase Card Funding or increase the invested amount of any existing collateral certificate.

If Chase USA is unable to either designate additional credit card accounts from which receivables would be transferred or transfer additional collateral certificates or if Chase USA fails to increase the invested amount of any existing collateral certificate when required to do so or Chase Card Funding fails to transfer to the issuing entity additional collateral certificates or increase the invested amount of an existing collateral certificate or fails to transfer the credit card receivables in the additional credit card accounts or collateral certificates conveyed to it by Chase USA, an early amortization event will occur with respect to the notes.

See “Sources of Funds to Pay the Notes—Required Transferor Amount” and “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Minimum Pool Balance

In addition to the required transferor amount requirement, the issuing entity has a minimum pool balance requirement. The minimum pool balance for any month will equal the sum of (1) for all notes in their revolving period, the sum of the nominal liquidation amounts of those notes as of the close of business on the last day of that month and (2) for all notes in their amortization period, the sum of the nominal liquidation amounts of those notes as of the close of business as of the last day of the most recent revolving period for each of those notes, excluding any notes that will be paid in full or that will have a nominal liquidation amount of zero on their applicable payment date in the following month.

If, for any month, the pool balance is less than the minimum pool balance, Chase Card Funding will be required to transfer additional credit card receivables or collateral certificates to the issuing entity or, if applicable, Chase Card Funding will be required to increase the invested amount of an existing collateral certificate as described in “Sources of Funds to Pay the Notes—Addition of Assets” and “—Increases in the Invested Amount of an Existing Collateral Certificate.” When Chase Card Funding’s obligation to the issuing entity is triggered, Chase USA will be required to designate additional credit card accounts from which receivables would be transferred to Chase Card Funding, transfer additional collateral certificates to Chase Card Funding or increase the invested amount of any existing collateral certificate.

If Chase USA is unable to either designate additional credit card accounts from which receivables would be transferred or transfer additional collateral certificates or if Chase USA fails to increase the invested amount of any existing collateral certificate when required to do so or Chase Card Funding fails to transfer to the issuing entity additional collateral certificates or increase the invested amount of an existing collateral certificate or fails to transfer the credit card receivables in the additional credit card accounts or collateral certificates conveyed to it by Chase USA, an early amortization event will occur with respect to the notes. See “Sources of Funds to Pay the Notes—Minimum Pool Balance” and “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Risk Factors

Investment in the offered notes involves risks. You should consider carefully the risk factors beginning on page 15 in this prospectus.

Servicing Fee

As compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer for the issuing entity, Chase USA is entitled to receive a servicing fee for each month that will equal the sum of:

•	the amount of the servicing fee for the credit card receivables included in the issuing entity; plus

•	the share of the servicing fee allocable to any collateral certificate included in the issuing entity.

The servicing fee for the issuing entity is generally equal to one-twelfth of the product of 1.50% per annum for so long as Chase USA is the servicer and 2.00% per annum in the event Chase USA is no longer the servicer, times the principal receivables in the issuing entity as of the close of business on the last day of the prior monthly period.

The portion of the servicing fee allocated to the noteholders will be paid from available finance charge collections after they have been applied to make deposits for payments of interest on the notes, if any, as described in “Deposit and Application of Funds in the Issuing Entity—Application of Available Finance Charge Collections.”

See “Servicing of the Receivables—Payment of Fees and Expenses; Servicing Compensation.”

Asset Representations Reviewer Fees

The asset representations reviewer will be entitled to a one-time upfront fee and an annual fee. Payment of the asset representations reviewer’s fees will be made by Chase USA, as sponsor.

Nominal Liquidation Amount

If the nominal liquidation amount of the offered notes is less than the adjusted outstanding dollar principal amount of the offered notes, principal of and interest on the offered notes may not be paid in full. If the nominal liquidation amount of the offered notes has been reduced, the amount of principal collections and finance charge collections allocated to the notes to pay principal of and interest on the offered notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Available Finance Charge Collections and Application

Available finance charge collections consist of the note’s share of finance charge collections, investment earnings on amounts on deposit in the principal funding account and the interest funding account of the notes, segregated finance charge collections allocated to the notes to cover earning shortfalls on funds on deposit in the principal funding account, any shared excess available finance charge collections from other series in shared excess available finance charge collections group allocated to the notes, and any amounts to be treated as available finance charge collections pursuant to any terms document. Each month, the indenture trustee, at the direction of the servicer, will apply available finance charge collections for the prior month as described in “Deposit and Application of Funds in the Issuing Entity—Application of Available Finance Charge Collections,” and according to the diagram on the following page.

Application of Available Finance Charge Collections

Application of Available Principal Collections

The available principal collections consist of the sum of the principal collections allocated to the notes, payments for principal under any supplemental credit enhancement agreement for tranches of notes, any amounts of available finance charge collections available to cover the default amount or any deficits in the nominal liquidation amount of the notes and any shared excess available principal collections allocated to the notes. Each month, the indenture trustee, at the direction of the servicer, will apply available principal collections for the prior month as described in “Deposit and Application of Funds in the Issuing Entity—Application of Available Principal Collections,” and according to the diagram on the following page.

Application of Available Principal Collections

Subordination, Credit Enhancement

The payment of principal and interest on subordinated notes will be subordinated to the payment of principal of and interest on senior notes.

Principal collections allocated to subordinated notes may be reallocated to pay interest on senior notes or the portion of the servicing fee allocable to the offered notes. These reallocations will reduce the nominal liquidation amount of the subordinated notes. In addition, the nominal liquidation amount of the subordinated notes will generally be reduced for charge-offs resulting from any uncovered default amount allocated to the notes prior to any reductions in the nominal liquidation amount of the offered notes. Charge-offs resulting from any uncovered default amount allocated to the notes will initially be allocated to each tranche pro rata based upon each tranche’s nominal liquidation amount. These charge-offs will then be reallocated from tranches of senior notes to tranches of subordinated notes to the extent credit enhancement in the form of subordination is still available to those tranches of senior notes.

In addition, principal collections allocated to the subordinated notes will first be used to fund targeted deposits to the principal funding subaccounts of senior notes before being applied to the principal funding subaccounts of subordinated notes.

A tranche of subordinated notes that reaches its scheduled principal payment date, or that has an early amortization event, event of default and acceleration, or an optional redemption, will not be paid to the extent that that tranche is necessary to provide the required subordination for tranches of senior notes. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes, prefunding of the principal funding subaccounts for tranches of senior notes will begin as described in this prospectus under “Deposit and Application of Funds in the Issuing Entity—Targeted Deposits of Available Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Notes” and “—Limit of Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of all Tranches.” After that time, that tranche of subordinated notes will be paid only to the extent that:

•

the principal funding subaccounts for the tranches of senior notes are prefunded to an appropriate level such that none of the tranches of subordinated notes that have reached their scheduled principal payment date are necessary to provide the required subordination; or

•

new tranches of subordinated notes are issued so that the tranches of subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

•

enough tranches of senior notes are repaid so that the tranches of subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

•	the tranches of subordinated notes reach their legal maturity date.

On the legal maturity date of a tranche of notes, principal collections, if any, allocated to that tranche and proceeds from any sale of credit card receivables or collateral certificates, if any, will be paid to the noteholders of that tranche, even if that payment would reduce the amount of available subordination below the required subordination for the senior notes.

Required Subordinated Amount

The Class A required subordinated amount of Class C notes for the offered notes is the percentage of the adjusted outstanding dollar principal amount of the offered notes specified in “Transaction Summary.” The Class A required subordinated amount of Class B notes for the offered notes is the percentage of the adjusted outstanding dollar principal amount of the offered notes specified in “Transaction Summary.”

The percentage and methodology for calculating the required subordinated amount for the offered notes and other tranches of senior notes may change without notice to, or the consent of, any noteholders if each applicable note rating agency confirms that the change will not cause a reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes and the issuing entity has delivered to each applicable note rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of outstanding notes.

The required subordinated amount of subordinated notes of other Class A notes may be different from the percentage specified for the tranche of Class A notes being offered hereby, as described in “Transaction Summary.”

Limit on Repayment of All Notes

You, as a holder of the offered notes, may not receive full repayment of your notes if:

•

the nominal liquidation amount of the offered notes has been reduced by charge-offs due to any uncovered default amount or as a result of reallocations of principal collections to pay interest on senior notes or the portion of the servicing fee allocable to those senior notes, and those amounts have not been reimbursed from finance charge collections allocated to the offered notes; or

•

credit card receivables or any collateral certificates are sold (1) following an event of default and acceleration or (2) on the legal maturity date and the proceeds from the sale of those assets, plus any funds on deposit in the applicable subaccounts allocated to the offered notes, and any other amounts available to the offered notes, are insufficient to provide full repayment of the offered notes.

Optional Redemption and Early Amortization of Offered Notes

Chase USA, as the servicer for the issuing entity, has the right, but not the obligation, to redeem the offered notes in whole but not in part on or after the day on which the aggregate outstanding principal amount of the offered notes is reduced to less than 10% of their highest outstanding dollar principal amount. This redemption option is referred to as a “clean-up” call. Chase USA, as servicer for the issuing entity, will not redeem subordinated notes if those notes are required to provide credit enhancement for the offered notes or other senior notes.

If Chase USA, as servicer for the issuing entity, elects to redeem the offered notes, it will notify the registered holders of the offered notes at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest and any additional interest or principal accreted and unpaid on that note to but excluding the date of redemption.

In addition, the issuing entity is required to repay any note upon the occurrence of an early amortization event with respect to that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of tranches of subordinated notes, only to the extent that payment is permitted by the subordination provisions of the senior notes.

For a discussion of early amortization events, see “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Events of Default

The occurrence of some events of default can result in an automatic acceleration of the affected series, class or tranche of notes, and other events of default result in the right of the noteholders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the outstanding dollar principal amount of the affected series, class or tranche of notes.

For a discussion of events of default see “The Notes—Events of Default.”

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the issuing entity fails to redeem the offered notes prior to the legal maturity date for the offered notes because it does not have sufficient funds available or, in the case of the offered notes being subordinated notes, if payment of principal of the offered notes is delayed because the offered notes are necessary to provide required subordination for senior notes.

Events of Default Remedies

After an event of default and acceleration of the offered notes, funds on deposit in the applicable issuing entity bank accounts for the offered notes will be applied to pay principal of and interest on the offered notes. Then, in each following month, available principal collections and available finance charge collections allocated to the offered notes will be deposited into the applicable issuing entity bank accounts and applied to make monthly principal and interest payments on the offered notes until the earlier of the date the offered notes are paid in full and the legal maturity date of the offered notes. However, in the case of offered notes that are subordinated notes, the offered notes will receive payment of principal prior to their legal maturity date only if, and to the extent that, funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes.

If an event of default of the offered notes occurs and the offered notes are accelerated, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the offered notes will, direct the collateral agent to sell assets. However, this sale of assets may occur only if:

•

the conditions described in “The Notes—Events of Default” and “The Notes—Events of Default Remedies” are satisfied and only to the extent that payments are permitted by the subordination provisions of the senior notes; or

•	the legal maturity date of the offered notes has occurred.

None of the transferor, any affiliate of the transferor, including Chase USA, or any agent of the transferor will be permitted to purchase assets if the sale occurs or to participate in any vote with respect to that sale.

The holders of the offered notes and any other accelerated tranche of notes will be paid their allocable share of the proceeds of a sale of these assets and amounts previously deposited in issuing entity bank accounts for each series, class or tranche of accelerated notes. Upon the sale of those assets and payment of the proceeds from the sale, the nominal liquidation amount of each accelerated tranche of notes will be reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Assets.”

Limited Recourse to the Issuing Entity; Security for the Offered Notes

The offered notes are secured by a security interest in the assets of the issuing entity that are allocated to them under the indenture, the asset pool one supplement, the CHASEseries indenture supplement and the terms document for the offered notes.

The offered notes will be secured by a security interest in:

•	credit card receivables in accounts designated for inclusion in the issuing entity;

•	additional credit card receivables or any collateral certificates that may be included in the issuing entity;

•	the collection account;

•	the excess funding account;

•	the principal funding subaccount for the offered notes;

•	the interest funding subaccount for the offered notes.

The sole source of payment for principal of or interest on the offered notes is provided by:

•

the portion of collections of principal receivables and finance charge receivables received by the issuing entity for the credit card receivables and if applicable, under any collateral certificate, and available to the offered notes after giving effect to any reallocations, payments and deposits; and

•	funds in the applicable issuing entity bank accounts for the offered notes.

A noteholder will generally have no recourse to any other assets of the issuing entity—other than shared excess available finance charge collections—or any other person or entity for the payment of principal of or interest on the offered notes.

However, if there is a sale of assets included in the issuing entity (1) following an event of default and acceleration, or (2) on the legal maturity date, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” following that sale the noteholders generally will have recourse only to their share of the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable issuing entity bank account held for the benefit of and allocated to the noteholders.

See “Sources of Funds to Pay the Notes—General.”

Denominations

The offered notes will be issued in denominations of $100,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the offered notes will be the last day of the month before the related interest payment date or principal payment date, as applicable.

Ratings

The offered notes will be rated in one of the four highest rating categories by at least one nationally recognized rating agency.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its scheduled principal payment date. In addition, a rating does not address the possibility of early payment or acceleration of a note, which could be caused by an early amortization event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be changed or withdrawn at any time by the assigning rating agency.

See “Risk Factors—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the liquidity or the market value of your notes.”

U.S. Federal Income Tax Consequences

Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion that the offered notes will be characterized as debt for U.S. federal income tax purposes, and that the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation; accordingly, the issuing entity will not be subject to U.S. federal income tax.

By your acceptance of a note, you will agree to treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

See “U.S. Federal Income Tax Consequences” for additional information concerning the U.S. federal income tax consequences of purchasing, owning and disposing of a note.

ERISA Considerations

Subject to important considerations described in “ERISA Considerations,” the offered notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Certain Investment Company Act Considerations

The issuing entity is not, and solely after giving effect to any offering and sale of the offered notes by the issuing entity and the application of the proceeds thereof will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule.”

In reaching this conclusion, although other statutory or regulatory exemptions under the Investment Company Act of 1940, as amended (referred to in this prospectus as the “Investment Company Act”) and under the Volcker Rule and its related regulations may be available, the issuing entity has relied on the determinations that:

•	the issuing entity may rely on the exemption from registration under the Investment Company Act provided by Rule 3a-7 thereunder, and accordingly

•

the issuing entity does not rely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act for its exemption from registration under the Investment Company Act and may rely on the exemption from the definition of a “covered fund” under the Volcker Rule made available to entities that do not rely solely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act for their exemption from registration under the Investment Company Act.

Risk Factors

The risk factors disclosed in this section of the prospectus describe the principal risk factors of an investment in the offered notes. You should carefully consider the following risks before making an investment decision. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be adversely affected. References in this “Risk Factors” section to “your notes” are to the offered notes.

Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced.

Prior to January 20, 2016, Chase USA transferred receivables directly to the issuing entity. Since January 20, 2016, receivables have been transferred by Chase USA to Chase Card Funding and by Chase Card Funding to the issuing entity.

Chase USA has represented and warranted that its transfer of the credit card receivables and any collateral certificate to Chase Card Funding and any increase of the invested amount of any collateral certificate, and Chase Card Funding has represented and warranted that its transfer of the credit card receivables and any collateral certificate to the issuing entity and any increase of the invested amount of any collateral certificate, are each either a complete transfer and assignment to Chase Card Funding or the issuing entity, as applicable, of those receivables and any collateral certificate, except for the interest of Chase Card Funding as holder of the transferor certificate of the issuing entity, or a grant to the issuing entity of a security interest in those receivables, any collateral certificate and any increased invested amount of any collateral certificate. While a court could conclude that Chase USA or Chase Card Funding still owns the credit card receivables or any collateral certificate included in the issuing entity, Chase USA and Chase Card Funding have taken steps to give the collateral agent, on behalf of the noteholders, a first priority perfected security interest in the credit card receivables and will take such steps with respect to any collateral certificate.

If a court concludes that the transfer of credit card receivables or any collateral certificate to Chase Card Funding is only a grant by Chase USA of a security interest in those credit card receivables or in that collateral certificate, then a tax or government lien, or other lien, imposed under applicable state or federal law without the consent of Chase USA on Chase USA’s property arising before new credit card receivables come into existence or a collateral certificate is issued may be senior to Chase Card Funding’s and the issuing entity’s interest in those credit card receivables or Chase Card Funding’s and the issuing entity’s interest in that collateral certificate. Also, if Chase USA becomes insolvent or the Federal Deposit Insurance Corporation—referred to in this prospectus as the “FDIC”—is appointed conservator or receiver of Chase USA, the FDIC’s administrative expenses might be paid from collections on the credit card receivables or a collateral certificate included in the issuing entity, before the issuing entity received any payments. If insolvency proceedings are commenced by or against Chase USA, as servicer of the credit card receivables, or if certain time periods elapse, the issuing entity may not have a first priority perfected security interest in collections commingled and used for the benefit of Chase USA, as servicer. If these events occur, payments to you could be delayed or reduced. See “Material Legal Aspects of the Credit Card Receivables—Transfer of Credit Card Receivables.”

If a conservator or receiver is appointed for Chase USA, delays or reductions in payment of your notes could occur.

Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency—referred to in this prospectus as the “OCC.” If Chase USA becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations, or if other similar circumstances occur, the OCC is authorized to appoint the FDIC as conservator or receiver. If the FDIC is appointed as conservator or receiver for Chase USA, payments of principal of and interest on your notes could be delayed or reduced. Prior to January 20, 2016, Chase USA transferred receivables directly to the issuing entity. Since January 20, 2016, receivables have been transferred by Chase USA to Chase Card Funding and by Chase Card Funding to the issuing entity.

The FDIC, as conservator or receiver, is authorized to repudiate any contract of Chase USA. This authority may permit the FDIC to repudiate the transfer of credit card receivables or a collateral certificate to Chase Card Funding, and through Chase Card Funding, to the issuing entity (including the grant to the issuing entity of a security interest in credit card receivables or any collateral certificate). Under an FDIC regulation in effect before September 30, 2010, which we refer to as the “Original Safe Harbor,” the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the credit card receivables and a collateral certificate, transferred by a bank if certain conditions are met, including that the transfer was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors and that the transfer satisfies the requirements for sale accounting treatment under generally accepted accounting principles, other than the legal isolation requirement. Under accounting standards that became effective on January 1, 2010 for calendar year reporting entities, Chase USA consolidated the issuing entity onto its balance sheet and the transfers of credit card receivables to the issuing entity, which had satisfied the requirements for sale accounting treatment prior to January 1, 2010, no longer satisfied the requirements for sale accounting treatment. On September 27, 2010, the FDIC issued a final rule amending the Original Safe Harbor, which we refer to as the “Revised Safe Harbor,” that extends the benefit of the FDIC’s legal isolation safe harbor under the Original Safe Harbor to any obligations of master trusts and revolving trusts for which obligations were issued on or before September 27, 2010, and for which the conditions for sale accounting treatment, other than legal isolation, that were in place before November 15, 2009, and all other requirements of the Original Safe Harbor, are satisfied. The Revised Safe Harbor extends to obligations issued by such trusts both before and after September 27, 2010. Chase USA believes that the conditions of the Revised Safe Harbor are currently being satisfied for issuances from the issuing entity.

If the FDIC, as conservator or receiver, were to determine that the Revised Safe Harbor did not apply to the issuing entity and repudiated Chase USA’s transfer of credit card receivables or any collateral certificate to Chase Card Funding, the amount of compensation the FDIC would be required to pay is limited to “actual direct compensatory damages” measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and may not include damages, such as accrued interest, for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision to repudiate Chase USA’s transfer of credit card receivables or any collateral certificate for a reasonable period following its appointment as conservator or receiver for Chase USA.

Even if the FDIC did not repudiate the transfer of credit card receivables or any collateral certificate, the FDIC, as conservator or receiver, could:

•	require the collateral agent to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables or the collateral certificate, as applicable;

•	request a stay of any judicial action or proceeding with respect to the issuing entity’s claims against Chase USA or Chase Card Funding; or

•

repudiate without compensation and refuse to perform Chase USA’s ongoing obligations under the transfer and servicing agreement, such as the duty to collect payments or otherwise service the credit card receivables, to transfer additional credit card receivables to Chase Card Funding for transfer to the issuing entity or to provide administrative services to the issuing entity.

Furthermore, the Federal Deposit Insurance Act provides that, with certain exceptions, during the 45-day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90-day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank, provided that (among other exceptions) this requirement does not permit the FDIC as conservator or receiver to fail to comply with otherwise enforceable provisions of any such contract. Even if the issuing entity receives the benefit of the Revised Safe Harbor, the Federal Deposit Insurance Act could be interpreted to prohibit the indenture trustee, the collateral agent, noteholders or other persons from taking certain actions to implement contractual provisions, such as the early amortization provisions of the indenture. Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on your notes.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as receiver and (2) any property in the possession of the FDIC as receiver being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC were appointed as conservator or receiver for Chase USA, then under the terms of the indenture, an early amortization event would occur for all outstanding notes. If the issuing entity’s assets included credit card receivables at that time, new principal receivables would not be transferred through Chase Card Funding to the issuing entity. An early amortization event with respect to your notes could result in an acceleration of or reduction in payments on your notes as described in “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

The FDIC as conservator or receiver may nonetheless have the power:

•

regardless of the terms of the issuing entity trust agreement, the indenture, the transfer and servicing agreement or the instructions of those authorized to direct the indenture trustee’s actions, (1) to prevent the beginning of an early amortization period, (2) to prevent the early sale, liquidation or other disposition of the credit card receivables or (3) to require new principal receivables to continue being transferred to the issuing entity; or

•

regardless of the terms of the issuing entity trust agreement, the indenture, the transfer and servicing agreement or the instructions of the noteholders, (1) to require the early sale of the issuing entity’s credit card receivables or, if applicable, a collateral certificate, (2) to require termination of any outstanding collateral certificate included in the issuing entity or (3) to prohibit the continued transfer of principal receivables to the issuing entity.

In addition, the FDIC, as conservator or receiver, may have the power to (i) prevent the indenture trustee, the collateral agent or the noteholders from appointing a new servicer under the transfer and servicing agreement or (ii) authorize Chase USA to stop servicing the credit card receivables.

In the receivership of a national bank, a court has held that certain of the rights and powers of the FDIC as receiver extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables. If Chase USA were to enter conservatorship or receivership, the FDIC could argue that its rights and powers as receiver extend to Chase Card Funding and to the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of noteholders under any transaction document, you could suffer losses on your notes.

Regulatory action could cause delays or reductions in payment of your notes to occur.

Federal banking agencies have broad enforcement powers over Chase USA and its affiliates. If the appropriate banking agency were to find that any agreement or contract, including a securitization agreement, of Chase USA, Chase Card Funding or the issuing entity, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Chase USA or would adversely affect the safety and soundness of Chase USA, that banking agency has the power to order Chase USA, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as such banking agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered Chase USA to rescind or amend the securitization agreements, payments to you could be delayed or reduced, and Chase USA may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency. See “Material Legal Aspects of the Credit Card Receivables—Certain Regulatory Matters.”

In addition, the Consumer Financial Protection Bureau, referred to in this prospectus as the “CFPB,” has broad authority to enforce certain federal consumer financial protection laws. If the CFPB were to determine that any practices or procedures of Chase USA or the terms of any of Chase USA’s credit card accounts were not in accordance with law, it could bring an enforcement action against Chase USA. See “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws.”

Chase USA is subject to ongoing scrutiny by its regulators of its compliance with new and existing regulations, and with respect to its controls and operational processes. Accordingly, Chase USA’s banking supervisors may, in the future, take formal enforcement actions for any identified deficiencies with its compliance and controls.

Changes to consumer protection laws may impede collection efforts, alter timing and amount of collections and reduce the yield on the pool of credit card receivables which may result in acceleration of or reduction in payments on your notes.

Practices with respect to revolving credit card accounts that do not comply with consumer protection laws may result in certain credit card receivables not being valid or enforceable in accordance with the terms of such accounts against the obligors of those credit card receivables. Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables.

In May of 2009, Congress enacted the Credit Card Accountability Responsibility and Disclosure Act of 2009—referred to in this prospectus as the “CARD Act.” The CARD Act, as modified by a series of implementing rules, amends the Truth in Lending Act by mandating various new and additional standards and practices with respect to the marketing, underwriting, pricing, billing and other aspects of the consumer credit card business. As a result of the adoption of the CARD Act, the amount of interest charges and fees collected by Chase USA may decrease, the number of additional accounts originated may decrease, and consumers may choose to use credit cards less frequently. Similar effects may result from any future adverse changes in federal and state consumer protection laws or regulations, or adverse changes in their applicability or interpretation. Each of these effects, independently or collectively, may reduce the yield on the pool of credit card receivables, which may result in a payout event or an early amortization event and may result in an acceleration of payment or reduced payments on your notes. See “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws” in this prospectus for a more complete description of the significant provisions of the CARD Act.

There have been numerous other attempts at the federal, state and local levels to further regulate the credit card industry. For instance, legislation has been proposed restricting interchange fees on credit card transactions, imposing a ceiling on the rate of interest a financial institution may assess on a credit card account and requiring consumer lenders to abide by the interest rate limits of the state in which the consumer resides. Legislation restricting interchange fees or imposing a ceiling on interest rates could result in a reduction of the yield on the pool of credit card receivables which could result in an early amortization event for the offered notes or a payout event for any collateral certificate and could result in an acceleration of payment or reduced payments on your notes. See “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws” and “The Notes— Redemption and Early Amortization of Notes; Early Amortization Events.”

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on the cardholder’s credit card account and, as a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and collections of finance charge receivables allocated to your notes are insufficient to cover the applicable defaulted amount. See “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws.”

Financial regulatory reforms could have a significant impact on the issuing entity, Chase Card Funding or Chase USA.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010 and referred to in this prospectus as the “Dodd-Frank Act,” has significantly increased the regulation of the financial services industry. This legislation, among other things:

•

requires federal regulators to adopt regulations requiring securitizers or originators to retain at least 5% of the credit risk of securitized exposures unless the underlying exposures are qualified residential mortgages or meet certain underwriting standards to be determined by regulation;

•

requires the SEC to promulgate rules requiring issuers of asset-backed securities to (i) disclose data regarding the underlying assets as determined to be necessary for investors to independently perform due diligence and (ii) perform a review of the underlying assets and disclose the nature of the review;

•	increases oversight of credit rating agencies;

•

requires the SEC to promulgate rules generally prohibiting firms from underwriting or sponsoring a securitization that would result in a material conflict of interest with respect to investors in that securitization;

•	restricts the interchange fees payable on debit card transactions;

•	establishes the CFPB, which has broad authority to regulate the credit, savings, payment and other consumer financial products and services that Chase USA and its affiliates offer;

•

establishes a Financial Stability Oversight Council, referred to in this prospectus as the “FSOC,” to oversee systemic risk, and provides regulators with the power to require companies deemed “systemically important” to sell or transfer assets and terminate activities if the regulators determine that the size or scope of activities of the company pose a threat to the safety and soundness of the company or the financial stability of the United States; and

•

requires Chase USA and its affiliates to provide a credible plan for resolution under the U.S. Bankruptcy Code, referred to in this prospectus as the “Bankruptcy Code,” and provides sanctions that include divestiture of assets or restructuring in the event the plan is deemed insufficient.

In the United States, the Department of the Treasury, FSOC, SEC, the Commodity Futures Trading Commission, referred to in this prospectus as the “CFTC,” Federal Reserve Board, OCC, CFPB and FDIC are engaged in extensive rule-making mandated by the Dodd-Frank Act.

On October 21 and 22, 2014, the SEC, the FDIC, the Federal Reserve Board and certain other prudential banking regulators approved a final rule that mandates risk retention for securitizations, including credit card securitizations. The final rule requires that the sponsor or a wholly-owned affiliate of the sponsor retain, unhedged, a minimum of 5% of the credit risk of the securitized assets and will become effective with respect to credit card securitizations on December 24, 2016. See “Retained Interests—Credit Risk Retention” for more information on the application of this rule to the issuing entity.

On August 27, 2014, the SEC adopted final rules that significantly revise Regulation AB and modified the existing regulations that govern disclosure requirements, offering processes and periodic reporting for asset-backed securities, including those offered under Chase USA’s credit card securitization program, referred to in this prospectus as “Regulation AB II.” The SEC has indicated it may revisit certain proposals not reflected in the final rules, such as required disclosure of grouped-account data for credit card securitizations, in the future.

On September 19, 2011, the SEC issued a notice of proposed rulemaking intended to implement the prohibition regarding material conflicts of interest relating to certain securitizations pursuant to Section 621 of the Dodd-Frank Act. At this time, we cannot predict what form the final rules and any related interpretive guidance from the SEC will take, or whether such rules would materially impact Chase USA’s securitization program.

On August 31, 2011, the SEC issued an advance notice of proposed rulemaking relating to the exemptions from status as an investment company under the Investment Company Act relied upon by the issuing entity. At this time, we cannot predict what form the related final rules will take, whether the exemptions that the issuing entity relies on will continue to be available, whether new and prohibitive conditions to reliance on the exemptions will be included in the final rule or whether such rules would materially impact Chase USA’s securitization program.

A certain amount of the rule-making under the Dodd-Frank Act remains to be done. As a result, the complete impact of the Dodd-Frank Act remains uncertain. It is not clear what form some of these remaining regulations will ultimately take, or how the issuing entity, Chase Card Funding or Chase USA will be affected.

No assurance can be given that the Dodd-Frank Act and related regulations or any other new legislative changes enacted will not have a significant impact on the issuing entity, Chase Card Funding or Chase USA, including on the level of receivables held in the issuing entity or the amount of notes that may be issued in the future.

Proposed and implemented changes to legislation, regulations, disclosure rules and accounting rules may result in curtailment of future issuance which may reduce the market price or adversely affect the liquidity of your notes.

Since the financial crisis, credit card securitization transactions have faced proposed and new legislation, rules and regulations. These requirements include changes that have been implemented to accounting rules which have an impact on capital requirements for securitized assets, adoption of new capital requirements, the implementation of the CARD Act and rules promulgated under the Dodd-Frank Act with respect to representations and warranties and due diligence. See “—Financial regulatory reforms could have a significant impact on the issuing entity, Chase Card Funding or Chase USA” above. The cumulative impact of past changes and the implementation of new legislation, rules and regulations, including any decision by the SEC to revisit the proposed, but not adopted, Regulation AB requirement for grouped-account data disclosure in credit card securitizations, may be to increase the costs of any future issuance of notes while reducing some of the benefits. The new legislation, rules and regulations could potentially result in the curtailment of any new issuance of notes by the issuing entity. A decision to cease issuing additional notes from the issuing entity could reduce the market price or adversely affect the liquidity of your notes.

Competition in the credit card industry may result in a decline in ability to generate new credit card receivables. This may result in the payment of principal earlier or later than the scheduled principal payment date.

The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. Chase USA’s ability to compete in this environment will affect its ability to generate new credit card receivables and might also affect payment patterns on the credit card receivables. If the rate at which Chase USA generates new credit card receivables declines significantly, Chase USA might be unable to transfer additional credit card receivables to Chase Card Funding and through Chase Card Funding to the issuing entity or to maintain the balance of any collateral certificates held by the issuing entity and a payout event for a collateral certificate, if applicable, or an early amortization event could occur, resulting in payment of principal sooner than expected. If the rate at which Chase USA generates new credit card receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.

Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

Collections of principal receivables available to pay the notes on any principal payment date or to make deposits into an issuing entity bank account will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

•	the extent of credit card usage by cardholders, and the creation of additional credit card receivables; and

•	the rate of default by cardholders.

Changes in payment patterns and credit card usage result from a variety of economic, customer related, competitive, social and legal factors. Economic factors include, among other things, the rate of inflation, unemployment levels and relative interest rates. The availability of incentive or other award programs may also affect cardholders’ actions. Social factors include consumer confidence levels and the public’s attitude about incurring debt and the consequences of personal bankruptcy. Chase USA cannot predict how these or other factors will affect repayment patterns or card usage and, consequently, the timing and amount of payments on the notes.

The rate of collections on delinquent accounts may not be consistent over time and variations in this rate may lead to significant increases in the rate of charge-offs.

If Chase USA is unable to collect amounts owing on delinquent accounts, it will charge off these accounts. Future charge-offs in the trust portfolio and overall credit quality for the trust portfolio are subject to uncertainties which may cause actual results to differ from current and historical performance. These uncertainties could include the trend and level of credit card loan delinquencies, changes in consumer behavior, bankruptcy trends and changes in the bankruptcy law, the rate of unemployment, portfolio seasoning, interest rate movements, and portfolio mix, among others.

The credit performance of the trust portfolio could be adversely affected by any decline in U.S. housing prices and increase in the unemployment rate. An increase in charge-offs may reduce the effective yield on the credit card receivables and the amount of outstanding balances in the trust portfolio. These reductions could result in an early amortization event for the notes or a payout event for a collateral certificate, if applicable, and could result in an acceleration of payment or reduced payments on your notes. See “Chase USA’s Credit Card Portfolio—Delinquency and Loss Experience.”

Class A notes can lose the benefit of subordination under some circumstances resulting in delayed or reduced payments to you.

Subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the senior notes.

If subordinated notes reach their scheduled principal payment date at a time when they are needed to provide the required subordination for the senior notes and the issuing entity is unable to issue additional subordinated notes or obtain acceptable alternative forms of credit enhancement, prefunding of the senior notes will begin and those subordinated notes may not be paid on their scheduled principal payment date. The principal funding subaccounts of the senior notes will be prefunded with principal collections available for that purpose up to the amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior notes. See “Deposit and Application of Funds in the Issuing Entity—Targeted Deposits of Available Principal Collections to the Principal Funding Account.”

Subordinated notes which have reached their scheduled principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their scheduled principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available from proceeds of the sale of assets and amounts on deposit in applicable issuing entity bank accounts, whether or not the senior notes have been fully prefunded. If the rate of repayment of principal on the assets in the issuing entity were to decline during the prefunding period for the senior notes, then the principal funding subaccounts of the senior notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior notes would not have the required subordination as of the legal maturity date of those subordinated notes unless additional subordinated notes were issued or a sufficient amount of senior notes would have matured so that the remaining outstanding subordinated notes are sufficient to provide the necessary subordination.

The table in “Chase USA’s Credit Card Portfolio—Principal Payment Rates” will show the highest and lowest cardholder monthly principal payment rates for the trust portfolio during the periods shown in that table. Principal payment rates for the issuing entity may change due to a variety of factors including economic, social, legal and regulatory factors and changes in the terms of the revolving credit card accounts by Chase USA. Accordingly, the principal payment rate for the issuing entity may change due to these factors as well as due to the inclusion in the issuing entity of credit card receivables with different characteristics than those currently included or the inclusion in the issuing entity of collateral certificates. There can be no assurance that the principal payment rate for the issuing entity will remain in the range shown in that table in the future.

The note interest rate and the credit card receivables interest rate may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

Some revolving credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A tranche of notes may bear interest either at a fixed rate or at a floating rate based on a different index (for example, LIBOR). The variable rate for a revolving credit card account may re-set at a point in time when the applicable floating rate index for your notes has not re-set. If so, the rate charged on the revolving credit card accounts may decline, and finance charge collections may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from finance charge collections allocated to your notes. This could result in delayed or reduced principal and interest payments to you.

Issuance of additional notes may affect the timing and amount of payments to you.

The issuing entity may issue new notes of any series, class or tranche from time to time. New notes may be issued by the issuing entity without notice to existing noteholders and without their consent, and may have different terms from outstanding notes. For a description of the conditions that must be met before the issuing entity can issue new notes, see “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, some notes issued after the offered notes may have a higher interest rate than the offered notes. This could result in a reduction in the finance charge collections used to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted. See “—You may have limited or no ability to control actions under the indenture.”

The composition of the assets in the issuing entity may change. This may decrease the credit quality of the assets securing the offered notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets in the issuing entity currently consist of credit card receivables arising in revolving credit card accounts owned by Chase USA and funds on deposit in the issuing entity bank accounts. Chase USA cannot guarantee that new assets will be of the same credit quality as the assets that are currently included in the issuing entity.

The assets included in the issuing entity may change every day. Chase USA may choose, or may be required, to transfer additional credit card receivables or collateral certificates to Chase Card Funding for further transfer to the issuing entity. The revolving credit card accounts from which those additional credit card receivables arise may have terms and conditions that are different from the terms and conditions that apply with respect to the revolving credit card accounts whose credit card receivables are already included in the issuing entity. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. In addition, Chase USA may transfer the credit card receivables in revolving credit card accounts purchased by Chase USA to Chase Card Funding and in turn to the issuing entity if specified conditions are satisfied. Those credit card accounts purchased by Chase USA will have been originated using the account originator’s underwriting criteria, not those of Chase USA. That account originator’s underwriting criteria may have been more or less stringent than those of Chase USA. Also, Chase USA may transfer credit card receivables to Chase Card Funding and in turn to the issuing entity that arise in revolving credit card accounts that may have been originated by Chase USA using different credit criteria from the criteria applied by Chase USA for the revolving credit card accounts whose credit card receivables are currently transferred to the issuing entity. Chase USA cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated to have their credit card receivables transferred to the issuing entity. If the credit quality of the credit card receivables transferred to and included in the issuing entity were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated.

In addition, principal collections and other amounts treated as principal collections received on a collateral certificate not allocated to noteholders and not required to be deposited to a principal funding account or applicable principal funding subaccount for the benefit of a tranche of notes or used to pay interest on senior notes or the portion of the servicing fee allocable to senior notes, will be paid by the servicer, on behalf of the issuing entity, to the transferor or deposited in the excess funding account. Additional credit card receivables or collateral certificates may be transferred to the issuing entity and the invested amount of a collateral certificate included in the issuing entity may be increased without the payment of cash if the conditions to that transfer and designation or increase have been satisfied. New assets included in the issuing entity, either through a designation for inclusion of new assets or the increase in the invested amount of an existing collateral certificate, may have characteristics, terms and conditions that are different from those of the credit card receivables or collateral certificates already included in the issuing entity and may be of a different credit quality due to differences in underwriting criteria and payment terms. There are currently no collateral certificates included in the issuing entity.

If any collateral certificate is included in the issuing entity, the transferor, on behalf of the issuing entity, will direct any increases or decreases to the invested amount of any collateral certificate, over time. These increases or decreases may result in increases or decreases in the relative amounts of different types of assets included in the issuing entity and such changes in the composition of the assets in the issuing entity may impact the credit quality of the assets securing the offered notes. If the credit quality of the assets included in the issuing entity were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Sources of Funds to Pay the Notes.”

Some customers may provide information that is inaccurate or intentionally false during the underwriting process.

Receivables are originated generally in accordance with the underwriting criteria and process described in this prospectus. Customers supply a variety of information regarding income, occupation, and employment status that is used in the underwriting process. Chase USA generally does not verify this information, and this information may be inaccurate or intentionally false. Credit card transactions arising from credit card accounts that are underwritten based on such inaccurate or intentionally false information either (i) may lead to increased receivable delinquencies or charge-offs, which could result in a payout event or an early amortization event and could result in an acceleration of payment or reduced payments on your notes or (ii) if any transaction is determined to be a fraudulent charge, could result in an increase in adjustments to the issuing entity’s transferor amount.

The underwriting, risk management and servicing efforts of Chase USA may not be effective.

Chase USA’s underwriting criteria and process may not be successful in identifying and declining applicants with higher than average credit risks, such as applicants that may have had difficulty obtaining loans from other sources, including other banks and other financial institutions, due to credit problems, limited credit histories, adverse financial circumstances or high debt-to-income ratios. Chase USA’s risk management policies, procedures and techniques may not be sufficient to identify all of the risks to which it is exposed, to mitigate the risks it has identified, or to identify additional risks to which it may become subject in the future. In addition, a failure to effectively identify, manage, monitor and mitigate operational risks may negatively impact Chase USA’s ability to service the credit card receivables of the issuing entity or, if applicable, a collateral certificate that is included in the issuing entity. These risks may result in your principal and interest payments being reduced, delayed or accelerated.

Yield and payments on the assets in the issuing entity could decrease, resulting in the receipt of principal payments earlier or later than the scheduled principal payment date or the occurrence of an early amortization event.

There is no assurance that the stated principal amount of your notes will be paid on their scheduled principal payment date.

A significant decrease in the amount of assets in the issuing entity for any reason could result in the occurrence of an early amortization event and therefore, early payment of your notes. In addition, the effective yield on the assets in the issuing entity could decrease due to, among other factors, a change in periodic finance charges on the revolving credit card accounts, an increase in the level of delinquencies or increased convenience use of credit cards whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of finance charge collections allocated to the offered notes. If for any month, the three-month average excess spread percentage is less than the required excess spread percentage for that month, an early amortization event will occur and could result in an early repayment of your notes. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Chase USA may not be able to generate new credit card receivables or designate new revolving credit card accounts or maintain or increase the size of a collateral certificate when required. This could result in an acceleration of or reduction in payments on your notes.

The issuing entity’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by Chase USA. Chase USA may be prevented from generating sufficient new credit card receivables or designating new credit card receivables to add to the issuing entity due to current or future regulatory restrictions or for other reasons. Chase USA does not guarantee that new credit card receivables will be created, that any credit card receivables will be transferred through Chase Card Funding to the issuing entity, that the size of any collateral certificates transferred to the issuing entity will be maintained or increased when required or that credit card receivables will be repaid at a particular time or with a particular pattern.

If the principal amount of assets included in the issuing entity falls below specific levels, the transfer and servicing agreement provides that Chase USA must transfer additional credit card receivables or collateral certificates to Chase Card Funding and Chase Card Funding will be required to transfer additional credit card receivables or collateral certificates to the issuing entity or increase the invested amount of any existing collateral certificate included in the issuing entity. There is no guarantee that Chase USA will have enough credit card receivables to transfer through Chase Card Funding to the issuing entity or that Chase USA will be able to transfer collateral certificates through Chase Card Funding to the issuing entity or increase the invested amount of an existing collateral certificate included in the issuing entity. If Chase USA does not make an addition of assets through Chase Card Funding to the issuing entity or increase the invested amount of an existing collateral certificate when it is required to do so, then an early amortization event will occur, which will result in acceleration of or a reduction in payments on your notes. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Chase USA may change the terms of the revolving credit card accounts in a way that reduces, accelerates or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

As owner of the revolving credit card accounts, Chase USA retains the right to change various terms and conditions of those credit card accounts, including finance charges and other fees it charges and the required minimum monthly payment. A payout event for a collateral certificate, if applicable, or early amortization event for the offered notes could occur if Chase USA decreased the finance charges or fees it charges and that reduction resulted in a material decrease in the yield on the credit card receivables arising in those credit card accounts. In addition, Chase USA may change the terms of those credit card accounts to maintain its competitive position in the credit card industry or to comply with regulatory guidelines or relevant law. Changes in the terms of those credit card accounts may reduce (1) the amount of credit card receivables arising under those credit card accounts, (2) the amount of collections on those credit card receivables, or (3) the amount of collections allocated to a collateral certificate, if applicable. If payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

Chase USA has agreed in the transfer and servicing agreement that it will not change the terms of the revolving credit card accounts designated to have their credit card receivables transferred through Chase Card Funding to the issuing entity or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount, or the timing, of charge-offs, finance charges and other fees, unless it reasonably believes such a change would not cause an early amortization event or an event of default to occur for the issuing entity and it takes the same action on its other substantially similar revolving credit card accounts, to the extent permitted by those credit card accounts.

Subject to the regulatory and other limitations described in this prospectus, Chase USA has the ability to change the terms of the revolving credit card accounts. Changes in relevant law, changes in relevant regulatory guidance, changes in the marketplace or prudent business practices could cause Chase USA to change revolving credit card account terms.

If Chase USA or Chase Card Funding breaches representations and warranties relating to the credit card receivables, payments on your notes may be reduced.

Prior to January 20, 2016, Chase USA transferred receivables directly to the issuing entity and made certain representations and warranties to the issuing entity. Since January 20, 2016, receivables have been transferred by Chase USA to Chase Card Funding and by Chase Card Funding to the issuing entity and such representations and warranties are made by Chase USA to Chase Card Funding and by Chase Card Funding to the issuing entity.

Chase USA, as transferor of the credit card receivables to Chase Card Funding and, prior to January 20, 2016, as transferor of the credit card receivables to the issuing entity, makes representations and warranties relating to the validity and enforceability of the credit card receivables arising under the revolving credit card accounts, and as to the perfection and priority of the security interest in the credit card receivables. However, the issuing entity owner trustee—referred to in this prospectus as the “owner trustee”—will not make any examination of the credit card receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose.

Chase Card Funding, as transferor of the credit card receivables, makes representations and warranties relating to the validity and enforceability of the credit card receivables arising under the revolving credit card accounts in the issuing entity, and as to the perfection and priority of the issuing entity’s security interest in the credit card receivables. However, the owner trustee will not make any examination of the credit card receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose.

If a representation or warranty relating to the credit card receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of Chase USA or Chase Card Funding may claim rights to the assets of the issuing entity. If a representation or warranty is violated, Chase USA or Chase Card Funding may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described in “Sources of Funds to Pay the Notes—Transferor Representations and Warranties,” Chase USA or Chase Card Funding must accept reassignment of each credit card receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “Sources of Funds to Pay the Notes—Transferor Representations and Warranties.”

The asset representations review process has not been used in credit card securitization transactions and no assurance can be made as to its effectiveness.

If the percentage of receivables that are 60 or more days delinquent reaches or exceeds the delinquency trigger, as discussed in “Shelf Registration Eligibility Requirements—Transaction Requirements—Asset Review—Delinquency Trigger,” and the requisite votes are obtained as described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Asset Review—Voting Procedure for Asset Representations Review,” the asset representations reviewer will perform a review in accordance with the procedures set forth in the asset representations review agreement.

Credit card securitizations have not previously been subject to an asset representations review process of the nature set forth in the asset representations review agreement. Furthermore, at the time the asset representations reviewer was selected, there were no asset representations reviewers with experience reviewing representations and warranties in credit card securitization transactions.

The review procedures for the asset representations review have been designed to determine whether a receivable under review was not in compliance with the representations and warranties made about it in the transaction documents at the relevant time, which is usually at origination of the receivable or as of the addition cutoff date for the related credit card account. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor. The review is not designed to determine whether the receivable was serviced in compliance with the transfer and servicing agreement after the cutoff date. The review is not designed to establish cause, materiality or recourse for any non-compliance. The review is not designed to determine whether Chase USA’s origination or underwriting policies and procedures are adequate, reasonable or prudent.

Following any asset representations review, the indenture trustee, the issuing entity, the transferor, the sponsor and the servicer will receive a report of the findings of the asset representations reviewer. If the report identifies any instance of non-compliance with the representations and warranties, as evidenced by a failure to pass the applicable review procedure set forth in the asset representations review agreement and referred to in this prospectus as a “test failure,” the servicer will determine whether all additional conditions for repurchase have been met, including for certain representations and warranties whether the non-compliance constituted a breach that had a material and adverse effect on any credit card receivable that had not been cured during the relevant cure period. The servicer is currently Chase USA, the same entity that originates the receivables. If the servicer determines that the conditions for repurchase have been met, the servicer will provide notice to the transferor requesting the transferor to repurchase the ineligible receivable. There is no guarantee that a test failure will automatically result in a repurchase obligation. In addition, investors may request that the indenture trustee provide notice to the transferor requesting repurchase of an ineligible receivable, but there is no guarantee that the indenture trustee will decide to do so.

In addition, there may be no correlation between any breach of representations or warranties and any increase in delinquencies.

The certification provided by the chief executive officer of the depositor does not guarantee that the securitization will produce expected cash flows at times and in amounts to service scheduled payments of interest and the ultimate repayment of principal on the offered notes in accordance with their terms as described in this prospectus.

One of the transaction requirements for the use of a shelf registration statement is the filing at the time of each offering from the shelf of a certification from the chief executive officer of the depositor of the issuing entity concerning the disclosure contained in the prospectus and the structure of the securitization.

While in the certification the chief executive officer expresses a belief that there is a reasonable basis to conclude that the securitization is structured to produce expected cash flows at times and in amounts to service scheduled repayments of interest and the ultimate payment of principal on the offered notes in accordance with their terms, investors should be aware that the certification does not guarantee that the securitization will produce those expected cash flows or that you will not suffer from delays or reductions in or acceleration of repayment on your notes,

There is no public market for the offered notes. As a result you may be unable to sell your notes or the price of the offered notes may suffer.

The underwriters of the offered notes may assist in resales of the offered notes but they are not required to do so. A secondary market for the offered notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to resell those notes. This may affect the price you receive for the notes or your ability to resell the notes. Moreover, adverse events in financial markets, such as increased illiquidity, de-valuation of various assets in secondary markets and the lowering of ratings on certain asset-backed securities may reduce the market price or adversely affect the liquidity of your notes.

You should not purchase the offered notes unless you understand and know you can bear these and other investment risks as outlined in this section.

If your notes are repaid prior to the scheduled principal payment date, you may not be able to reinvest your principal in a comparable security.

If your notes are repaid early and this occurs at a time when prevailing interest rates are lower than when your notes were issued, you may not be able to reinvest your proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the liquidity or the market value of your notes.

The initial rating of the offered notes addresses the likelihood of the payment of interest on the offered notes when due and the ultimate payment of principal of the offered notes by the legal maturity date. The ratings do not address the likelihood of payment of principal of the offered notes on the scheduled principal payment date. In addition, the ratings do not address the possibility of early payment or acceleration of the offered notes, which could be caused by an early amortization event or an event of default. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” and “—Events of Default.”

The ratings of the offered notes are not a recommendation to buy, hold or sell that tranche. The ratings of the offered notes may be reduced, withdrawn or qualified at any time by the applicable rating agency. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the liquidity or the market value of your notes.

We note that the rating agencies hired by Chase USA to rate a tranche of notes may be perceived to have a conflict of interest because Chase USA has paid the fee charged by the rating agencies for their rating services.

Rating agencies not hired to rate a tranche of notes may assign unsolicited ratings, which may differ from the ratings assigned by any hired rating agencies. The SEC adopted a rule in December 2009 for NRSROs aimed at enhancing transparency, objectivity and competition in the credit rating process. Pursuant to the rule, all information provided by an issuer, sponsor or underwriter to a hired NRSRO in connection with an initial credit rating or in connection with surveillance of an existing rating must be posted on a password protected website accessible by non-hired NRSROs in order to make it possible for non-hired NRSROs to assign unsolicited ratings. An unsolicited rating could be assigned at any time, including prior to the closing date. NRSROs, including the hired NRSROs, have different rating methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on a tranche of notes, there can be no assurance that such rating will not differ from, or be lower than, the ratings provided by the hired NRSROs, which could adversely affect the liquidity or the market value of your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on a tranche of notes.

Certain of the rating agencies have indicated that their ratings on the notes could potentially be affected by a change in the corporate structure or rating of Chase USA even without a change in the quality or performance of the receivables in the issuing entity. We cannot assure you that no such corporate structure or rating change will occur before your notes mature. If Chase USA is not able to satisfy rating agency requirements, such as completing certain credit enhancement actions if requested by the rating agencies, to maintain the ratings of asset-backed securities issued by the issuing entity, it could limit Chase USA’s ability to access the securitization markets.

Additional factors affecting the extent to which Chase USA will securitize its credit card receivables in the future include the overall credit quality of the receivables, the costs of securitizing the receivables and the legal, regulatory, accounting and tax requirements governing securitization transactions. A decision to cease issuing additional notes from the issuing entity could reduce the market price or adversely affect the liquidity of your notes.

You may have limited or no ability to control actions under the indenture. This may result in, among other things, payment of principal being accelerated when it is in your interest to receive payment of principal on the scheduled principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.

Under the indenture, some actions require the consent of noteholders holding more than a specified percentage of the aggregate outstanding dollar principal amount of a series, class or tranche of notes or all of the notes. In the case of votes by holders of a series, class or tranche of notes or votes by holders of all the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated notes. Consequently, the holders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

If an event of default occurs, your remedies may be limited and you may not receive full payment of principal and accrued interest.

Your remedies may be limited if an event of default under the offered notes occurs. After an event of default affecting your notes and an acceleration of your notes, any funds in the issuing entity bank accounts with respect to the offered notes will be applied to pay principal of and interest on the offered notes. Then, in each following month, available principal collections and available finance charge collections allocated to the offered notes will be deposited into the applicable issuing entity bank accounts and applied to make monthly principal and interest payments on the offered notes until the legal maturity date.

Following an event of default and acceleration, holders of the affected tranche of notes will have the ability to direct a sale of the assets in the issuing entity under the limited circumstances as described in “The Notes—Events of Default Remedies” and “Sources of Funds to Pay the Notes—Sale of Assets.”

However, following an event of default and acceleration, if the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the affected tranche of notes direct the sale of a portion of the assets securing that tranche, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes by the remaining subordinated notes or if that sale occurs on the legal maturity date of that tranche. If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior notes, provided that the principal amount of the assets sold in any such sale will not exceed the limits set forth in the indenture, and any proceeds from such sale will be allocated in accordance with the indenture.

Even if a sale of assets is permitted, there is no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated tranche of notes.

Legal proceedings may have a negative impact on Chase USA which in turn could have a negative impact on Chase Card Funding and the issuing entity.

Chase USA has developed and implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws. However, Chase USA is party to various legal proceedings. Chase USA believes it has numerous substantive legal defenses to all pending claims and intends to vigorously defend the cases. However, because Chase USA is unable to estimate damages at this time, there can be no assurance that the defense or resolution of these matters will not have a material adverse effect on its financial position, which in turn could have a negative impact on Chase Card Funding and the issuing entity.

Chase USA’s review of the pool asset disclosure in this prospectus does not provide absolute certainty that the pool asset disclosure is accurate in all material respects.

Chase USA performed a review under Rule 193 of the Securities Act of 1933, as amended, of the information required to be included in this prospectus relating to the receivables pursuant to Item 1111 of Regulation AB. Such information is referred to in this prospectus as “Rule 193 Information.” This review is further described under “Chase USA’s Credit Card Portfolio—Rule 193 Review.” Chase USA’s review was designed to provide reasonable assurance that the Rule 193 Information is accurate in all material respects, however, the review was not designed, and was not likely, to be sufficient to provide absolute certainty that the Rule 193 Information is accurate in all material respects. Chase USA used judgment to determine the scope of the review, and the completion of the review process required the application of a significant level of human diligence and judgment. As a result, the review by Chase USA was designed and effected to provide reasonable assurance that the Rule 193 Information is accurate in all material respects. Investors should be aware that the review did not provide complete assurance that the Rule 193 Information is, in fact, accurate in all material respects.

A breach in the security of Chase USA’s systems could disrupt its businesses, result in the disclosure of confidential information, damage its reputation and create significant financial and legal exposure for Chase USA.

Although Chase USA devotes significant resources to maintain and regularly upgrade its systems and processes that are designed to protect the security of Chase USA’s computer systems, software, networks and other technology assets and the confidentiality, integrity and availability of information belonging to Chase USA and its customers, there is no assurance that all of Chase USA’s security measures will provide absolute security. Chase USA and other financial services institutions and companies engaged in data processing have reported breaches in the security of their websites or other systems, some of which have involved sophisticated and targeted attacks intended to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage systems, often through the introduction of computer viruses or malware, cyberattacks and other means. JPMorgan Chase & Co., the financial holding company parent of Chase USA, and several other U.S. financial institutions have also experienced several significant distributed denial-of-service attacks from technically sophisticated and well-resourced third parties which were intended to disrupt consumer online banking services.

Despite Chase USA’s efforts to ensure the integrity of its systems, it is possible that Chase USA may not be able to anticipate or to implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently or are not recognized until launched, and because security attacks can originate from a wide variety of sources, including third parties outside Chase USA such as persons who are involved with organized crime or associated with external service providers or who may be linked to terrorist organizations or hostile foreign governments. Those parties may also attempt to fraudulently induce employees, customers or other users of Chase USA’s systems to disclose sensitive information in order to gain access to Chase USA’s data or that of its customers or clients. These risks may increase in the future as Chase USA continues to increase its mobile payment and other internet-based product offerings and expands its internal usage of web-based products and applications.

A successful penetration or circumvention of the security of Chase USA’s systems could cause serious negative consequences for Chase USA, including significant disruption of Chase USA’s operations, misappropriation of confidential information of Chase USA or that of its customers, or damage to computers or systems of Chase USA and those of its customers and counterparties, and could result in violations of applicable privacy and other laws, increased instances of fraudulent activity on the credit card accounts, financial loss to Chase USA or to its customers, loss of confidence in Chase USA’s security measures, customer dissatisfaction, significant litigation exposure, and harm to Chase USA’s reputation, all of which could have a material adverse effect on Chase USA and its ability to generate new credit card receivables, the level of credit card receivables in the issuing entity and collections from the credit card receivables in the issuing entity. If these adverse effects occur, this could result in an acceleration of payment or reduced payments on your notes.

Glossary

This prospectus uses defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 146 in this prospectus.

The Issuing Entity

General

Chase Issuance Trust, a Delaware statutory trust, also called the “issuing entity,” is the issuing entity of the offered notes. The issuing entity was established on April 24, 2002 under the direction of Chase USA, as sponsor and depositor. Its principal offices are at 1100 North Market Street, Wilmington, Delaware 19890-1600, in care of Wilmington Trust Company, as owner trustee, telephone number (302) 651-1000. The issuing entity was previously known as the Bank One Issuance Trust. The fiscal year for the issuing entity ends December 31.

Chase USA is the owner of the revolving credit card accounts which have been designated to have their receivables included as assets of the issuing entity.

The issuing entity’s activities are limited to:

•	acquiring and holding credit card receivables, collateral certificates and the other assets of the issuing entity and the proceeds from those assets;

•	issuing notes;

•	making payments on the notes; and

•	engaging in other activities as may be required in connection with conservation of the issuing entity estate and the making of distributions to the noteholders and the transferor.

The assets of the issuing entity currently consist of:

•	credit card receivables arising in certain revolving credit card accounts owned by Chase USA that meet the eligibility criteria for, and have been designated for, inclusion in the issuing entity; and

•	funds on deposit in the collection account, the excess funding account, the interest funding account, the principal funding account and the Class C reserve account.

The assets of the issuing entity may include in the future:

•	credit card receivables that arise in revolving credit card accounts owned by Chase USA or by one of its affiliates;

•	the issuing entity bank accounts, including any supplemental accounts, established for the benefit of any future series, classes or tranches of notes; and

•

one or more collateral certificates, each representing an undivided interest in a securitization special purpose entity whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase USA or by one of its affiliates.

The issuing entity has established a collection account to receive payments in respect of the assets, including collections on credit card receivables that are held directly by the issuing entity and amounts allocated to any collateral certificates. The issuing entity has also established an excess funding account and will retain Principal Collections in that account that, if otherwise paid to Chase Card Funding, as holder of the Transferor Certificate, would have resulted in the Transferor Amount being less than the Required Transferor Amount or the Pool Balance being less than the Minimum Pool Balance.

Prior to January 20, 2016, Chase USA transferred receivables directly to the issuing entity. Since January 20, 2016, receivables have been transferred by Chase USA to Chase Card Funding and by Chase Card Funding to the issuing entity.

The credit card receivables are transferred to Chase Card Funding pursuant to the “receivables purchase agreement” between Chase USA, as originator and Chase Card Funding, as purchaser. The credit card receivables are transferred to the issuing entity from Chase Card Funding pursuant to the “transfer and servicing agreement,” among Chase USA, as servicer, account owner and administrator, Chase Card Funding, as transferor, the issuing entity, and Wells Fargo Bank, as indenture trustee and collateral agent. The issuing entity then transferred the credit card receivables to asset pool one pursuant to the “asset pool one supplement,” among the issuing entity and Wells Fargo Bank, as indenture trustee and collateral agent. Additional revolving credit card accounts may, from time to time, also be designated to have their credit card receivables transferred to Chase Card Funding, then to the issuing entity and to asset pool one pursuant to the respective agreements referenced above. The receivables have been, and all additional credit card receivables will be, pledged to secure the notes pursuant to the indenture.

The original indenture contemplated the ability to create multiple asset pools, each of which would have its own assets. Asset pool one is currently the only asset pool in the issuing entity. The indenture has been amended to provide that there will be no asset pools other than asset pool one.

Asset pool one currently consists of Issuing Entity Eligible Receivables arising in certain revolving credit card accounts owned by Chase USA. All of the assets included in the issuing entity are included in asset pool one pursuant to the asset pool one supplement, in which the collateral agent has been granted a security interest to secure notes which have been designated in an indenture supplement as being secured by that collateral. In the future, any additional assets added to the issuing entity, including (1) Issuing Entity Eligible Receivables that arise in revolving credit card accounts owned by Chase USA or by one of its affiliates and (2) any collateral certificates, each representing an undivided interest in a securitization special purpose entity for which Chase USA, Chase Card Funding or an affiliate of Chase USA acts as transferor or seller and as servicer, and whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase USA or by one of its affiliates, will be included in asset pool one. Asset pool one is governed by the asset pool one supplement.

Chase USA has transferred and assigned all of its right, title and interest in and to the credit card receivables in the revolving credit card accounts designated for the issuing entity and all credit card receivables created afterward in those credit card accounts through Chase Card Funding to the issuing entity. Other than indicating in its computer files that the credit card receivables have been conveyed through Chase Card Funding to the issuing entity, the records and agreements relating to the revolving credit card accounts and the credit card receivables in the issuing entity maintained by the issuing entity are not and will not be: (1) segregated by Chase USA, the servicer or the issuing entity, as applicable, from other documents and agreements relating to other revolving credit card accounts and credit card receivables or (2) stamped or marked to reflect the transfer of the credit card receivables to the issuing entity, but the computer records of Chase USA are and will be required to be marked to evidence that transfer.

Chase USA and Chase Card Funding have filed and will file UCC financing statements meeting the requirements of Delaware state law with respect to the credit card receivables to perfect the security interests of the issuing entity and the collateral agent on behalf of the noteholders. See “Risk Factors” and “Material Legal Aspects of the Credit Card Receivables.”

The Trust Agreement

The issuing entity operates pursuant to an agreement, referred to in this prospectus as the “issuing entity trust agreement” or the “trust agreement,” between Chase Card Funding, as transferor, and Wilmington Trust

Company, as owner trustee. On January 20, 2016, Chase USA transferred its beneficial interest in the issuing entity to Chase Card Funding, a permitted affiliate transferee under the trust agreement. The issuing entity does not have any officers or directors. Its sole beneficiary is Chase Card Funding. As beneficiary, Chase Card Funding will generally direct the actions of the issuing entity.

Chase Card Funding and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee, and upon the issuance of a tax opinion, so long as the amendment will not and is not reasonably expected to (1) adversely affect in any material respect the interests of the noteholders or (2) significantly change the permitted activities of the issuing entity, as described in the trust agreement.

In addition, the trust agreement may also be amended from time to time with the consent of Chase Card Funding and the owner trustee and, (a) in the case of a significant change in the permitted activities of the issuing entity which is not reasonably expected to have a material adverse effect on the noteholders, the consent of not less than a majority of the aggregate outstanding dollar principal amount of each class and tranche of notes affected by the change and, (b) in all other cases, with the consent of more than 66 2/3% of the aggregate outstanding dollar principal amount of each series, class or tranche of notes affected by that amendment.

However, without the consent of the holders of 100% of each series, class or tranche of notes then outstanding and affected by an amendment, no amendment will:

•

result in an increase or a reduction in any manner of the amount of, or acceleration or delay in the timing of, collections of payments in respect of any credit card receivables or any collateral certificate or distributions that are required to be made for the benefit of the noteholders, or

•	result in a reduction of the percentage of the outstanding dollar principal amount of any series, class or tranche of notes, the holders of which are required to consent to an amendment.

See “The Notes—Tax Opinions for Amendments” for additional conditions to amending the trust agreement.

Issuing Entity Covenants

The issuing entity will not, among other things:

•

fail to pay any amount owed with respect to principal and interest payable on the notes, other than amounts withheld in good faith under the Internal Revenue Code or other applicable tax law including foreign withholding;

•	voluntarily dissolve or liquidate; or

•	fail to maintain the security interest in the collateral or otherwise impair the rights of the issuing entity or the noteholders in the collateral.

Owner Trustee

Wilmington Trust Company—also referred to in this prospectus as the “issuing entity owner trustee” or the “owner trustee”—is a Delaware trust company incorporated in 1903. The issuing entity owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The owner trustee is responsible for maintaining the trust distribution account for the benefit of the depositor, as holder of the residual interest in the issuing entity. The owner trustee may execute documents on behalf of the issuing entity and may take other actions on behalf of the issuing entity at the direction of the noteholders, the indenture trustee, the collateral agent, the depositor, the administrator or the servicer.

The owner trustee will not be liable for (i) any action it takes or omits to take unless the action or omission constitutes willful misconduct, negligence or bad faith by the owner trustee or (ii) any action it takes or omits to take in good faith at the instruction of the administrator. The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the issuing entity at the direction of the depositor unless the depositor has offered indemnity satisfactory to the owner trustee to protect it against the costs and liabilities that may be incurred.

The owner trustee may resign at any time by notifying the administrator. The administrator may remove the owner trustee, and will remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy-related event or is no longer eligible to act as owner trustee under the trust agreement. However, no resignation or removal of the owner trustee will be effective until the appointment of a replacement owner trustee is effective. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, the fees of the owner trustee and will reimburse the owner trustee for its expenses and indemnify the owner trustee against all liabilities, in each case incurred by the owner trustee in connection with the performance of its duties unless incurred through the owner trustee’s own willful misconduct, negligence or bad faith, except for errors in judgment.

Bankruptcy Considerations

The issuing entity is organized as a Delaware statutory trust. As such, it is subject to a proceeding under the Bankruptcy Code. However, the trust agreement for the issuing entity includes limitations on its activities designed to make remote the likelihood of a bankruptcy of the issuing entity. These limitations include restrictions on the nature of its activities and on the incurrence of additional indebtedness and restrictions on its ability to commence a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law.

In addition, pursuant to the trust agreement and the transfer and servicing agreement, the owner trustee, the indenture trustee, the collateral agent and the noteholders will agree to not institute any proceeding against the issuing entity under U.S. bankruptcy laws or any similar state laws in connection with any obligations under the notes, the trust agreement or the transfer and servicing agreement.

Under Delaware law, the insolvency or receivership of Chase Card Funding or the bankruptcy of the holder of a beneficial interest in the issuing entity would not in and of itself result in the termination or dissolution of the issuing entity.

The Administrator

Chase USA is the administrator for the issuing entity under the transfer and servicing agreement, a copy of which has been filed as an exhibit to the registration statement. As administrator, Chase USA will agree, to the extent provided in the transfer and servicing agreement, to provide notices and to perform on behalf of the issuing entity all administrative obligations required by the indenture and as described in the transfer and servicing agreement. Duties of the administrator may include the execution of documents on behalf of the issuing entity.

As compensation for its performance of the administrator’s obligations under the transfer and servicing agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee to be paid by Chase USA. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, all expenses incurred, fees and disbursements of the administrator.

The administrator may resign upon giving the issuing entity 60 days’ prior written notice. The issuing entity may remove the administrator upon giving the administrator 60 days’ prior written notice, and may remove the administrator immediately if the administrator defaults in its duties under the transfer and servicing agreement or becomes subject to a bankruptcy-related event. However, no resignation or removal of the administrator will be effective until the appointment of a replacement administrator is effective.

Chase Card Funding LLC

General

Chase Card Funding is the depositor into the issuing entity. Chase Card Funding, a wholly-owned subsidiary of Chase USA, was formed in November 2015 and is headquartered in Wilmington, Delaware. The principal executive office of Chase Card Funding is located at 201 North Walnut Street, Wilmington, Delaware 19801, telephone number (302) 282-6545. Chase USA is the sole member of Chase Card Funding.

Chase Card Funding was created for the limited purpose of purchasing, holding, owning and transferring receivables and collateral certificates and related activities. Since its formation, the transferor has been engaged in these activities solely as (i) the purchaser of receivables from Chase USA pursuant to the receivables purchase agreement, (ii) the transferor of receivables to the issuing entity pursuant to the transfer and servicing agreement, (iii) the beneficiary and transferor of the issuing entity pursuant to the trust agreement, and (iv) the beneficiary and transferor that executes underwriting, subscription and purchase agreements in connection with the issuance of notes. Chase Card Funding may also act as the depositor for other master trusts or securitization special purpose entities affiliated with Chase USA, but has not done so to date.

Transfer of the Transferor Interest and Role of Transferor from Chase USA to Chase Card Funding

On January 20, 2016, Chase Card Funding took over the role of transferor, and assumed the corresponding covenants and obligations thereto. On that same date, Chase USA conveyed the Transferor Certificate and certain tranches of retained subordinated notes to Chase Card Funding. The transfer of such assets may be treated as a capital contribution by Chase USA to Chase Card Funding or may be paid for by Chase Card Funding in the form of a loan under a subordinated note issued by Chase Card Funding in favor of Chase USA or a combination thereof.

Chase USA

General

Chase USA is the sponsor of, and the servicer for, the issuing entity and is the originator of the credit card receivables. Chase USA is also the administrator of the issuing entity.

Chase USA, a wholly-owned subsidiary of JPMorgan Chase & Co., was formed in 1982 and is headquartered in Wilmington, Delaware. Chase USA is chartered as a national banking association and is therefore subject to regulation and supervision by the Office of the Comptroller of the Currency. Chase USA’s activities are predominately related to consumer and small business credit card lending and other forms of consumer lending.

Chase USA is one of the largest issuers of VISA® and MasterCard® credit cards in the United States. Chase USA’s revenues derive primarily from interest income and fees on its revolving credit card accounts and

Interchange income. Its primary expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

Chase USA offers a wide variety of bankcard products to targeted segments of creditworthy customers throughout the United States, most of whom are experienced users of general purpose credit products. These products cover a range which includes both Chase-branded products as well as products that are developed and marketed through co-brand partnerships.

Chase USA markets a variety of bankcard products through multiple distribution channels, including direct mail, the extensive branch network of JPMorgan Chase Bank, National Association, referred to in this prospectus as “JPMorgan Chase Bank,” an array of websites and other direct response media channels.

The principal executive office of Chase USA is located at 201 North Walnut Street, Wilmington, Delaware 19801, telephone number (302) 282-5113.

General Securitization Experience

Chase USA or its predecessor institutions have been securitizing credit card receivables since 1990. The First USA Credit Card Master Trust was established in September 1992 by First USA Bank, a predecessor of Chase USA, and was active until it was terminated in December 2013. The Chase Credit Card Master Trust (formerly known as Chemical Master Credit Card Trust I) was established in October 1995 by Chemical Bank (now known as JPMorgan Chase Bank, National Association), an affiliate of Chase USA, and remains in existence.

Chase USA securitizes its credit card receivables because the market for securitization of financial assets provides Chase USA with a diversified source of funding and liquidity among different markets and investors. Chase USA meets a portion of its funding requirements through securitization of its credit card receivables. Chase USA participates in the securitization market in the United States.

In the U.S. securitization market, Chase USA sponsors two programs in which its receivables are sold in securitization transactions or other structured financings both in the public markets and in private transactions. The credit card receivables securitized through securitization programs sponsored by Chase USA including those of its predecessor institutions were $32.8 billion as of March 31, 2016, $33.2 billion as of December 31, 2015, $36.6 billion as of December 31, 2014, $31.8 billion as of December 31, 2013 and $34.8 billion as of December 31, 2012.

U.S. Public Securitization Program for Credit Card Receivables

Chase USA has historically used three main public credit card securitization programs for securitizing its credit card receivables. There have been securitizations through the issuing entity, the Chase Credit Card Master Trust and the First USA Credit Card Master Trust. The issuing entity has been active since 2002. The First USA Credit Card Master Trust was active from 1992 through December 23, 2013, when it was dissolved. The Chase Credit Card Master Trust has been active since 1995. While securities issued by the Chase Credit Card Master Trust are currently outstanding, since July 2004, Chase USA has only issued public credit card-backed securities through the issuing entity.

None of the asset-backed securities issued by the issuing entity have experienced any losses, events of default or early amortization events and Chase USA has not taken any action outside of the ordinary performance of any of the issuing entity’s transactions to prevent such an occurrence. On June 1, 2009, Chase USA began discounting principal collections by designating a yield factor of 1.5% for all principal receivables included in the issuing entity arising on and after June 1, 2009, the purpose of which was to increase Finance Charge Collections. This yield factor was reduced to 0% on July 1, 2010. See “Sources of Funds to Pay the Notes—Discount Receivables.”

In addition, none of the asset-backed securities issued by the First USA Credit Card Master Trust have experienced any losses, events of default or early amortization events and Chase USA has not taken any action outside of the ordinary performance of any of the First USA Credit Card Master Trust’s transactions to prevent such an occurrence. None of the asset-backed securities issued by the Chase Credit Card Master Trust have experienced any losses, events of default or early amortization events. However, in June 2003, Chase USA completed a consent solicitation to amend the documentation for three series of securities with high fixed interest rates issued by the Chase Credit Card Master Trust. The purpose of the amendment was to reduce the likelihood of an early amortization event by modifying the definitions used to determine whether the average yield for the portfolio net of losses for three months would exceed the average interest requirement and servicing fee for the same period.

Repurchases of Receivables

With respect to the information required by Item 1104(e) of Regulation AB, in the past year there has been no repurchase activity as a result of a breach of a representation or warranty for any securitization of credit card receivables for which Chase USA is securitizer. Chase USA, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. As of the date of this prospectus, Chase USA filed its most recent Form ABS-15G with the SEC on February 11, 2016. Chase USA also discloses all such demands for repurchase with respect to the issuing entity in the monthly reports on Form 10-D. Chase USA’s Central Index Key number is 0000869090. See “Where You Can Find More Information” for information as to how these reports may be accessed.

Retained Interests

Credit Risk Retention

In October 2014, the SEC, the FDIC, the Federal Reserve Board and certain other prudential banking regulators approved a final rule that mandates risk retention for securitizations, including credit card securitizations, referred to in this prospectus as “U.S. Risk Retention Requirements.” The final rule requires that the sponsor or a wholly-owned affiliate of the sponsor retain, unhedged, a minimum of 5% of the credit risk of the securitized assets and will become effective with respect to credit card securitizations on December 24, 2016. The U.S. Risk Retention Requirements permit the retained risk to be held in the form of a Seller’s Interest representing at least 5% of the aggregate unpaid principal balance of all outstanding asset-backed security interests in the issuing entity. Chase Card Funding intends to retain a Seller’s Interest to satisfy the U.S. Risk Retention Requirements. Chase Card Funding may offset the amount of risk retention held in the form of the retained Seller’s Interest by amounts in the excess funding account, if any. If the assets of the issuing entity include one or more collateral certificates, the U.S. Risk Retention Requirements may be satisfied by Chase USA, Chase Card Funding, or one or more wholly-owned affiliates of Chase USA retaining the Seller’s Interest in the revolving pool securitization that issues the collateral certificate.

In addition, as of June 7, 2016, the transferor holds the Class B(2010-3), Class B(2012-2), Class B(2013-1), Class B(2015-1), Class C(2010-3), Class C(2012-2), Class C(2013-1) and Class C(2015-1) CHASEseries notes, which will not be relied upon to satisfy the U.S. Risk Retention Requirements upon effectiveness.

Transferor Amount

The transferor intends to satisfy the Seller’s Interest requirements of the U.S. Risk Retention Requirements upon effectiveness through retention of the Transferor Amount, which represents the interest in the issuing entity not securing any series, class or tranche of notes issued by the issuing entity. The Transferor Amount is currently held by the transferor in the form of an uncertificated interest in the issuing entity referred to in this prospectus as the “Transferor Certificate.”

The Transferor Amount is equal to, for any month, the Pool Balance for that month minus the aggregate Nominal Liquidation Amount of all series, classes and tranches of notes as of the close of business as of the last day of that month. The Transferor Amount will fluctuate due to changes in the amount of principal receivables included in the issuing entity, the aggregate Nominal Liquidation Amount of all notes, the amount, if any, on deposit in the excess funding account and the Invested Amount of a collateral certificate included in the issuing entity, if any. The Transferor Amount will generally increase if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes due to payments of principal on that series, class or tranche or a deposit to the principal funding account or applicable principal funding subaccount with respect to that series, class or tranche or an increase in the Invested Amount of an existing collateral certificate included in the issuing entity without a corresponding increase in the Nominal Liquidation Amount of series, classes or tranches of notes. The Transferor Amount will generally decrease as a result of the issuance of a new series, class or tranche of notes, assuming that there is not a corresponding increase in the principal amount of the assets included in the issuing entity. The Transferor Amount does not provide credit enhancement to the notes and will not provide credit enhancement to any series, class or tranche of notes that may be issued by the issuing entity. The Transferor Amount as of the most recent Form 10-D, filed on May 16, 2016, was approximately $6.90 billion.

The issuing entity is required to add receivables in additional accounts if the Transferor Amount for a monthly period is less than the Required Transferor Amount, which, for any month, will equal the product of (i) the amount of principal receivables included in the issuing entity as of the close of business on the last day of that month and (ii) a designated percentage—referred to as the “Required Transferor Amount Percentage.” The Required Transferor Amount Percentage is currently 5%. See “Sources of Funds to Pay the Notes—Required Transferor Amount” for a more detailed description.

Though similar in concept, the Transferor Amount requirement described above, when expressed as a percentage relative to the Required Transferor Amount Percentage, is calculated on a basis that is different from that of the Seller’s Interest percentage, which will be measured against the 5% minimum requirement in the U.S. Risk Retention Requirements upon effectiveness. The Transferor Amount percentage is calculated by dividing the Transferor Amount by the aggregate outstanding dollar amount of principal receivables in the issuing entity as of the close of business on the last day of that month. The Seller’s Interest percentage will be calculated, as defined in the U.S. Risk Retention Requirements, by dividing the Transferor Amount by the aggregate unpaid principal balance of all outstanding investor asset-backed security interests in the issuing entity. The Seller’s Interest percentage should generally be higher than the Transferor Amount percentage because the denominator used to determine the Seller’s Interest percentage should be smaller than the denominator used to calculate the Transferor Amount percentage.

In accordance with the transfer and servicing agreement, the Transferor Certificate or an interest in the Transferor Amount may be transferred by the holder in whole or in part to an affiliate upon (1) delivery of an Issuing Entity Tax Opinion and (2) receipt of written confirmation from each Note Rating Agency that has rated any outstanding notes that the transfer will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes. In addition, prior to any transfer of the Transferor Certificate or an interest in the Transferor Amount, (x) the new transferor must agree to assume all of the duties and obligations of the transferor under the transfer and servicing agreement and (y) any additional conditions to the transfer of a beneficial interest as provided in the trust agreement must have been satisfied. The Transferor Amount will not be transferred to an unaffiliated entity.

Chase USA’s Credit Card Portfolio

The Credit Card Receivables

The credit card receivables conveyed or to be conveyed to the issuing entity pursuant to the transfer and servicing agreement have been or will be generated from transactions made by holders of selected VISA and MasterCard revolving credit card accounts from the portfolio of VISA and MasterCard revolving credit card accounts owned by Chase USA or by one of its affiliates. The credit card receivables included in the issuing entity may include credit card receivables that are contractually delinquent.

VISA and MasterCard International license their respective trademarks permitting financial institutions to issue credit cards to their customers. In addition, VISA and MasterCard International provide clearing services facilitating exchange of payments among member institutions and networks linking members’ credit authorization systems.

The VISA and MasterCard credit cards are issued by Chase USA as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of these credit cards are processed through the VISA and MasterCard International authorization and settlement systems. In addition, in 2013, JPMorgan Chase Bank announced an agreement with VISA to develop a platform that would be dedicated exclusively to the processing of certain Chase USA credit card transactions and JPMorgan Chase Bank debit card transactions. The initial development of this platform has been completed and an increasing number of transactions are being processed through this platform. This platform allows JPMorgan Chase Bank to interact directly with merchants.

VISA and MasterCard credit cards may be used:

•	to purchase merchandise and services,

•	to obtain cash advances from a financial institution, automated teller machine, a check drawn on the account or as overdraft protection, and

•	to consolidate and transfer balances from other credit cards.

Amounts due on accounts for any of these purposes are included as receivables in the issuing entity and are unsecured.

Throughout the term of the issuing entity, the revolving credit card accounts from which the credit card receivables arise will be the revolving credit card accounts added to the issuing entity on each addition date minus any reconveyed revolving credit card accounts.

Chase USA has the right, subject to certain limitations and conditions described in the receivables purchase agreement, to designate from time to time additional revolving credit card accounts and to transfer to Chase Card Funding all credit card receivables arising in those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. Chase Card Funding has the right, subject to certain limitations and conditions described in the transfer and servicing agreement, to designate from time to time additional revolving credit card accounts and to transfer to the issuing entity all credit card receivables arising in those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. Chase Card Funding will obtain the additional revolving credit accounts and related receivables from Chase USA. Any additional revolving credit card accounts designated must be Issuing Entity Eligible Accounts as of the date the transferor selects those accounts to have their credit card receivables transferred to the issuing entity and must have been selected as additional credit card accounts absent a selection procedure believed by Chase USA or Chase Card Funding to be materially adverse to the interests of the holders of notes secured by the assets of the issuing entity.

Additional revolving credit card accounts that may be designated to have their credit card receivables included in the issuing entity may be selected using different criteria from those used in selecting the revolving credit card accounts already designated to have their receivables included in the Issuing Entity Receivables. Consequently, actual delinquency and loss, yield percentage and principal payment rate experience with respect to the additional Issuing Entity Eligible Accounts may be different from the experience for the Trust Portfolio described in this prospectus.

Pursuant to the transfer and servicing agreement, Chase Card Funding will have the right to designate certain revolving credit card accounts for removal subject to the conditions set forth in “Sources of Funds to Pay the Notes—Removal of Assets,” and to require the issuing entity to reconvey all credit card receivables arising in those credit card accounts to Chase Card Funding, whether those credit card receivables are then existing or thereafter created. In connection with a removal of credit card accounts, Chase USA will represent that no selection procedures believed by Chase Card Funding to be materially adverse to the interests of the noteholders were utilized in selecting the accounts to be removed. See “Sources of Funds to Pay the Notes—Removal of Assets.”

Origination

Credit card accounts designated for inclusion in the issuing entity have been originated in the following ways:

•

Applications. Chase USA makes applications for VISA and MasterCard accounts available online and at all JPMorgan Chase Bank branches, and partner-sourced channels, including point of sale outlets. Chase USA also mails applications directly to existing and prospective cardholders. Chase USA advertises on television, radio, and digital marketing channels as well as in print media with the goal of generating customer applications. In each case, Chase USA reviews an application for completeness and creditworthiness. Applications provide information to Chase USA on the applicant’s employment, income and residence status.

•

Direct Mail. Chase USA uses direct mail solicitation campaigns to access individuals whom Chase USA has identified as desirable cardholders using a rigorous analytical process that targets customers through various data mining methods and targeting models. A list of prospects acquired from a variety of sources may be screened at one or more credit bureaus in accordance with Chase USA’s underwriting criteria, including previous payment patterns and longevity of account relationships. In addition, Chase USA also takes into account other existing relationships with Chase USA or its affiliates and co-brand partners in targeting and approving prospective customers. Prospective customers are required to complete a detailed application, except for individuals qualifying for pre-screened direct mail solicitation who are conditionally offered a credit card upon completion of an acceptance certificate. Chase USA aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize penetration, response rates, usage and profitability.

•

Co-Branding. Chase USA participates in co-branding, which involves a partnership between Chase USA and a products or services company to solicit the customers of that company. Chase USA’s co-branding partners include companies such as airlines, hotels and retailers. Chase USA typically pays to the co-branding partners referral compensation and/or a portion of ongoing revenue, with the benefit of such ongoing revenue payment generally accruing to the customer in the form of “points” or cash equivalent value which can then be redeemed with Chase and/or the respective co-branding partners.

•

Affinity Groups. The affinity groups programs are relationship programs which involve the active participation of endorsing organizations. These programs typically are exclusive marketing arrangements which involve the solicitation of prospective cardholders from identifiable groups with a common interest or affiliation. Chase USA typically pays referral compensation to the affinity groups for each new revolving credit card account opened and an ongoing percentage of the sales on the credit card account.

•

Mergers and Portfolio Acquisitions. Chase USA has added, and may continue to add, accounts to its credit card portfolio by purchasing credit card portfolios from other financial institutions or through the acquisition by Chase USA or one of its affiliates of other financial institutions with credit card portfolios. Prior to acquiring a portfolio, Chase USA reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution. However, individual revolving credit card accounts are not requalified by Chase USA at the time of a portfolio acquisition. There can be no assurance that revolving credit card accounts so acquired were originated in a manner consistent with Chase USA’s underwriting policies or that the underwriting and qualification of those credit card accounts conformed to the originating bank’s standards at the time of origination. However, once acquired, each account will be subject to terms and conditions that are consistent with those applicable to an account originated by Chase USA and will continue to operate under those terms and conditions for so long as it is being held by Chase USA. The revolving credit card accounts whose credit card receivables comprise the Issuing Entity Receivables include revolving credit card accounts previously acquired by Chase USA. Any revolving credit card accounts previously acquired or acquired in the future by Chase USA may be added as additional credit card accounts to the issuing entity, provided that, at the time of addition, they constitute Issuing Entity Eligible Accounts.

•

Financial Institutions Program. At the end of January 2012, Chase USA stopped originating new accounts through the financial institutions program. The financial institutions program consisted of exclusive marketing partnership relationships with banks and other financial institutions. Through this program, participating financial institutions offered VISA and MasterCard products to their customers under their own brand without becoming primary issuers. In addition, Chase USA typically paid a referral fee for each revolving credit card account opened and an ongoing percentage of the sales on the credit card account.

•	Telemarketing. Chase USA previously originated new accounts through outbound telemarketing solicitation campaigns but has not utilized this origination channel since the third quarter of 2010.

Underwriting Criteria and Process

Chase USA uses underwriting criteria that focus on the obligor’s creditworthiness and ability to pay. Chase USA revises its underwriting criteria periodically and at appropriate frequencies as determined by Chase USA based on factors such as historical portfolio performance, card utilization, consumer trends and employment statistics. Data sources are evaluated from time to time and additional data sources are used when appropriate to improve underwriting results.

Generally, the credit risk of each applicant is evaluated using Chase USA’s proprietary credit scoring system, along with available information about the obligor’s credit history and outstanding debt. The credit scoring system uses Chase USA’s proprietary models, as well as models developed by independent consulting firms. Credit scoring is intended to provide a general indication, based on the information received from the applicants, independent credit bureaus or other sources, of the applicant’s creditworthiness. Credit scoring assigns values to the information obtained from each applicant’s application, credit bureau report and other sources and uses those assigned values to estimate credit risk. Chase USA’s personnel and outside consultants regularly evaluate the performance of the scoring models as a general indicator of the credit risk of applicants. The score generally required for an applicant to be approved may be adjusted to reflect, among other things, Chase USA’s credit risk tolerance and the economic environment at the time of the approval. Assessing an obligor’s ability to pay and creditworthiness may be complicated by external factors, including economic factors that may change an obligor’s behavior or performance. While Chase USA uses the best information available to it, the determination of a credit score does not provide absolute assurances as to an obligor’s willingness and ability to pay.

Chase USA’s underwriting process includes both automated underwriting and manual credit decision-making by Chase USA personnel. Automated underwriting utilizes the data received from applicants, credit bureaus and other sources to reach a credit decision under Chase USA’s underwriting criteria. Entry of such information and systems coding may be subject to operational error. Chase USA’s internal control function periodically reviews the quality of data input and the systems’ coding. Chase USA uses manual credit decision-making as part of the underwriting process to supplement its automated underwriting, primarily when it believes an experienced lender’s review would enhance the credit decision-making, additional information is needed, and/or under specific circumstances, such as when fraud concerns are present. The portion of the credit decisions that are made through the manual process varies from time to time depending on the number of applications received, credit line increases requested and other factors. When an application is identified to be reviewed manually, Chase USA personnel will evaluate an individual’s credit bureau information and other available information, including supplemental information from the individual, to make a judgment with respect to the individual’s ability to repay his or her obligations. Such manual process involves human judgment and a certain amount of discretion, to be exercised within parameters applicable at the time of the credit request and established by Chase USA.

Chase USA originates credit card accounts through direct mail and non-direct mail channels. Direct mail solicitations are further classified into preapproved solicitations and non-preapproved solicitations. For preapproved direct mail solicitations, Chase USA generally obtains from credit bureaus prospective cardholder names that meet its underwriting criteria. The lists of prospective cardholders are edited and matched against internal and external sources to seek quality and accuracy. Chase USA then mails those prospective cardholders preapproved solicitation packages which require a limited amount of additional information from the prospective cardholder in order to open an account. Preapproved direct mail solicitations are targeted to higher quality prospective cardholders and, historically, the related accounts exhibit credit quality results similar to accounts originated through non-preapproved solicitations.

For non-preapproved direct mail solicitations, Chase USA obtains prospective cardholder names from a variety of sources and edits the lists utilizing internal and external sources to seek quality and accuracy. The prospective cardholders on the final lists are mailed solicitation materials which include full applications.

Chase USA also obtains applications from non-direct mail channels. Non-direct mail solicitations may also be classified into preapproved solicitations and non-preapproved solicitations. Non-direct mail solicitations are made through partner-supplied channels and the JPMorgan Chase Bank retail banking network, including through the internet and “take-one” applications, from bank personnel, and at periodic marketing events. While applicants responding to these non-direct mail solicitations are generally required to complete a full application, qualified applicants sourced from partner-supplied channels, including retail locations and internet sites, may be evaluated similarly to preapproved solicitations.

Initial credit limits are determined based on, among other things, proprietary credit scores, credit bureau data and application data, including income information, credit history and outstanding debt. In the case of existing cardholders, increased credit limits, both customer requested and Chase USA initiated, are evaluated utilizing, among other things, the cardholder’s prior credit card account performance, proprietary credit scores, and updated income information.

Compliance with Underwriting Criteria

Chase USA considers the decision to approve a new credit card account or a credit line increase to be an exception to the underwriting criteria in effect during the related time period only if such decision is a result of an error or mistake during the manual credit decision-making process. These mistakes may occur because the manual credit decision-making process involves the exercise of human judgment. Such mistakes may result in the approval of a new credit card account or an increased line of credit to an obligor who has attributes that could include, but are not limited to:

•	failure to satisfy the debt-to-income measurement required by the underwriting criteria in effect at the time;

•	evidence suggesting a lack of demonstrated ability to pay;

•	delinquency for more than a designated period and/or for more than the acceptable frequency; or

•	bankruptcy or charged-off status.

Chase USA monitors the occurrence of exceptions to its underwriting criteria. On a monthly basis, Chase USA generates reports with respect to all new credit card account or credit line increase approvals made through the manual credit decision-making process during the most recent calendar month to identify any potential exceptions occurring in the accounts in the issuing entity. Any account so identified is further manually reviewed by Chase USA personnel to determine and confirm the occurrence of an exception.

Based on this review of the manual credit decisions made during the three calendar months ended March 31, 2016, the number of accounts in the issuing entity identified with exceptions, as described above, to Chase USA’s underwriting process and criteria in effect during that time period as a percentage of the total number of accounts in the issuing entity was less than 0.1%. Chase USA believes that the inclusion of receivables arising from such accounts in the asset pool would not have a material adverse effect on the issuing entity.

Maintenance of Credit Card Accounts

Each cardholder is subject to an agreement with Chase USA governing the terms and conditions of the related VISA or MasterCard revolving credit card account. However, regardless of origination channel, each account is subject to a systematic evaluation of payment and behavioral information by Chase USA which may result in periodic modifications to the terms of that account.

In each cardholder agreement, Chase USA has reserved the right, pursuant to applicable law:

•

to add to, change or terminate any terms, conditions, services or features of each VISA or MasterCard credit card account at any time in accordance with applicable law, including increasing or decreasing periodic interest charges, other charges, fees, credit limits or minimum payment terms, and

•	to sell or transfer the accounts and/or any amounts owed on such accounts to another creditor.

The agreement with each cardholder provides that, subject to applicable law, after notice to a cardholder of any new or changed terms, those new or changed terms will become effective at the time stated in the notice. The cardholder can avoid certain changes in terms by giving timely written notification to Chase USA and not using the credit card account.

Chase USA’s ability to change the terms of the accounts is limited by applicable law, including the CARD Act. For example, except in limited circumstances, an increase by Chase USA in the cardholder’s rate of interest will apply to future balances but not existing balances. See “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws.” Chase USA’s ability to change the terms of the accounts may also be limited by the terms of its contractual relationships with its co-branding partners.

Billing and Payments

The revolving credit card accounts designated to have their receivables included in the issuing entity have various billing and payment structures, including varying minimum payment levels and fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle for which (1) the account has a credit balance of more than one dollar, (2) an interest charge has been imposed, (3) the account has a debit transaction or (4) the account has a debit balance.

Generally, the minimum payment due each month on each account is equal to the larger of the following:

•	$25, or the amount owed if less;

•	the sum of 1% of the ending balance, total billed periodic interest charges, and any billed late fees.

As part of the minimum payment due, any amount past due may also be added.

Chase USA generally charges annual membership fees on some, but not all, accounts. In connection with solicitations of new accounts, Chase USA typically does not solicit new accounts with an annual membership fee unless the account participates in certain rewards programs. In addition to any annual membership fee, Chase USA may, in accordance with applicable law, assess late payment fees, returned payment fees and transaction fees for cash advances, balance transfers and certain purchases.

Pursuant to the CARD Act and the implementing rules, Chase USA is not permitted to charge overlimit fees to a customer unless the customer has opted-in to overlimit coverage. In response to these regulatory changes, Chase USA has implemented a policy to no longer charge overlimit fees to any of its customers. In addition, Chase USA no longer charges returned access check fees, administrative fees or service fees to any of its customers but there can be no assurance that these policies will remain in place in the future.

If applicable, accounts are assessed transaction fees generally ranging in amounts of up to 5% of the amount of the transaction for cash advances, purchases of money orders, wire transfers, or other quasi-cash items, foreign transactions, balance transfers or the use of checks posted to an account, with a minimum ranging from $0 to $15.

Chase USA may assess a late payment fee, generally ranging from $15 to $37 for most revolving credit card accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement.

Chase USA may assess a returned payment fee of up to $37. Unless otherwise arranged between Chase USA and the cardholder, any late payment fee or returned payment fee is added to the purchase balance.

Chase USA offers variable rate revolving credit card accounts. Chase USA also offers temporary introductory or promotional rates. The introductory rates on the revolving credit card accounts generating the Issuing Entity Receivables are primarily non-variable annual percentage rates, referred to in this prospectus as “APRs.” After the introductory rate period, the APRs are usually floating periodic rates that adjust periodically according to an index. Post-introductory APRs generally range from 10.24% to 29.99%. In addition, Chase USA may extend reduced rate offers to retain certain accounts. Chase USA may not generally raise the rate on any revolving credit card account during the first year following account opening. In addition, Chase USA may not generally raise the rate on any revolving credit card account without at least 45 days’ advance notice to the cardholder.

Chase USA generally calculates periodic interest charges for each category of transactions by multiplying the daily balance for each of those categories by the daily periodic rate for each of those categories, each day. To calculate the daily balance for each day of the billing cycle, Chase USA takes the beginning balance for each feature, adds any new transactions or other debits (including fees, unpaid interest charges and other charges), subtracts any payments or credits, and makes other adjustments. Transactions are added as of the transaction date, the beginning of the billing cycle in which they are posted to the account, or a later date (except that check transactions are added as of the date deposited by the payee or a later date). Fees are added either on the date of a related transaction, the date they are posted to the account, or the last day of the billing cycle. This gives that day’s daily balance. A credit balance is treated as a balance of zero. If a daily periodic rate applies to any feature, Chase USA multiplies the daily balance by the daily periodic rate to calculate the periodic interest charges for that day. Chase USA then adds these periodic interest charges to the daily balance to calculate the beginning balance for the next day.

To calculate the total periodic interest charge for a billing cycle when a daily periodic rate(s) applies, Chase USA adds all of the daily periodic interest charges for all features. To calculate the total periodic interest charge for a billing cycle when a monthly periodic rate applies, Chase USA multiplies the average daily balance for each feature by the applicable monthly periodic rate and adds the results together. The total will equal the periodic interest charges for the billing cycle, except for minor variations due to rounding. To determine an average daily balance, Chase USA adds the daily balances for each day in the applicable billing cycle and divides by the number of the days in the billing cycle.

Chase USA accrues periodic interest charges on a transaction, fee, or interest charge from the date it is added to the daily balance until payment in full is received on the account. However, Chase USA generally does not charge periodic interest charges on new purchases billed during a billing cycle if it receives payment of the new balance on the current and previous billing statement by the date and time the minimum payment is due which is generally 25 to 28 days from the current or previous cycle billing date, as applicable. This “grace period” only applies to purchases and does not apply to balance transfers, balance transfer checks, cash advances, cash advance checks or overdraft advances, if applicable.

Chase USA applies payments equal to or less than the required minimum payment amount and any credits to balances on the credit card account in the order determined by Chase USA. Generally, and except as required by law, Chase USA credits payments over the required minimum payment to balances with the highest APRs first. Chase USA then credits payments to lower rate balances in descending order of APRs. Chase USA can give you no assurance that periodic interest charges, fees and other charges will remain at current levels in the future.

The foregoing provisions apply with respect to cardholders that have entered into one of Chase USA’s standard agreements by, in the case of a new credit card account, use of or payment on an account or, in the case of a credit card account acquired by Chase USA from another institution, acceptance of the terms of Chase USA’s agreement as permitted by applicable law, such as by not rejecting the agreement. If the cardholder of a credit card account acquired by Chase USA from another institution has not entered into one of Chase USA’s standard agreements, the terms of the credit card account will continue to be governed by the agreement between the cardholder and the seller of the credit card account, which may differ in material respects from the terms described above

Collection of Delinquent Accounts

Chase USA considers an account to be delinquent if the minimum monthly payment due on the account is not received by Chase USA by the due date shown on the billing statement. An account that is not already delinquent is not classified as delinquent if at least the required minimum payment is received by the next billing date.

Efforts to collect delinquent credit card receivables are made by Chase USA’s collection department personnel and collection agencies retained by Chase USA. Chase USA uses risk-based statistical models to determine the appropriate collection strategies at various stages of delinquencies based on proprietary credit score, account performance, account balance and other account financial information. Generally, Chase USA includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, Chase USA may notify the cardholder of a request for payment of the overdue amounts by mail or phone calls.

Generally, collection personnel initiate telephone contact with cardholders whose credit card accounts have become one cycle or more delinquent. If the initial telephone contact fails to resolve the delinquency, Chase USA continues to contact the cardholder as permitted by applicable law.

Chase USA generally charges off an account at the end of the month in which that credit card account becomes greater than six billing cycles past due unless a payment has been received in an amount sufficient to bring the credit card account into a different delinquency category or to bring the credit card account current. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders, cardholders who are deceased with loan balances outstanding which are not assumed or retired by their estate, or restructured loans that do not comply with their modified terms. At the time of charge-off, an evaluation is made on a case by case basis to determine whether to pursue further collection activities and the type of collection activities. Generally, after an account is charged off, debt collection continues by Chase USA’s collection department personnel or collection agencies. Once an account is charged off it is no longer considered a delinquent account.

If Chase USA receives notice that a cardholder is the subject of a bankruptcy proceeding, Chase USA generally charges off that cardholder’s account upon the earlier of 60 days after receipt of such notice and the time period set forth in the previous paragraph.

Chase USA’s reaging policy and practices are in compliance with guidelines established by the Federal Financial Institutions Examination Council—referred to in this prospectus as the “FFIEC”. Chase USA may restore or “reage” a delinquent revolving credit card account to current status when the cardholder has demonstrated a renewed willingness and ability to repay the account according to its terms, such as by making payments in an amount equal to three minimum monthly payments within a consecutive three-month period. A credit card account may be reaged no more than once in twelve months and no more than twice in five years. An additional workout reage is also permitted under appropriate circumstances once in five years. A credit card account may only be reaged if it has existed for at least nine months.

Chase USA also offers restructured loan programs to certain financially distressed cardholders. In addition, third-party customer credit counseling services, with which Chase USA has no affiliation, provide external debt management programs, which those cardholders may elect to use. For both program types, participating cardholders must agree with Chase USA to a schedule of fixed monthly payments for a specified duration at a lowered APR and must agree to closure of all enrolling accounts. For restructured loans that do not comply with their modified terms, charge-offs occur at 120 days past due.

The credit evaluation, servicing and charge-off policies and collection practices of Chase USA may change over time in accordance with the business judgment of its management, applicable law and guidelines established by applicable regulatory authorities.

Portfolio Information Tables

The information presented in the tables that follow is current as of March 31, 2016, unless otherwise noted, and incorporates by reference certain reports that we subsequently file with the SEC. We incorporate by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the issuing entity prior to the termination of the offering of the notes. Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Delinquency and Loss Experience

The following tables describe the delinquency and loss experience for each of the periods shown for the Trust Portfolio and include all receivables included in the Trust Portfolio as of the date specified in the tables. There can be no assurance that the delinquency and loss experience for the Issuing Entity Receivables will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. Additionally, loss and delinquency percentages for the Trust Portfolio may be reduced as a result of the addition of newly originated receivables which generally have lower delinquency and loss levels in early periods than they do in later periods as the related accounts become more seasoned. The addition of these receivables to the Trust Portfolio increases the outstanding receivables balance for the Trust Portfolio, which is the denominator used to calculate the percentages set forth below. Customer behavior may change in response to requirements of consumer protection laws, such as the CARD Act. For more information on historic delinquencies and losses for the Trust Portfolio, see the information referenced in “—Static Pool Information.”

Delinquency Experience

Chase Issuance Trust

(dollars in thousands)

	As of March 31, 2016
	Number of Accounts	Amount of Receivables(1)	Percentage of Total Amount of Receivables
Pool Balance(2)	24,465,990	$38,795,432	100.00%

Number of Days Delinquent:
30-59 days	22,198	$132,266	0.34%
60-89 days	13,894	95,729	0.25
90-119 days	11,220	79,221	0.20
120-149 days	9,659	73,055	0.19
150-179 days	9,365	74,495	0.19
180 or more days	117	607	0.00

Total	66,453	$455,373	1.17%

	As of December 31,
	2015			2014
	Number of Accounts	Amount of Receivables(1)	Percentage of Total Amount of Receivables	Number of Accounts	Amount of Receivables(1)	Percentage of Total Amount of Receivables
Pool Balance(2)	26,974,485	$45,665,157	100.00%	26,177,487	$46,426,923	100.00%

Number of Days Delinquent:
30-59 days	26,968	$153,011	0.34%	32,551	$180,848	0.39%
60-89 days	17,496	118,065	0.26	20,213	130,198	0.28
90-119 days	14,562	105,541	0.23	16,929	117,210	0.26
120-149 days	11,378	86,741	0.19	12,686	93,567	0.20
150-179 days	10,067	78,866	0.17	11,736	88,907	0.19
180 or more days	125	690	0.00	149	794	0.00

Total	80,596	$542,914	1.19%	94,264	$611,524	1.32%

	As of December 31,
	2013			2012
	Number of Accounts	Amount of Receivables(1)	Percentage of Total Amount of Receivables	Number of Accounts	Amount of Receivables(1)	Percentage of Total Amount of Receivables
Pool Balance(2)	24,992,148	$44,955,768	100.00%	25,662,632	$48,968,170	100.00%

Number of Days Delinquent:
30-59 days	36,947	$203,970	0.45%	46,520	$262,045	0.54%
60-89 days	24,346	155,637	0.35	32,570	210,114	0.43
90-119 days	19,830	133,753	0.30	27,070	181,435	0.37
120-149 days	14,635	105,684	0.24	19,574	139,172	0.28
150-179 days	13,345	99,352	0.22	17,590	131,293	0.27
180 or more days	174	982	0.00	169	1,126	0.00

Total	109,277	$699,378	1.56%	143,493	$925,185	1.89%

(1)	The amount of receivables reflected includes all principal, finance charge and fee amounts due from cardholders as of the date specified.
(2)	Includes the outstanding amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.

The following graph represents an illustration of the delinquency information provided in the above table.

Loss Experience

Chase Issuance Trust

(dollars in thousands)

	Three Months Ended March 31, 2016		Year Ended December 31,
			2015	2014	2013	2012
Average Pool Balance(1)	$41,216,657		$44,235,776	$42,441,263	$43,941,587	$43,180,753
Gross Losses(2)	$272,583		$1,198,380	$1,293,124	$1,614,818	$1,951,147
Recoveries(3)	$30,015		$139,237	$147,983	$226,565	$286,600

Net Losses(4)	$242,568		$1,059,143	$1,145,141	$1,388,253	$1,664,547
Net Losses as a percentage of Average Pool Balance	2.35	%(5)	2.39%	2.70%	3.16%	3.85%

(1)	Includes the outstanding amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.
(2)	Gross Losses are charge-offs of principal receivables. Gross Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Transferor Amount. The number of accounts experiencing a loss for the three months ended March 31, 2016 was 43,563.
(3)	Recoveries are amounts received on previously charged-off receivables. As Recoveries are amounts received from defaulted accounts and allocated to the issuing entity from the Servicer’s managed portfolio of credit card receivables, the number of accounts with a recovery cannot be calculated. Recoveries as a percentage of Gross Losses for the three months ended March 31, 2016 were 11.01% and for each of the years ended December 2015, 2014, 2013 and 2012 were 11.62%, 11.44%, 14.03% and 14.69%.
(4)	Net Losses are Gross Losses minus Recoveries. Net Losses do not include any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Transferor Amount. Net Losses as a percentage of Gross Losses for the three months ended March 31, 2016 were 88.99% and for each of the years ended 2015, 2014, 2013 and 2012 were 88.38%, 88.56%, 85.97% and 85.31%.
(5)	Annualized.

The following graph represents an illustration of the loss information provided in the above table.

The delinquency and net loss percentages for the Trust Portfolio at any time reflect, among other factors, the quality of the related credit card loans in the Trust Portfolio, the average seasoning of the related revolving credit card accounts in the Trust Portfolio, the success of Chase USA’s collection efforts and general economic conditions.

The Trust Portfolio continues to reflect a well-seasoned portfolio that has good national geographic diversification. Future charge-offs in the Trust Portfolio and overall credit quality for the Trust Portfolio are subject to uncertainties which may cause actual results to differ from current and historical performance. These uncertainties could include the direction and level of credit card loan delinquencies, changes in customer behavior, bankruptcy trends and changes in the bankruptcy law, the rate of unemployment, portfolio seasoning, interest rate movements, and portfolio mix, among others.

Recoveries

Unless Chase USA is the servicer, Chase USA, as account owner, is required, pursuant to the terms of the transfer and servicing agreement, to notify the servicer, to deposit into the collection accounts a percentage of the recoveries on charged-off accounts received each month. The amounts described in the preceding sentence are called “Recoveries” or “Issuing Entity Recoveries.” Each month, Recoveries allocated to the issuing entity are equal to the total recoveries collected by Chase USA from the revolving credit card accounts in the Bank Servicing Portfolio, times defaulted receivables in the issuing entity, divided by defaulted receivables in the Bank Servicing Portfolio.

Collections of Recoveries will be generally treated as Principal Collections, except that to the extent the amount of Recoveries received by the issuing entity with respect to any month exceeds the aggregate amount of principal receivables (other than Ineligible Receivables) in Defaulted Accounts that became Defaulted Accounts in that month, the amount of that excess will be treated as Finance Charge Collections.

Dilution

The servicer for the issuing entity will adjust the amount of any principal receivable as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge or because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder. This is called a “credit adjustment” or “dilution.” To the extent that the servicer adjusts the amount of any principal receivable as a result of dilution then the Transferor Amount will be reduced by the amount of the adjustment.

Interchange

Issuers of credit cards participating in the VISA and MasterCard payment networks receive certain fees, known as “Interchange,” as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period before initial billing. Under the VISA and MasterCard payment systems, Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by those banks to the banks that clear the related transactions for merchants. VISA and MasterCard set Interchange fees annually based on the number of credit card transactions and the amount charged per transaction. VISA and MasterCard may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

As an approximation of the amount of Interchange generated by principal receivables arising in revolving credit card accounts in the issuing entity, Chase USA will, with respect to each month, pay to the servicer, for inclusion as collections of finance charge receivables, an amount determined by Chase USA or an affiliate, as applicable, as owner of the account, in its sole discretion, to be reasonably representative of the amount of Interchange generated by the receivables arising in the accounts of Chase USA or an affiliate, as applicable, as owner of the account. Currently, this amount is equal to the product of (A) Interchange for the monthly period and (B)(1) the total amount of purchases of merchandise and services in the issuing entity’s portfolio of revolving credit card accounts divided by (2) the total amount of purchases of merchandise and services in Chase USA’s portfolio of revolving credit card accounts. This amount—referred to in this prospectus as the “Issuing Entity Interchange Amount”—will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the issuing entity.

In addition, to the extent that additional revolving credit card accounts are designated to have their credit card receivables included in the issuing entity, the transferor with respect to those credit card receivables will determine for any month, in its sole discretion, the amount of Interchange generated by the principal receivables included in the issuing entity. This amount will be included as collections of finance charge receivables.

Revenue Experience

The revenue experience for the issuing entity for the three months ended March 31, 2016 and for each of the years ended 2015, 2014, 2013 and 2012 is described in the following table.

The revenue experience for the issuing entity in the following table is calculated on a cash basis. Finance charges, fees and interchange are comprised of monthly periodic finance charges, annual membership fees and other credit card fees and interchange amounts.

Revenue Experience

Chase Issuance Trust

(dollars in thousands)

	Three Months Ended March 31, 2016		Year Ended December 31,
			2015	2014	2013	2012
Finance Charges, Fees and Interchange(1)	$1,847,086		$8,045,126	$7,636,072	$7,838,315	$7,558,845
Yield from Finance Charges, Fees and Interchange(2)	18.02	%(3)	18.19%	17.99%	17.84%	17.51%

(1)	Finance Charges, Fees and Interchange include the finance charges, fees and Interchange received with respect to the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.
(2)	Yield from Finance Charges, Fees and Interchange is the result of dividing finance charges, fees and interchange amounts, by the Average Pool Balance for the periods indicated.
(3)	Annualized.

The revenue experience will be affected by numerous factors, including the monthly periodic finance charges on the credit card receivables, the amount of the annual membership fees, other fees and interchange amounts, changes in the delinquency and loss rates on the credit card receivables, the percentage of revolving credit card accounts bearing finance charges at promotional rates, changes in the level of delinquencies on the credit card receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions. Accordingly, revenue experience will be affected by future changes in the types of charges and fees assessed by Chase USA on the revolving credit card accounts and on the types of additional revolving credit card accounts added to the issuing entity from time to time. See “Risk Factors.”

The revenue experience from periodic finance charges and fees—other than annual fees—depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other credit card related services for which the cardholder pays a fee.

Principal Payment Rates

The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Trust Portfolio during any month in the periods shown and the average of the cardholder monthly principal payment rates for all months in the periods shown. The cardholder monthly principal payment rate for each month is calculated as a percentage of the Pool Balance as of the first day of that month, subject to adjustment for additions and removals of assets that occur in that month. Payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the revolving credit card accounts.

Cardholder Monthly Principal Payment Rates

Chase Issuance Trust

	Three Months Ended March 31, 2016	Year Ended December 31,
Receivables Principal Payment Rate(1)		2015	2014	2013	2012
Lowest Month	27.90%	26.17%	25.73%	24.66%	23.67%
Highest Month	29.41%	29.87%	28.72%	28.04%	26.30%
Monthly Average	28.66%	28.16%	27.49%	26.66%	25.26%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.

Composition of Issuing Entity Receivables

As of March 31, 2016:

•	the Issuing Entity Receivables included $38,795,432,079 in total receivables;

•	the accounts in the issuing entity had an average total receivables balance of $1,586, including accounts with a zero balance and an average credit limit of $10,418;

•	the percentage of the aggregate total receivables balance in the Issuing Entity Receivables to the aggregate total credit limit was 15.2%;

•	the average age of the accounts, the receivables of which are in the Issuing Entity Receivables, was approximately 172 months;

•	for the March 2016 monthly period, 3.50% of the accounts in the issuing entity received the minimum payment due and 20.65% of the accounts in the issuing entity received a full balance payment; and

•

of the accounts in the issuing entity, approximately 12.5% related to cardholders with billing addresses in California, 9.2% in
New York, 7.9% in Texas, 6.1% in Illinois and 5.9% in Florida; no other single state accounts for more than 5% of the accounts in the issuing entity. Since the largest number of accountholders (based on billing addresses) whose accounts were included in the issuing entity were in California, New York, Texas, Illinois and Florida, adverse economic, financial, social or environmental conditions affecting accountholders residing in these states could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the issuing entity.

The following tables summarize the Issuing Entity Receivables in the issuing entity by various criteria as of March 31, 2016. Receivables in the following tables include principal, finance charge and fee receivables held directly by the issuing entity. Because the composition of the Issuing Entity Receivables may change over time, these tables are not necessarily indicative of the composition of the receivables in the issuing entity at any future time.

Composition by Account Balance

Chase Issuance Trust

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Credit Balance	222,129	0.9%	$(40,137,238)	(0.1)%
No Balance	13,836,471	56.5	0	0.0
$0.01 to $5,000.00	7,846,989	32.1	10,909,753,176	28.2
$5,000.01 to $10,000.00	1,484,432	6.1	10,570,749,974	27.3
$10,000.01 to $15,000.00	607,169	2.5	7,414,876,959	19.1
$15,000.01 to $20,000.00	260,629	1.1	4,479,109,005	11.5
$20,000.01 to $25,000.00	124,351	0.5	2,768,028,551	7.1
$25,000.01 to $50,000.00	80,944	0.3	2,500,135,511	6.4
$50,000.01 or More	2,876	0.0	192,916,141	0.5

Total	24,465,990	100.0%	$38,795,432,079	100.0%

Composition by Credit Limit

Chase Issuance Trust

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
$0.00 to $5,000.00	9,581,471	39.2%	$2,602,955,472	6.7%
$5,000.01 to $10,000.00	4,102,256	16.8	5,888,086,034	15.2
$10,000.01 to $15,000.00	4,020,752	16.4	7,563,525,643	19.5
$15,000.01 to $20,000.00	2,558,679	10.5	6,651,137,923	17.1
$20,000.01 to $25,000.00	2,156,448	8.8	6,885,139,956	17.7
$25,000.01 to $50,000.00	2,011,544	8.2	8,788,584,036	22.7
$50,000.01 or More	34,840	0.1	416,003,015	1.1

Total	24,465,990	100.0%	$38,795,432,079	100.0%

Composition by Period of Delinquency

Chase Issuance Trust

Payment Status (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Not Delinquent	24,299,693	99.4%	$37,859,430,457	97.7%
Up to 29 Days	99,844	0.4	480,628,508	1.2
30 to 59 Days	22,198	0.1	132,266,243	0.3
60 to 89 Days	13,894	0.1	95,728,888	0.2
90 to 119 Days	11,220	0.0	79,221,386	0.2
120 to 149 Days	9,659	0.0	73,054,665	0.2
150 to 179 Days	9,365	0.0	74,494,590	0.2
180 or More Days	117	0.0	607,342	0.0

Total	24,465,990	100.0%	$38,795,432,079	100.0%

Composition by Account Age

Chase Issuance Trust

Age Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Less than or equal to 6 Months	0	0.0%	$0	0.0%
Over 6 Months to 12 Months	0	0.0	0	0.0
Over 12 Months to 24 Months	0	0.0	0	0.0
Over 24 Months to 36 Months	0	0.0	0	0.0
Over 36 Months to 48 Months	0	0.0	0	0.0
Over 48 Months to 60 Months	0	0.0	0	0.0
Over 60 Months to 120 Months	8,032,629	32.8	12,162,978,782	31.4
Over 120 Months	16,433,361	67.2	26,632,453,297	68.6

Total	24,465,990	100.0%	$38,795,432,079	100.0%

Credit Risk Management

Chase USA primarily uses a proprietary credit scoring model to assess the credit risk of potential and existing cardholders. However, Chase USA is including FICO®3 score information for a random sample of the Trust Portfolio in this prospectus consistent with the credit card industry’s acceptance of FICO scores as a general indicator of credit risk. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess an individual’s credit risk. A FICO score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO scores are based on independent third party information, the accuracy of which cannot be verified by Chase USA. FICO scores may vary by credit bureau depending on credit history available at each credit bureau. FICO scores provided by each credit bureau may also vary depending on which version of FICO is used. FICO scores range from approximately 250 to approximately 900. A FICO score purports to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Although FICO scores are generally accepted as having a good ability to rank-order the risk of a wide variety of types of consumer loans, they should not be used to draw inferences about the performance of any individual credit card account or set of accounts. Chase USA has not made, nor will it make, any representation as to the actual performance of the receivables arising in any credit card account or that a particular credit score should be relied upon as a basis for an expectation that the cardholder will repay the receivables arising in any credit card account in accordance with the terms of that account.

[3]	FICO® is a federally registered servicemark of Fair, Isaac & Company.

The following table reflects the distribution of the FICO scores for a statistically significant random sample of credit card accounts included in the Trust Portfolio received by Chase USA in March 2016 and the outstanding receivables balances of the related accounts as of March 31, 2016. The FICO scores set forth below are Experian/Fair Isaac Risk Model (Version 08) scores. Because the composition of the Trust Portfolio is expected to change over time, there can be no assurance that the FICO score distribution for the Trust Portfolio in future periods will be similar to the information set forth below. In addition, FICO scores may change over time, depending on the conduct of the cardholder and changes in credit score technology.

Chase Issuance Trust

FICO® Scores

	As of March 31, 2016
FICO Score Range(1)	Amount of Receivables	Percentage of Total Amount of Receivables
No FICO Score	$18,019,345	0.95%
Less Than 600	48,576,143	2.55
600 to 659	133,514,153	7.02
660 to 719	459,711,379	24.16
720 and Above	1,242,930,052	65.32

Total	$1,902,751,072	100.00%

(1)	The FICO scores are Experian/Fair Isaac Risk Model (Version 08) scores.

Rule 193 Review

Chase USA has performed the review described below of the receivables in the issuing entity in order to provide reasonable assurance that the information contained in this prospectus regarding the pool assets underlying the CHASEseries notes—referred to in this prospectus as the “Rule 193 Information”—is accurate in all material respects.

Chase USA began the review process by identifying the disclosure in this prospectus that is required to be included pursuant to Item 1111 of Regulation AB and which comprises the Rule 193 Information. Chase USA determined the scope and type of review procedures to be utilized in respect of each portion of the Rule 193 Information.

Chase USA evaluated and reviewed the information contained in this prospectus regarding the portfolio of receivables. Responsible internal personnel at Chase USA reviewed the descriptions in this “Chase USA’s Credit Card Portfolio” section under “—The Credit Card Receivables,” “—Origination,” “—Underwriting Criteria and Process,” “—Compliance with Underwriting Criteria,” “—Maintenance of Credit Card Accounts,” “—Billing and Payments” and “—Collection of Delinquent Accounts.” Chase USA also consulted with internal and external counsel who reviewed certain relevant sections of this prospectus containing Rule 193 Information. The review process will be performed periodically at appropriate frequencies as determined by Chase USA. Chase USA attributes all findings and conclusions of the review to itself.

Chase USA is responsible for the preparation and review of the portfolio information tables in this prospectus. The FICO Scores table was prepared by obtaining FICO score data from the credit bureaus on a statistically significant, random sample of the credit card accounts included in the Trust Portfolio and stratifying the receivables balance by FICO scores, which is based on data from Chase USA’s credit card loan processing system and databases. All other tables were prepared using data from Chase USA’s credit card loan processing system and databases. For the review of the Delinquency Experience, Composition by Period of Delinquency, Loss Experience, Revenue Experience, and Cardholder Monthly Principal Payment Rate tables, Chase USA verified that the information presented in these tables agreed to the data in its credit card loan processing system. For the review of the Composition of the Issuing Entity Receivables, and for the review of the Composition by Account Balance, Composition by Credit Limit, Composition by Account Age, and FICO Scores tables, Chase USA recalculated the information in these tables using data from its credit card databases and verified that the recalculated information agreed with the information presented in these tables. Additionally, because the issuing entity is consolidated into Chase USA, the issuing entity is included in Chase USA’s control environment and monitoring structure. The control environment includes a quarterly control affirmation which relies on self-assessment of internal controls, compliance with Section 404 of the Sarbanes–Oxley Act of 2002, review of financial risk events, operational risk reports, and internal audits.

Chase USA engaged a third-party service provider to assist in its review of the portfolio information tables using certain procedures as requested and determined by Chase USA. Chase USA assumes responsibility for the findings and conclusions of the third-party review and attributes all findings and conclusions of the review to itself.

Findings of Rule 193 Review

Chase USA has concluded that the review described above provides reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Static Pool Information

Static pool information regarding the Trust Portfolio is provided in Annex I to this prospectus, which forms an integral part of this prospectus. Static pool information consists of principal receivables outstanding, net losses, total receivables delinquent, yield from finance charges, fees, and interchange, receivables principal payment rate, percentage of accounts making minimum payments and percentage of accounts making full payments for the issuing entity. The static pool information regarding the Trust Portfolio does not include cumulative losses or prepayments, which are not relevant measures for the credit card receivables in the Trust Portfolio. Net losses are disclosed as a more relevant measure for the credit card receivables in the Trust Portfolio. Additionally, standardized credit scores are not included because Chase USA does not obtain standardized credit score information on the entire Trust Portfolio on any regular basis.

The Indenture Trustee and Collateral Agent

General

Wells Fargo Bank, National Association is the indenture trustee under the indenture. Wells Fargo Bank is also the collateral agent for asset pool one under the asset pool one supplement. Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. Wells Fargo Bank has provided corporate trust services since 1934.

Wells Fargo Bank has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of credit card receivables.

Chase USA and its affiliates may from time to time enter into normal banking and trustee relationships with the indenture trustee, the collateral agent and their respective affiliates. The indenture trustee, the collateral agent, Chase Card Funding, Chase USA and any of their respective affiliates may hold notes issued by the issuing entity in their own names. For purposes of meeting the legal requirements of certain local jurisdictions generally as authorized under the indenture, the indenture trustee will have the power to appoint a co-indenture trustee or separate indenture trustees of all or any part of the issuing entity. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee by the indenture will be conferred or imposed upon that indenture trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the indenture trustee is considered to be incompetent or unqualified to perform certain acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the indenture trustee.

The Indenture Trustee

As indenture trustee, Wells Fargo Bank has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to direct the collateral agent to invest funds in the issuing entity bank accounts at the direction of the issuing entity;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•

to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee (including in its capacity as collateral agent), and other similar matters; and

•	to perform certain administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require the issuing entity to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the collateral. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments except for losses attributable to the indenture trustee’s failure to make payments on permitted investments issued by the indenture trustee.

If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a fiduciary would exercise or use under the circumstances in the conduct of his or her own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See “The Notes—Events of Default Remedies.” The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by the issuing entity of all principal and accrued interest on the notes;

•	enhance monitoring of the securitization;

•	protect the interests of the noteholders in any collateral certificate included in the issuing entity or the receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of the event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default; and

•	cause the collateral agent to sell assets (see “Sources of Funds to Pay the Notes—Sale of Assets”).

The indenture trustee is required to provide written notice to all noteholders of a series, class or tranche of notes within 90 days of the occurrence of any event known to the indenture trustee to be an event of default with respect to that series, class or tranche of notes. Following an event of default, the holders of more than 66 2/3% of the outstanding dollar principal amount of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

If an Issuing Entity Servicer Default occurs, in addition to the responsibilities described above the indenture trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the transfer and servicing agreement. See “Servicing of the Receivables—Resignation and Removal of the Servicer; Issuing Entity Servicer Default.”

The indenture trustee is required under the Trust Indenture Act to mail an annual report to all registered noteholders with respect to the occurrence of any of the events specified in the Trust Indenture Act during the previous twelve months, including: a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act and any action taken by the indenture trustee that materially affects the notes. If none of the events specified in the Trust Indenture Act occurred during the previous twelve months, the indenture trustee will be under no obligation to mail an annual report.

The indenture trustee may resign at any time by notifying the issuing entity. The indenture trustee may be removed with respect to any series, class or tranche of notes at any time by a majority of the holders of that series, class or tranche of notes. The issuing entity must remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuing entity must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, all expenses incurred by, and fees and disbursements of, the indenture trustee.

The Collateral Agent

The collateral agent will agree to perform only those duties specifically set forth in the asset pool one supplement. Many of the duties the collateral agent has are described throughout this prospectus. Under the terms of the asset pool one supplement, the collateral agent’s limited responsibilities will include the right or obligation to do the following:

•	establish and maintain necessary issuing entity bank accounts and maintain accurate records of activity in those accounts;

•	invest funds in the issuing entity bank accounts on behalf of the indenture trustee at the direction of the issuing entity;

•	distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the indenture supplement and the asset pool one supplement, as applicable;

•	remove and reassign ineligible receivables and accounts from asset pool one;

•	maintain custody of any collateral certificates included in the issuing entity; and

•	perform certain other administrative functions identified in the asset pool one supplement.

The collateral agent is not liable for any errors of judgment as long as the errors are made in good faith and the collateral agent was not negligent. In addition, the collateral agent is not liable for any action taken or omitted to be taken by it in good faith in accordance with the direction of the indenture trustee or holders of more than 66 2/3% of the outstanding dollar principal amount of the notes relating to the time, method and place of conducting any proceeding for any remedy available to the collateral agent, or exercising any trust or power conferred upon the collateral agent with respect to a series, class or tranche of notes.

The collateral agent may resign at any time by notifying the issuing entity. The collateral agent may also be removed at any time upon receipt of notice from a majority of the holders of the outstanding dollar principal amount of the notes delivered to the collateral agent on behalf of the indenture trustee and the issuing entity. The issuing entity must also remove the collateral agent if the collateral agent is no longer eligible to act as collateral agent under the asset pool one supplement or if the collateral agent becomes insolvent. In all circumstances, the issuing entity must appoint a successor collateral agent. Any resignation or removal of the collateral agent and appointment of a successor collateral agent will not become effective until the successor collateral agent accepts the appointment. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, all expenses incurred by, and fees and disbursements of, the collateral agent.

The issuing entity, Chase Card Funding, Chase USA and any of their affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and the collateral agent and any of their affiliates.

Asset Representations Reviewer

FTI Consulting, Inc., a Maryland corporation, has been selected and appointed to act as the asset representations reviewer and is referred to in this prospectus as the “asset representations reviewer”. The asset representations reviewer is not affiliated with the issuing entity, sponsor, depositor, servicer or any trustee for the issuing entity and neither the asset representations reviewer nor any of its affiliates has been hired by the sponsor or any underwriter to perform pre-closing due diligence work on the pool assets. If the asset representations reviewer becomes affiliated with the issuing entity, sponsor, depositor, servicer or any trustee at any time while the notes are outstanding, the asset representations reviewer will resign and, upon the appointment of a successor asset representations reviewer, will be replaced. FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance their enterprise value. FTI Consulting, Inc. has significant experience in the securitization sector, including acting as securitization control party or administrator, and providing collateral analysis, valuation and due diligence services. FTI Consulting, Inc. currently acts as an asset representations reviewer for another credit card securitization program, but had not acted as an asset representation reviewer prior to the effectiveness of Regulation AB II. See “Risk Factors—The asset representations review process has not been used in credit card securitization transactions and no assurance can be made as to its effectiveness.”

The indenture and the asset representations review agreement provide that the asset representations reviewer will perform the procedures in the asset representations review agreement to review 60-day-plus delinquent assets in connection with the representations and warranties set forth in the asset representations review agreement upon the occurrence of a Delinquency Trigger Breach and a required vote of noteholders as described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Asset Review.”

The asset representations reviewer is required to provide a report to the indenture trustee, the issuing entity, the transferor, the sponsor and the servicer of the findings and conclusions of the review, and a summary of the asset representations reviewer’s report will be included in the issuing entity’s Form 10-D for the period in which the report was received.

The sponsor will indemnify and hold harmless the asset representations reviewer from and against any and all claims, liabilities, damages, obligations, costs and expenses arising out of or relating to the retention of the asset representations reviewer and the performance of its obligations under the asset representations review agreement, subject to certain limitations. The sponsor will not indemnify the asset representations reviewer to the extent that any such claim, liability, obligation, damage, cost or expense (i) shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the fraud, bad faith, gross negligence or willful misconduct of the asset representations reviewer or (ii) arise from the indemnification obligations of the asset representations reviewer under the asset representations review agreement.

The fees of the asset representations reviewer incurred in connection with a review of the applicable accounts and receivables and any expenses incurred by the asset representations reviewer in connection with the performance of its duties will be paid by Chase USA, as sponsor. The asset representations reviewer will be entitled to a one-time upfront fee and an annual fee, which will also be paid by Chase USA, as sponsor.

The asset representations reviewer may resign under certain circumstances, as described in the asset representations review agreement, including if it determines it is not eligible to be the asset representations reviewer under the asset representations review agreement, it is legally unable to act or perform its obligations under the asset representations review agreement and there is no reasonable action that it could take to make the performance of its obligations under the asset representations review agreement permitted under applicable law or a conflict of interest exists that could not be resolved by the sponsor and the asset representations reviewer. The asset representations reviewer will deliver a notice of its resignation to the sponsor, the servicer, the transferor, the issuing entity and the indenture trustee, together with an opinion of counsel in the case of resignation upon ineligibility or illegality, unless otherwise waived by the sponsor, supporting its determination.

The sponsor may remove the asset representations reviewer and appoint a replacement asset representations reviewer if the asset representations reviewer is no longer an eligible asset representations reviewer, breaches any of its representations, warranties, covenants or obligations under the asset representations review agreement, becomes legally unable to act, or becomes subject to a bankruptcy-related event. No resignation or removal of the asset representations reviewer will be effective, and the asset representations reviewer will continue to perform its obligations under the asset representations review agreement, until a successor asset representations reviewer has accepted its engagement in accordance with the asset representations review agreement.

The sponsor and the asset representations reviewer may amend the asset representations review agreement at any time by mutual agreement evidenced in writing.

See “Shelf Registration Eligibility Requirements—Transaction Requirements—Asset Review” for more information about the asset representations review process.

Servicing of the Receivables

General

As discussed under “Chase USA” above, Chase USA is the servicer for the credit card receivables arising in a portfolio of revolving credit card accounts owned by Chase USA or one of its affiliates which are included in the issuing entity pursuant to the transfer and servicing agreement. Under the transfer and servicing agreement, the servicer is responsible for servicing and administering the credit card receivables in accordance with the servicer’s policies and procedures for servicing comparable credit card receivables. The servicer’s duties include billing, collecting and investigating payment delinquencies on accounts, maintaining records for each cardholder account and other managerial and custodial functions. The servicer also deposits collections on the receivables into the collection account maintained for the issuing entity, calculates allocations of the amounts from those collections and prepares monthly reports.

Chase USA, as servicer, has the right to waive or modify various terms and provisions of the accounts whose credit card receivables have been added to the issuing entity. For example, the servicer may, under certain circumstances and subject to regulatory and other limitations, either increase or reduce the amount of finance charges or other fees owed by an accountholder or the required minimum monthly payment due on an account or may amend the penalty fees for failure to pay an amount due. The servicer will typically waive or reduce these provisions in an effort to (i) create a payment incentive for a non-paying accountholder, (ii) retain customers that might otherwise be lost through attrition or (iii) promote new or additional cardholder activity.

Chase USA has outsourced certain servicing activities. For a description of outsourcing, see “—Outsourcing of Servicing.”

Servicing Experience

Chase USA has been servicing credit card receivables since 1982 and, as of March 31, 2016, Chase USA serviced over 100.5 million credit card accounts. Common servicing practices and procedures are used for all accounts.

Payment of Fees and Expenses; Servicing Compensation

As compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer for the issuing entity, Chase USA is entitled to receive a servicing fee in the amounts and at the times specified in “Deposit and Application of Funds in the Issuing Entity—Application of Available Finance Charge Collections” and “—Application of Available Principal Collections.”

Fee	Amount
Servicing Fee	The product of (a) the CHASEseries Floating Allocation Percentage and (b) one-twelfth times 1.5% (if Chase USA is the servicer) or 2.0% (if Chase USA is not the servicer) times the Issuing Entity Average Principal Balance

The servicing fee will be paid from Available Finance Charge Collections as described in “Deposit and Application of Funds in the Issuing Entity—Application of Available Finance Charge Collections” after all required interest is paid. The servicing fee is the only fee or expense to be paid out of the cash flows from the Receivables.

Chase USA, as servicer, has agreed to pay out of its own funds the fees, expenses and disbursements of the owner trustee, the indenture trustee, the collateral agent and the independent certified public accountants, without reimbursement from the cash flows from the Receivables, on behalf of the issuing entity.

Certain Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except (a) upon determination that (i) performance of its duties is no longer permissible under applicable law and (ii) there is no reasonable action which the servicer could take to make the performance of its duties under the transfer and servicing agreement permissible under applicable law or (b) upon the assumption, by a supplemental agreement to the transfer and servicing agreement, executed and delivered to the owner trustee, the indenture trustee and the collateral agent, of the obligations and duties of the servicer by any of its affiliates or by any entity the appointment of which each applicable Note Rating Agency confirms will not cause a reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes and which, in either case, qualifies as an eligible servicer. No such resignation will become effective until the indenture trustee or a successor to the servicer has assumed that servicer’s responsibilities and obligations under the transfer and servicing agreement .

The transfer and servicing agreement provides that the servicer will indemnify and hold harmless the issuing entity, the owner trustee, the indenture trustee and the collateral agent for any reasonable loss, liability, claim, expense, damage or injury resulting from (1) the servicer’s actions or inaction as servicer, (2) the administration of the issuing entity by the owner trustee, (3) the issuance by the issuing entity of any notes, (4) any Issuing Entity Servicer Default, as described in “—Resignation and Removal of the Servicer; Issuing Entity Servicer Default,” or (5) any termination of the rights and obligations of the servicer.

The servicer will not indemnify any party for (1) liabilities imposed by reason of fraud, negligence, or willful misconduct by that party, (2) any liabilities, costs or expenses arising from actions taken by the owner trustee, the indenture trustee or the collateral agent at the request of noteholders, (3) any losses, claims or damages incurred by any of them in their capacities as investors, or (4) any liabilities, costs or expenses arising under any tax law. Any such indemnification will not be payable from the assets transferred to the issuing entity.

The servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions and in those amounts as the servicer believes to be reasonable from time to time.

Resignation and Removal of the Servicer; Issuing Entity Servicer Default

In the event of any Issuing Entity Servicer Default, either the indenture trustee or noteholders representing more than 50% of the aggregate unpaid principal amount of all affected notes may deliver a notice of termination of all of the rights and obligations of the servicer as servicer under the transfer and servicing agreement. The indenture trustee will then be obligated to appoint a successor servicer as promptly as possible. The rights and interest of Chase USA under the transfer and servicing agreement will not be affected by a termination of Chase USA as servicer. Because Chase USA, as servicer, has significant responsibilities with respect to the servicing of the receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable to the servicer.

If a successor servicer has not been appointed or has not accepted appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor servicer for the issuing entity. If Wells Fargo Bank is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation may not be sufficient to cover its actual costs and expenses of servicing the accounts. If such entity is legally unable to act as servicer, it will petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the transfer and servicing agreement.

An “Issuing Entity Servicer Default” includes any of the following events:

•

failure by the servicer to make any payment, transfer or deposit, or to give instructions to the indenture trustee to do so, on the required date under the transfer and servicing agreement, or within the applicable grace period;

•	failure on the part of the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer if that failure:

•	has a material and adverse effect on the holders of any outstanding notes issued by the issuing entity; and

•	continues unremedied for a period of 60 days after written notice;

•	the delegation by the servicer of its duties under the transfer and servicing agreement, except as specifically permitted under such agreement;

•	any representation, warranty or certification made by the servicer in the transfer and servicing agreement proves to have been incorrect when made if it:

•	has a material adverse effect on the holders of any outstanding notes issued by the issuing entity; and

•	continues to be incorrect in any material respect and continues to have a material adverse effect on those noteholders, for a period of 60 days after written notice; or

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above for a period of 10 Business Days after the applicable grace period, or referred to under the second or fourth clause above for a period of 60 Business Days after the applicable grace period, will not constitute an Issuing Entity Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.

In the event of an Issuing Entity Servicer Default, if a conservator or receiver is appointed for the servicer and no Issuing Entity Servicer Default other than that conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent the indenture trustee, the collateral agent or the noteholders from effecting a transfer of the servicing obligations. See “Risk Factors—If a conservator or receiver is appointed for Chase USA, delays or reductions in payment of your notes could occur.”

Outsourcing of Servicing

Pursuant to the transfer and servicing agreement, Chase USA, as servicer, has the right to delegate or outsource its duties as servicer on behalf of the issuing entity to any person who agrees to conduct such duties in accordance with the transfer and servicing agreement and Chase USA’s credit card guidelines. Chase USA has outsourced certain of its servicing functions by contracting with affiliated and unaffiliated third parties.

Notwithstanding any such outsourcing, Chase USA will continue to be liable for all of its obligations under the transfer and servicing agreement and remains the sole “servicer” of the issuing entity for purposes of Item 1101(j) of Regulation AB. In certain circumstances, however, Chase USA could be relieved of its duties as servicer for the issuing entity upon the assumption of such duties by another entity.

Chase USA has outsourced certain servicing activities including certain customer service and telephone service center operations, fraud services, data processing, administrative functions and collection activities to certain affiliates and subsidiaries and various third parties. These third parties also provide these services with respect to credit card receivables that have not been securitized through the issuing entity.

Chase USA and its affiliates retain the right to change various terms and conditions of the agreements with the third party vendors, and retain the right to change the third party vendors themselves. These changes may be the result of several different factors, including but not limited to: customer satisfaction, informational accuracy, adherence to privacy and corporate security standards or requirements, quality evaluation, performance or skill evaluations, risk management policies, or cost structure. Affiliates, subsidiaries and third party vendors who provide services to Chase USA, its affiliates and its customers may change from time to time, and noteholders will not be notified of any change. Similarly, to the extent that the terms and conditions are altered for agreements with affiliates, subsidiaries and third party vendors, noteholders will not be given notice of those changes.

If an affiliated or unaffiliated third party performing certain outsourced or delegated functions were to enter bankruptcy or become insolvent, then the servicing of the accounts in the issuing entity could be delayed and payments on your notes could be accelerated, delayed or reduced.

Decisions by Chase USA to outsource certain duties either to affiliated or unaffiliated third parties are based on cost, the ability of such parties to provide greater flexibility to Chase USA, experience and various other factors. Chase USA or one of its affiliates monitors the third parties performing the outsourced functions based on the level of risk associated with, and the particular duties being provided by, each third party.

Chase USA had a contractual arrangement with Total Systems Services, Inc. (“TSYS”) under which TSYS performed certain data processing and administrative functions associated with servicing credit card receivables. Since 2007, Chase USA has been performing credit card processing services for the issuing entity in-house under a license of the TS2® technology platform from TSYS.

Evidence as to Compliance

The fiscal year for the issuing entity will end on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of the issuing entity within ninety days after the end of each fiscal year or sooner if required by Regulation AB.

Within ninety days after the fiscal year end of the issuing entity, or sooner if required by Regulation AB, the servicer will deliver to the owner trustee, the indenture trustee, the collateral agent and each Note Rating Agency that has rated any outstanding notes and, if required, file with the SEC as part of an annual report on the Form 10-K filed on behalf of the issuing entity, the following documents:

•

a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

•

with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

•	a review of the servicer’s activities during the reporting period and of its performance under the transfer and servicing agreement has been made under such officer’s supervision; and

•

to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the transfer and servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Copies of all statements, certificates and reports furnished to the owner trustee may be obtained by a request in writing delivered to the owner trustee.

The Notes

The Notes Offered by this Prospectus

The notes offered by this prospectus (the “offered notes”) will have the terms and conditions described in this section, as applicable, and in the “Transaction Summary.”

General

The CHASEseries notes will be issued pursuant to the indenture, the asset pool one supplement and an indenture supplement called the “CHASEseries indenture supplement.” A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference into this prospectus. For each tranche of notes, there will be a terms document that will contain the specific terms for that tranche. The following discussion summarizes the material terms of the CHASEseries notes, the indenture, the asset pool one supplement, the CHASEseries indenture supplement and the form of terms document. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the CHASEseries notes, the indenture, the asset pool one supplement, the CHASEseries indenture supplement and the form of terms document.

The indenture, the asset pool one supplement and the CHASEseries indenture supplement do not limit the aggregate principal amount of notes that may be issued.

The CHASEseries consists of multiple classes of notes. When we refer to Class A notes, Class B notes or Class C notes in this prospectus, we mean Class A notes, Class B notes and Class C notes of the CHASEseries, respectively. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the CHASEseries notes. The CHASEseries is a multiple tranche series, meaning each class of CHASEseries notes has multiple discrete issuances called “tranches” which have been issued at different times and have different terms. Whenever a “class” of CHASEseries notes is referred to in this prospectus, it also includes all tranches of that class of CHASEseries notes, unless the context otherwise requires.

Holders of the notes of any outstanding tranche will not have the right to prior review of, or consent to, any subsequent issuance of a tranche of notes.

The issuing entity will pay principal of and interest on a class or tranche of notes solely from Available Finance Charge Collections, Available Principal Collections and other amounts in any issuing entity bank accounts, including any supplemental accounts, relating to that class or tranche, after giving effect to all required allocations and any reallocations. If those sources are not sufficient for payment of principal of and interest on that class or tranche, the noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on that class or tranche.

The notes represent a contractual debt obligation of the issuing entity. The notes are not interests in or obligations of Chase USA or any of its affiliates and none of the notes, any credit card receivables or any collateral certificate is insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each class or tranche of notes has a stated principal amount, an outstanding dollar principal amount and a Nominal Liquidation Amount. The stated principal amount of the offered notes is the principal amount specified in “Transaction Summary.” This section describes how to determine, as of any date, the outstanding dollar principal amount and the nominal liquidation amount of the offered notes and other tranches of notes.

Stated Principal Amount

The stated principal amount of a class or tranche of notes is the amount that is stated on the face of the notes of that class or tranche to be payable to the holder of that class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For a class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that class or tranche less principal payments made to the noteholders. For a class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that class or tranche, less dollar payments converted to make payments to noteholders, each with respect to principal for that class or tranche. The outstanding dollar principal amount of any class or tranche of notes will decrease as a result of each payment of principal on that class or tranche.

In addition, a class or tranche of notes may have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a class or tranche of notes is the outstanding dollar principal amount of that class or tranche, less any funds on deposit in the principal funding subaccount for that class or tranche. The Adjusted Outstanding Dollar Principal Amount of any class or tranche of notes will decrease as a result of each deposit into the principal funding subaccount for that class or tranche.

Nominal Liquidation Amount

The “Nominal Liquidation Amount” of a class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount at issuance of that class or tranche minus certain reductions—including reductions for (1) reallocations of Principal Collections allocated to that class or tranche, (2) allocations of charge-offs for any uncovered Default Amount and (3) deposits in the principal funding account or applicable principal funding subaccount for that class or tranche, plus increases described below. The Nominal Liquidation Amount of the notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes.

There are three ways that the Nominal Liquidation Amount of a class or tranche of notes can be increased:

•

The Nominal Liquidation Amount will increase if Finance Charge Collections are available to reimburse earlier reductions in the Nominal Liquidation Amount due to charge-offs for any uncovered Default Amount or from reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes. The increases will be allocated first to the senior-most notes with a deficiency in their Nominal Liquidation Amount and then, in succession, to the more subordinated notes with a deficiency in their Nominal Liquidation Amount.

•

The Nominal Liquidation Amount of a class or tranche of notes will increase by an amount equal to the portion of the amount on deposit in the principal funding subaccount for that class or tranche, in excess of the amount targeted to be on deposit in the principal funding account for that class or tranche, that is deposited into the principal funding subaccount for another class or tranche of notes or is paid to the issuing entity pursuant to the CHASEseries indenture supplement.

•

The Nominal Liquidation Amount of that class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that class or tranche issued after the initial issuance of notes of that class or tranche.

The increases will be further allocated to each tranche of a class of notes pro rata based on the deficiency in the Nominal Liquidation Amount of each tranche of that class.

The Nominal Liquidation Amount of a class or tranche of notes may be reduced as follows:

•

If Available Finance Charge Collections are insufficient to fund the CHASEseries Default Amount, any uncovered CHASEseries Default Amount will result in a reduction of the Nominal Liquidation Amount of the notes. Subordinated notes will generally bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs resulting from any uncovered CHASEseries Default Amount before senior notes.

While these reductions will be initially allocated pro rata to each tranche of notes based on the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage, they will then be reallocated to the tranches of subordinated notes in succession based on class designation, beginning with the tranches of the most subordinated notes. However, these reallocations will be made from tranches of senior notes to subordinated notes only to the extent that those tranches of senior notes have not used all of their required subordinated amount. Reductions that cannot be reallocated to a more subordinated tranche will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

•

If Available Principal Collections allocable to subordinated notes are reallocated to pay interest on senior notes or any shortfall in the payment of the portion of the Servicing Fee allocable to senior notes, the Nominal Liquidation Amount of the subordinated notes will be reduced by the amount of the reallocations. The amount of the reallocation of Available Principal Collections will be applied to reduce the Nominal Liquidation Amount of the subordinated notes in succession, beginning with the most subordinated notes. However, Available Principal Collections will be reallocated only to the extent that those senior notes have not used all of their required subordinated amount. In addition, no Available Principal Collections will be reallocated to pay interest on a senior note or any portion of the Servicing Fee allocable to senior classes of notes if the reallocation would result in the reduction of the Nominal Liquidation Amount of those senior notes.

These reductions will generally be allocated within each class pro rata to each outstanding tranche of notes of the related class based on the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage.

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount on deposit in the applicable principal funding subaccount.

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount of payments of principal on that class or tranche.

•

Upon a sale of assets following an event of default and acceleration or on the legal maturity date of a class or tranche of notes, the Nominal Liquidation Amount of that class or tranche will be reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Assets.”

Available Finance Charge Collections will be applied, as described in “Deposit and Application of Funds in the Issuing Entity,” to cover the CHASEseries Default Amount. If Available Finance Charge Collections are sufficient to cover the CHASEseries Default Amount, the Nominal Liquidation Amount of the notes will not be reduced. Available Finance Charge Collections also will be applied, as described in “Deposit and Application of Funds in the Issuing Entity,” to reimburse earlier reductions in the Nominal Liquidation Amount of the notes for any uncovered Default Amount or for reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes. Available Finance Charge Collections used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Available Principal Collections.

In most circumstances, the Nominal Liquidation Amount of a class or tranche of notes, together with any accumulated Available Principal Collections held in the applicable principal funding subaccount, will be equal to the outstanding dollar principal amount of that class or tranche. However, if there are reductions in the Nominal Liquidation Amount as a result of charge-offs for any uncovered Default Amount or as a result of reallocations of Principal Collections allocated to that class or tranche to pay interest on more senior notes or the portion of the Servicing Fee allocable to senior notes, there will be a deficit in the Nominal Liquidation Amount of that class or tranche. Unless that deficiency is reimbursed through the application of Available Finance Charge Collections, the stated principal amount of that class or tranche will not be paid in full. This means that if the Nominal Liquidation Amount of a class or tranche of notes has been reduced by charge-offs for any uncovered CHASEseries Default Amount or by reallocations of Available Principal Collections allocated to subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, the holders of the class or tranche of notes with the reduced Nominal Liquidation Amount may receive less than the full stated principal amount of their class or tranche of notes. This occurs because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that class or tranche.

The Nominal Liquidation Amount of a class or tranche of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class or tranche, less any amounts on deposit in the applicable principal funding subaccount.

Charge-offs for any uncovered CHASEseries Default Amount and reallocations of Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes reduce the Nominal Liquidation Amount of outstanding classes and tranches of notes only and do not affect classes or tranches of notes that are issued after that time.

Interest

Interest will accrue on a tranche of notes from the relevant issuance date at the applicable interest rate for that tranche, which may be a fixed, floating or other type of rate. Interest on a tranche of notes will be distributed on the dates specified in the prospectus for such tranche as an “Interest Payment Date,” or, if the Interest Payment Dates for that tranche of notes occur less frequently than monthly, interest will be deposited in the interest funding account or the applicable interest funding subaccount pending distribution to that tranche. Each tranche of notes has a separate interest funding subaccount. Interest payments or deposits will be funded from Available Finance Charge Collections allocated to that tranche during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the prospectus for that tranche.

The prospectus for a tranche of notes will specify the rate of interest (including, in the case of floating rate notes, the applicable interest rate index) at which interest will accrue on that tranche, the first interest payment date and the interest accrual method. In addition, the prospectus for a tranche of notes will specify if that tranche of notes receives any additional interest and how it is to be or will be calculated. See “Summary—Interest” for a description of how the amount of interest payable on the offered notes is determined.

Each payment of interest on a tranche of notes will include all interest accrued from the preceding Interest Payment Date—or, for the first period in which interest accrues, from the issuance date—through the day preceding the current Interest Payment Date, or any other period as may be specified in the prospectus for that tranche of notes. Interest on a tranche of notes will be due and payable on each Interest Payment Date.

If interest on a tranche of notes is not paid within 35 days after that interest is due, an event of default will occur with respect to that tranche. See “—Events of Default.”

Principal

The timing of payment of principal of a tranche of notes is specified in the prospectus for that tranche of notes and each date on which payment is made will be referred to in that prospectus as a “Principal Payment Date.”

The Scheduled Principal Payment Date on which the principal of a tranche of notes is scheduled to be repaid and the legal maturity date on which the principal of that tranche of notes must be paid, to the extent of available funds will be specified in the prospectus for that tranche. Principal of a tranche of notes may be paid later than its Scheduled Principal Payment Date if sufficient funds are not allocated from the issuing entity to the tranche of notes to be paid. Additionally, in the case of a tranche of subordinated notes, principal of that tranche will be paid on its Scheduled Principal Payment Date only to the extent that payment is permitted by the subordination provisions of the senior notes.

It is not an event of default if the principal of a tranche of notes is not paid on its Scheduled Principal Payment Date. However, if the stated principal amount of a tranche of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that tranche. See “—Events of Default.”

Principal of a tranche of notes may be paid earlier than its Scheduled Principal Payment Date if an early amortization event (other than non-payment of the stated principal amount of a tranche on its Scheduled Principal Payment Date) or an event of default and acceleration occurs with respect to that tranche. See “—Redemption and Early Amortization of Notes; Early Amortization Events” and “—Events of Default.”

See “Risk Factors” for a discussion of factors that may affect the timing of principal payments on the offered notes.

Subordination of Interest and Principal

Interest payments on and principal payments of Class B notes and Class C notes are subordinated to payments on Class A notes. Subordination of Class B notes and Class C notes provides credit enhancement for Class A notes. Interest and principal payments on Class C notes are subordinated to payments on Class A notes and Class B notes. Subordination of Class C notes provides credit enhancement for Class A notes and Class B notes.

In certain circumstances, the credit enhancement for a tranche of Class A notes may be provided solely by the subordination of Class C notes and the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. Funds on deposit in the Class C reserve subaccount for any tranche of Class C notes will, however, be available only to the holders of that tranche of Class C notes to cover shortfalls of interest on any interest payment date and principal on the legal maturity date and other specified dates for that tranche of Class C notes.

Available Principal Collections may be reallocated to pay interest on senior notes and to pay the portion of the Servicing Fee allocable to the senior notes, subject to certain limitations. In addition, charge-offs due to any uncovered CHASEseries Default Amount are generally first applied against the subordinated notes. See “—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

Available Principal Collections allocable to subordinated notes may be deposited into the principal funding subaccount of subordinated notes or used to make payments of principal on subordinated notes while senior notes are outstanding only under the following circumstances:

•

If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to provide the required subordination for the outstanding senior notes. See “Deposit and Application of Funds in the Issuing Entity—Targeted Deposits of Available Principal Collections to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts.” For example, if a tranche of Class A notes has matured and been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes that were providing credit enhancement to the Class A notes and some Class C notes that were providing credit enhancement to the Class A notes, may be repaid when they mature even if other tranches of Class A notes are outstanding.

•

If the principal funding subaccounts of the senior notes have been sufficiently prefunded as described in “Deposit and Application of Funds in the Issuing Entity—Targeted Deposits of Available Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Notes.”

•	If new subordinated notes are issued so that the subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination.

•	If the tranche of subordinated notes reaches its legal maturity date.

Available Principal Collections remaining after any reallocations for payments of interest on the senior notes or for the payment of the portion of the Servicing Fee allocable to the senior notes will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.

Required Subordinated Amount

The issuing entity may issue different tranches of notes at the same time or at different times, but no tranche of senior notes may be issued unless a sufficient amount of subordinated notes will be issued on that date or has previously been issued and is outstanding and available as subordination for that tranche of senior notes. The required subordinated amount of a class or tranche of senior notes is the aggregate Nominal Liquidation Amount of subordinated notes that is required to be outstanding and available on the date when a class or tranche of senior notes is issued. Such amount is specified in “Transaction Summary” of the prospectus of such tranche of notes. The required subordinated amount is also used, in conjunction with the consumption of enhancement from subordinated notes, referred to as “usage,” to determine whether a class or tranche of subordinated notes may be repaid before its legal maturity date while senior notes are outstanding.

The issuing entity may change the required subordinated amount for any class or tranche of notes, or the method of computing the required subordinated amount, at any time without notice to, or the consent of, any noteholders so long as the issuing entity has:

•

received written confirmation from each Note Rating Agency that has rated any outstanding notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes; and

•	delivered an Issuing Entity Tax Opinion to the indenture trustee and each Note Rating Agency that has rated any outstanding notes.

In order to issue Class A notes, the issuing entity must calculate the amount of Class B notes and Class C notes available as subordination for a new tranche of Class A notes. The issuing entity will first calculate the available amount of Class B notes for the new tranche of Class A notes. This is done by computing the following:

•

the aggregate Nominal Liquidation Amount of all tranches of outstanding Class B notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class B notes to be made on that date; plus

•

the aggregate amount of all Class A Usage of Class B Required Subordinated Amount by any outstanding tranche of Class A notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•

the aggregate amount of the Class A required subordinated amount of Class B notes for all other tranches of Class A notes outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

The issuing entity then will calculate the amount of Class C notes available as subordination for a new tranche of Class A notes by computing the following:

•

the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; plus

•

the aggregate amount of all Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•

the aggregate amount of the Class A required subordinated amount of Class C notes for all other tranches of Class A notes outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

In order to issue Class B notes, the issuing entity must calculate the amount of Class C notes available as subordination for a new tranche of Class B notes by computing the following:

•

the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; plus

•

the sum of the aggregate amount of all Class B Usage of Class C Required Subordinated Amount by any outstanding tranche of Class B notes and the aggregate amount of Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes with a Class A required subordinated amount of Class B notes of zero on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•	the sum of the aggregate amount of the Class B required subordinated amount of Class C notes for all other tranches of Class B notes outstanding on that date plus the aggregate amount of Class A required subordinated amount of Class C notes for all outstanding tranches of Class A notes with a Class A required subordinated amount of Class B notes of zero, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

Revolving Period

The revolving period for a tranche of notes is the period from the issuance date for that tranche of notes through the beginning of the amortization period or accumulation period. The accumulation period is generally scheduled to begin twelve whole calendar months before the Scheduled Principal Payment Date for a tranche of notes. This is referred to as the “accumulation period length.” The deposit targeted to be made into the principal funding subaccount for that tranche for each month during the accumulation period will be one-twelfth of the outstanding dollar principal amount of that tranche. The accumulation period for the offered notes is scheduled to commence on the date specified in “Transaction Summary.”

The issuing entity may postpone the beginning of the accumulation period for a tranche of notes if the servicer determines that less than twelve months will be required to accumulate Available Principal Collections necessary to pay the outstanding dollar principal amount of that tranche of notes on its Scheduled Principal Payment Date. The targeted deposit for each month during the accumulation period will become proportionately larger for each month that the commencement of the accumulation period is postponed. There must be at least one targeted deposit.

Receivables arising in additional revolving credit card accounts may be added to the issuing entity and receivables arising in designated accounts may be removed from the issuing entity at any time. In addition, the Invested Amount of any existing collateral certificate may be increased or paid down at any time during the revolving period for that collateral certificate and additional collateral certificates may also be added to the issuing entity at any time. There is no minimum or maximum increase or decrease for an existing collateral certificate and no minimum or maximum amount of additional revolving credit card accounts or collateral certificates that may be added during the revolving period but all revolving credit card accounts and additional collateral certificates must meet the requirements for addition described in “Sources of Funds to Pay the Notes—Addition of Assets.”

Redemption and Early Amortization of Notes; Early Amortization Events

The servicer of the issuing entity may, at its option, redeem any tranche of notes at any time when the outstanding principal amount of the noteholders’ interest in that tranche is less than 10% of the highest outstanding dollar principal amount at any time of that tranche. Chase USA, as servicer for the issuing entity, will not redeem subordinated notes if those notes are required to provide credit enhancement for senior notes.

If Chase USA, as servicer for the issuing entity, elects to redeem a tranche of notes, it will notify the registered holders of that tranche at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest and any additional interest or principal accreted and unpaid on that note to but excluding the date of redemption.

In addition, if an early amortization event (other than non-payment of those notes on the Scheduled Principal Payment Date) occurs with respect to any tranche of notes, the issuing entity will be required to repay, to the extent that funds are available for that repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes, to the extent payment is permitted by the subordination provisions of the senior notes, the principal of each affected tranche of notes before the Scheduled Principal Payment Date of that tranche. If the early amortization event described in the sixth bullet point in the next paragraph occurs, the issuing entity will be required to make principal and interest payments on those notes monthly until the outstanding dollar principal amount of those notes plus accrued, past due and additional interest are paid in full or their legal maturity date—which for the offered notes is the date specified in “Transaction Summary”—occurs, whichever is earlier. The issuing entity will give notice to holders of the affected notes before an early amortization date.

An early amortization event with respect to one tranche of notes does not necessarily affect other classes or tranches of notes. However, in the case of an early amortization event involving a tranche of Class B or Class C notes, payment of the principal maybe limited due to the subordination provisions for the benefit of more senior notes.

Early amortization events include the following:

•

for any month, the three-month average Excess Spread Percentage is less than zero (or any greater required excess spread percentage designated in accordance with the CHASEseries indenture supplement for that month);

•

Chase USA or Chase Card Funding fails to designate additional credit card receivables or any collateral certificates for inclusion in the issuing entity or Chase USA or Chase Card Funding fails to increase the Invested Amount of any existing collateral certificate included in the issuing entity when either action is required;

•	any Issuing Entity Servicer Default occurs that would have a material adverse effect on the holders of the notes;

•

the ability of Chase USA or Chase Card Funding to designate additional credit card receivables for inclusion in the issuing entity or to designate additional credit card receivables for inclusion in a securitization special purpose entity that has issued a collateral certificate included in the issuing entity is restricted and that restriction causes either (1) the Pool Balance to not equal or exceed the Minimum Pool Balance or (2) the Transferor Amount to not equal or exceed the Required Transferor Amount, each calculated excluding the Invested Amount of the credit card receivables arising in any affected revolving credit card account included in the issuing entity or any affected existing collateral certificate included in the issuing entity, as the case may be, and the issuing entity fails to meet those tests for 10 days;

•	the occurrence of an event of default and acceleration of a class or tranche of notes;

•	the occurrence of the Scheduled Principal Payment Date of a tranche of notes;

•	the issuing entity becoming an “investment company” within the meaning of the Investment Company Act;

•	the insolvency, conservatorship or receivership of Chase USA; or

•	any additional early amortization event specified in this prospectus with respect to the offered notes.

The amount repaid with respect to any class or tranche of notes will be the outstanding dollar principal amount of that class or tranche of notes, plus accrued, past due and additional interest to but excluding the date of repayment. If the amount of Available Finance Charge Collections and Available Principal Collections allocated to the tranche of notes to be repaid, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, are insufficient to pay the outstanding dollar principal amount plus accrued, past due and additional interest in full on the next Principal Payment Date after giving effect to the subordination provisions of the senior notes and allocations to any other notes ranking equally with that tranche of notes, monthly payments on the notes to be repaid will thereafter be made on each Principal Payment Date until the outstanding dollar principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

No Principal Collections will be allocated to a tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that tranche has not been paid in full. However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, will still be available to pay principal of and interest on that tranche of notes on each Interest Payment Date and/or Principal Payment Date, as applicable, until those amounts have been disbursed. In addition, Finance Charge Collections allocated to the CHASEseries notes, after payment of certain other items, can be applied to reimburse reductions in the Nominal Liquidation Amount of that tranche of notes resulting from reallocations of Available Principal Collections allocable to the subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes or from charge-offs for any uncovered CHASEseries Default Amount.

Events of Default

Events of default include the following:

•	the issuing entity’s failure, for a period of 35 days, to pay interest on any tranche of notes when that interest becomes due and payable;

•	the issuing entity’s failure to pay the stated principal amount of any tranche of notes on their applicable legal maturity date;

•

the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 90 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected class or tranche has provided written notice requesting remedy of that breach, and, as a result of that default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90-day period; and

•	the occurrence of certain events of bankruptcy or insolvency of the issuing entity.

Failure to pay the full stated principal amount of a note on its Scheduled Principal Payment Date will not constitute an event of default. An event of default with respect to a tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes that may be issued. However, other than payment defaults, the events of default are consistent across all tranches and would be triggered at the same time.

It is not an event of default if the issuing entity fails to redeem a note prior to the legal maturity date of that note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for senior notes.

Events of Default Remedies

The occurrence of the event of default involving the bankruptcy or insolvency of the issuing entity results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any class or tranche of notes, either the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes.

If a class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes at any time thereafter will, direct the collateral agent to sell assets as provided herein.

In addition, a sale of assets following an event of default and acceleration of a tranche of subordinated notes may be delayed as described in “Sources of Funds to Pay the Notes—Sale of Assets” if the payment is not permitted by the subordination provisions of the senior notes.

If an event of default occurs relating to the failure to pay principal of or interest on a tranche of notes in full on the legal maturity date, assets will automatically be sold on that date, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” provided that no assets will be sold in order to repay a tranche of notes with a Nominal Liquidation Amount equal to zero and no such tranche will receive any proceeds from any such sale.

Upon a sale of assets, the Nominal Liquidation Amount of the applicable tranche of notes will be automatically reduced to zero and thereafter Available Principal Collections and Available Finance Charge Collections will no longer be allocated to that tranche of notes. Holders of the applicable tranche of notes will receive the proceeds of the sale plus any amounts on deposit in issuing entity bank accounts in each case that are allocable to that tranche of notes in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche of notes.

Any money or other property collected by the indenture trustee or the collateral agent with respect to a tranche of notes in connection with a sale of assets following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

•

first, to pay all compensation and reimbursements owed to the indenture trustee and the collateral agent for services rendered in connection with the indenture and the asset pool one supplement, or indemnification of the indenture trustee and the collateral agent for any and all losses, liabilities or expenses incurred without negligence or bad faith on their part, arising out of or in connection with the performance of their duties and obligations;

•	second, to pay the amounts of principal then due and unpaid plus any accrued but unpaid interest and any additional interest on that tranche of notes;

•	third, to pay any servicing fee owed to the servicer and any other fees or expenses then owing for that tranche of notes; and

•	fourth, any remaining amounts will be paid to the issuing entity.

If a sale of assets does not take place following an acceleration of a tranche of notes, then:

•

The issuing entity will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture, the asset pool one supplement and the CHASEseries indenture supplement.

•

Principal will be paid on the accelerated tranche of notes to the extent funds are received by the issuing entity and available to the accelerated tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes.

•

If the accelerated notes are a tranche of subordinated notes, and the subordination provisions of the senior notes prevent the payment of the accelerated tranche of subordinated notes, prefunding of the senior notes will begin. Afterward, payment will be made to the extent provided in the CHASEseries indenture supplement.

•	On the legal maturity date of the accelerated tranche of notes, if that tranche of notes has not been paid in full, the collateral agent will sell, or cause to be sold, assets.

The holders of more than 66 2/3 % of the outstanding dollar principal amount of any accelerated tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or the collateral agent, or exercising any trust or power conferred on the indenture trustee or on the collateral agent. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the CHASEseries indenture supplement or have a substantial likelihood of involving the indenture trustee or the collateral agent in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on that note on the legal maturity date expressed in that note, provided that payment of principal and interest on any note on the legal maturity date is subject to the payment and allocation provisions of the indenture.

Generally, if an event of default occurs and any notes are accelerated, neither the indenture trustee nor the collateral agent is obligated to exercise any of its rights or powers under the indenture unless the holders of the affected notes offer the indenture trustee or the collateral agent reasonable indemnity. Upon acceleration of the maturity of a tranche of notes following an event of default, the indenture trustee and the collateral agent will have a lien on the collateral for those notes ranking senior to the lien of those notes for their unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuing entity or any securitization special purpose entity whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase USA or by one of its affiliates, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Available Principal Collections will be allocated to pay principal on the notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs for any uncovered CHASEseries Default Amount and reallocations of Available Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes. In addition, if a sale of assets occurs, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” the amount of assets sold generally will be limited to the lesser of (i) 105% of the Nominal Liquidation Amount of the applicable tranche of notes or (ii) the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Pool Balance and (C) a fraction, the numerator of which is the CHASEseries Floating Allocation Percentage and the denominator of which is the sum of the CHASEseries Noteholder Percentages for the allocation of Finance Charge Collections for all series of notes backed by asset pool one, and (2) the Nominal Liquidation Amount of the affected tranche. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of that tranche will receive full payment of principal only to the extent proceeds from the sale of assets are sufficient to pay the full principal amount or amounts have been previously deposited in an issuing entity bank account for that tranche.

On the date of a sale of assets, the proceeds of that sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of that tranche will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the outstanding dollar principal amount of, and all accrued, but unpaid interest and any additional interest on, that tranche;

•

the date on which the outstanding dollar principal amount of that tranche, after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date, is reduced to zero, and all accrued, past due and additional interest on that tranche is paid in full;

•	the legal maturity date of that tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date; or

•	the date of the payment following the date on which a sale of assets has taken place with respect to that tranche, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Issuances of New Series, Classes and Tranches of Notes

Conditions to Issuance

The issuing entity may issue new notes of any tranche only if the conditions of issuance are met or waived as described below. These conditions include:

•

on or prior to the third Business Day before the new issuance is to occur, the issuing entity delivers to the indenture trustee and each applicable Note Rating Agency that has rated any outstanding series, class or tranche of notes notice of the new issuance;

•	on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each applicable Note Rating Agency a certificate to the effect that:

•

the issuing entity reasonably believes that the new issuance will not, at the time of its occurrence, (1) result in the occurrence of an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (2) have a material adverse effect on the amount of funds available to be distributed to holders of any series, class or tranche of notes or the timing of those distributions or (3) adversely affect the security interest of the collateral agent;

•

all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the new notes;

•	the form and terms of the new notes have been established in conformity with the provisions of the indenture; and

•	the issuing entity has satisfied any other matters as reasonably requested by the indenture trustee;

•

on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee, an indenture supplement and, if applicable, a terms document relating to the applicable series, class and tranche of notes;

•	in the case of foreign currency notes, the issuing entity has appointed one or more paying agents in the appropriate countries;

•

on or prior to the date that the new issuance is to occur, the issuing entity has obtained written confirmation from each applicable Note Rating Agency that the new issuance will not cause a reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding series, class or tranche of notes; and

•	the required subordination amount condition is satisfied.

If the issuing entity obtains approval from each Note Rating Agency that has rated any outstanding series, class or tranche of notes, then any or all of the conditions described above may be waived or modified.

Notwithstanding the conditions to issuance described above, if so specified in the terms document relating to the issuance of a new tranche of notes, the issuing entity will not be required to obtain written confirmation from each applicable Note Rating Agency that any subsequent new issuance will not cause a reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes if those outstanding notes were issued on or after May 22, 2012.

The issuing entity and the indenture trustee are not required to permit any prior review by or to obtain the consent of any noteholder of any outstanding series, class or tranche of notes to issue any additional notes of any series, class or tranche.

Chase USA may from time to time, without notice to, or the consent of, the registered holders of a tranche of notes, create and issue further notes equal in rank to the tranche of notes offered by this prospectus in all respects—or in all respects except for the payment of interest accruing prior to the issue date of the further tranche of notes or except for the first payment of interest following the issue date of the further tranche of notes. This is called a “reopening.” When issued, the additional notes of a tranche will equally and ratably be entitled to the benefits of the indenture and the related indenture supplement and terms document applicable to those notes with the other outstanding notes of that tranche without preference, priority or distinction. These further tranches of notes may be consolidated and form a single tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued tranche of notes.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of notes, so long as the conditions described above are met or waived. As of the date of any issuance of additional notes of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. The targeted deposits, if any, to the principal funding account, the interest funding account and the Class C reserve account will be increased proportionately to reflect the principal amount of the additional notes.

In addition, Chase USA, Chase Card Funding, or an affiliate may retain any notes upon initial issuance or upon a reopening and may sell them on a subsequent date.

Payments on Notes; Paying Agent

The issuing entity, the indenture trustee, the owner trustee, Chase Card Funding, Chase USA and any agent of the foregoing will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The issuing entity will make payments on a note to the registered holder of that note at the close of business on the record date established for the related Interest Payment Date or Principal Payment Date, as applicable.

The issuing entity has designated the corporate trust office of Wells Fargo Bank as its paying agent for the notes. The issuing entity will be required to maintain a paying agent in each place of payment for the notes but may at any time designate additional paying agents or rescind the designation of any paying agent.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuing entity. After funds are repaid to the issuing entity, the holder of that note may look only to the issuing entity for payment of that principal or interest.

Record Date

The record date for payment of the notes will be the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable.

Addresses for Notices

Notices to noteholders will be given by mail sent to the addresses of those noteholders as they appear in the note register.

List of Noteholders

Three or more holders of notes of any series, class or tranche, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuing entity for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders. For requests to communicate relating to an investor exercising its rights under the notes, the issuing entity will include certain information on its Form 10-D. See “Shelf Registration Eligibility Requirements—Transaction Requirements—Investor Communication.”

Voting

Except for voting related to the asset representations review, any action or vote to be taken by the holders of more than 66 2/3%, or other specified percentage, of any tranche of notes may be adopted by the affirmative vote of the holders of more than 66 2/3%, or the applicable other specified percentage, of the outstanding dollar principal amount of the outstanding class or tranche of notes, as the case may be.

Any action or vote taken by holders of notes in accordance with the indenture will be binding on all holders of the affected notes or the affected class or tranche of notes, as the case may be.

Notes held by the issuing entity, Chase Card Funding, Chase USA or any affiliate of these entities will not be deemed outstanding for purposes of voting.

For voting procedures relating to the asset representations review, see “Shelf Registration Eligibility Requirements—Transaction Requirements—Asset Review—Voting Procedure for Asset Representations Review.”

Issuing Entity’s Annual Compliance Statement

The issuing entity is required to furnish annually to the indenture trustee a statement concerning its performance and fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee is required to mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of indebtedness owing by the issuing entity to it and the collateral agent, each in its individual capacity,

•	the property and funds physically held by it as collateral agent,

•	any release or release and substitution of collateral subject to the lien of the asset pool one supplement that has not previously been reported, and

•	any action taken by it or the collateral agent, on behalf of the indenture trustee, that materially affects the notes and that has not previously been reported.

If none of the events specified in the Trust Indenture Act occurred during the previous twelve months, the indenture trustee will be under no obligation to mail an annual report.

Reports

Monthly Reports

Monthly reports containing distribution and pool performance information on the notes and the collateral securing the notes required under Section 15(d) of the Securities Exchange Act of 1934, as modified by Regulation AB, will be filed with the SEC on Form 10-D. These reports will not be sent to noteholders. See “Where You Can Find More Information” for information as to how these reports may be accessed. Requests from investors to communicate with other investors will also be included on Form 10-D. See “Shelf Registration Eligibility Requirements—Transaction Requirements—Investor Communication.”

Annual Reports

An annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as modified by Regulation AB, will be filed with the SEC on Form 10-K. The annual report filed on Form 10-K will include as exhibits (1) an assessment report of compliance with servicing criteria pursuant to Item 1122(a) and (d) of Regulation AB, (2) an accountant’s attestation report pursuant to Item 1122(b) of Regulation AB and (3) a servicer compliance statement pursuant to Item 1123 of Regulation AB. These reports will not be sent to noteholders. See “Where You Can Find More Information” for information as to how these reports may be accessed.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “U.S. Federal Income Tax Consequences.”

Governing Law

The laws of the State of Delaware will govern the notes and the indenture.

Form, Exchange and Registration and Transfer of Notes

The notes will be delivered in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “—Book-Entry Notes.”

A holder of notes may exchange those notes for other notes of the same class and tranche of any authorized denominations and of the same aggregate stated principal amount and tenor.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuing entity designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The issuing entity has appointed Wells Fargo Bank as the note registrar for the notes. The issuing entity also may at any time designate additional transfer agents for the notes. The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuing entity will be required to maintain a transfer agent in each place of payment for the notes.

Book-Entry Notes

The notes will be delivered in book-entry form. This means that, except under the limited circumstances described in “—Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be deposited with The Depository Trust Company, referred to as “DTC” in this prospectus, and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC—or otherwise indirectly through a direct participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream Banking S.A., referred to in this prospectus as “Clearstream Banking,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream Banking and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its direct and indirect participants, including the U.S. depositories; and

•	all transfers of ownership interests between its direct and indirect participants.

The direct participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The issuing entity, the indenture trustee, any agent of the indenture trustee, any paying agent and the note registrar will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. In addition, after distribution by the issuing entity, the indenture trustee, any agent of the indenture trustee, any paying agent or the note registrar, as applicable, to DTC or its nominee of amounts owed in respect of book-entry notes, the issuing entity, the indenture trustee, any agent of the indenture trustee, any paying agent and the note registrar will not be responsible or liable for payments made or failed to be made by DTC or its nominee in connection therewith.

Unless definitive notes, that is, notes in physical form, are issued to the beneficial owners as described in “—Definitive Notes,” all references to “holders” of notes means DTC. The issuing entity, the indenture trustee and any paying agent, transfer agent or note registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that the issuing entity will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream Banking or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking organization” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its direct participants through electronic book-entry changes in accounts of the direct participants, thus eliminating the need for physical movement of securities. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, referred to in this prospectus as “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The DTC rules applicable to its participants are on file with the SEC.

Clearstream Banking

Clearstream Banking is registered as a bank in Luxembourg and is regulated by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream Banking is a wholly owned subsidiary of Clearstream International, S.A. Clearstream International, S.A. is wholly owned by Clearstream Holding AG, itself owned by Deutsche Börse AG. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with over 50 domestic securities markets worldwide, plus the international market, through established depository and custodial relationships. Clearstream Banking has established an electronic bridge with Euroclear Bank S.A./N.V. in Brussels to facilitate settlement of trades between Clearstream Banking and Euroclear Bank S.A./N.V. Over 300,000 domestic and internationally traded bonds, equities and investment funds are currently deposited with Clearstream Banking.

Clearstream Banking customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Banking U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream Banking has approximately 2,500 customers located in over 110 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking.

Euroclear System

The Euroclear System, referred to in this prospectus as “Euroclear,” was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream Banking and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

The issuing entity will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuing entity’s paying agent at the office of the paying agent that the issuing entity designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream Banking will be credited to cash accounts of Clearstream Banking participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any other transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream Banking participants on that Business Day. Cash received in Clearstream Banking or Euroclear as a result of sales of notes by or through a Clearstream Banking participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream Banking and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for definitive notes in physical form registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the issuing entity is unable to find a qualified replacement for DTC;

•	the issuing entity, in its sole discretion, elects to replace any series, class or tranche, or portion thereof, of book-entry notes held through DTC with definitive notes; or

•

any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that series, class or tranche advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the note registrar. DTC may base its written instruction upon directions it receives from its participants. Afterward, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture.

Replacement of Notes

The issuing entity will replace at the expense of the holder (1) any mutilated note upon surrender of that note to the indenture trustee and (2) any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuing entity and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuing entity and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuing entity before a replacement note will be issued.

Amendments to the Indenture, the Asset Pool One Supplement and Indenture Supplements

No material changes may be made to the indenture, the asset pool one supplement or any indenture supplement without the consent of noteholders as discussed below. However, the asset pool one supplement or any indenture supplement may be amended without the consent of any noteholders, but with prior notice to each Note Rating Agency, upon delivery by the issuing entity to the indenture trustee and the collateral agent of:

•

an officer’s certificate stating that the issuing entity reasonably believes that amendment will not (1) and is not reasonably expected to result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (2) have a material adverse effect on the interest of the holders of any series, class or tranche of notes, or (3) adversely affect the security interest of the collateral agent in the collateral securing any series, class or tranche of notes,

•	except for amendments described in the first two bullet points in the next section below, an opinion of counsel as described in “—Tax Opinions for Amendments,” and

•

except for amendments listed in the bullet points below, confirmation in writing from each Note Rating Agency that has rated any outstanding series, class or tranche of notes that Note Rating Agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed amendment.

The types of amendments of the indenture, the asset pool one supplement or any indenture supplement, that, subject to the conditions described above, do not require the consent of any noteholders, include, but are not limited to:

•	to cure any ambiguity or mistake or to correct or supplement any provision in the indenture which may be inconsistent with any other provision;

•

to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes;

•	to evidence the succession of another entity to the issuing entity, and the assumption by the successor of the covenants of the issuing entity in the indenture and the notes;

•

to add to the covenants of the issuing entity, or have the issuing entity surrender any of its rights or powers under the indenture, for the benefit of the holders of any or all series, classes or tranches of notes;

•	to add to the indenture certain provisions expressly permitted by the Trust Indenture Act, as amended;

•

to provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

•

to provide for acceptance of a successor collateral agent under the asset pool one supplement and to add to or change any of the provisions of the asset pool one supplement as necessary to provide for or facilitate the administration of the trusts under the asset pool one supplement by more than one collateral agent;

•	to add any additional early amortization events or events of default with respect to the notes of any or all series, classes or tranches;

•

if the transferor under the transfer and servicing agreement or any pooling and servicing agreement is replaced, or one or more additional beneficiaries under the trust agreement are added or removed, to make any necessary changes to the indenture or any other related document;

•	to provide for additional or alternative credit enhancement for any tranche of notes;

•	to comply with any regulatory, accounting or tax law; or

•	to qualify for sale treatment under generally accepted accounting principles in effect prior to November 15, 2009.

In addition, the indenture allows for an amendment to the Regulation AB Item 1122 servicing criteria identified as applicable in the annual assessment of compliance by the indenture trustee without the consent of any noteholders or written confirmation from each Note Rating Agency that has rated any outstanding series, class or tranche of notes that the proposed amendment will not result in the withdrawal or downgrade of its then-current ratings on any outstanding series, class or tranche of notes.

By purchasing an interest in any note each noteholder will be deemed to have consented to amendments to the indenture or any indenture supplement to satisfy conditions for sale accounting treatment that were in place prior to November 15, 2009 for credit card receivables in the issuing entity, which could include amendments providing for the transfer of credit card receivables and the Transferor Amount to a newly formed bankruptcy remote special purpose entity that would then transfer the credit card receivables to the issuing entity. Promptly following the execution of any amendment to the indenture and the applicable indenture supplement, the indenture trustee will furnish written notice of the substance of that amendment to each noteholder.

The issuing entity and the indenture trustee may modify and amend the indenture, the asset pool one supplement or any indenture supplement, for reasons other than those stated in the prior paragraphs, upon (1) prior notice to each Note Rating Agency, (2) the consent of the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment and (3) the delivery of an opinion of counsel as described in “—Tax Opinions for Amendments.” However, the prior consent of 100% of the adversely affected noteholders of each outstanding series, class or tranche of notes is required for any amendment that would result in:

•	a change in any date scheduled for the payment of interest on any note, the Scheduled Principal Payment Date or legal maturity date of any note;

•

a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•	a reduction of the percentage in outstanding dollar principal amount of notes of any series, class or tranche required for any waiver or consent under the indenture;

•	a modification of any provision requiring the noteholder to consent to an amendment of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent;

•	permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien in favor of the holders of any tranche of notes;

•	a change in any place of payment where any principal of, or interest on, any note is payable;

•	a change in the method of computing the amount of principal of, or interest on, any note on any date; or

•	any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of a series, class or tranche may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the issuing entity with specified restrictive provisions of the indenture or the indenture supplement.

The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement with respect to notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

No amendment to the indenture, the asset pool one supplement or any indenture supplement to be made without the consent of noteholders—other than an amendment made to cure an ambiguity or correct an inconsistency, to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes, as described in “—Amendments to the Indenture, the Asset Pool One Supplement and Indenture Supplements”—and no amendment to the trust agreement will be effective unless the issuing entity has delivered to the indenture trustee, the owner trustee, the collateral agent and the Note Rating Agencies an Issuing Entity Tax Opinion.

Limited Recourse to the Issuing Entity; Security for the Notes

The issuing entity has a single pool of assets, primarily credit card receivables, that are pledged to secure all of the outstanding notes. Each tranche of notes is secured by a security interest in the assets in the issuing entity that are allocated to it as described, with respect to the offered notes, in “Summary—Limited Recourse to the Issuing Entity; Security for the Offered Notes,” including the collection account and the excess funding account. Therefore, only a portion of the collections allocated to the issuing entity and amounts on deposit in the collection account and the excess funding account are available to the notes. The notes are entitled only to their allocable share of Finance Charge Collections, Principal Collections, amounts on deposit in the collection account and the excess funding account and proceeds of the sale of assets. Holders of notes will generally have no recourse to any other assets of the issuing entity—other than Shared Excess Available Finance Charge Collections—or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of notes is secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount and any other applicable supplemental account.

Sources of Funds to Pay the Notes

General

The issuing entity’s primary assets consist of credit card receivables that arise in revolving credit card accounts owned by Chase USA or by one of its affiliates and issuing entity bank accounts. The assets of the issuing entity, in the future, may include one or more collateral certificates issued by securitization special purpose entities whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase USA or by one of its affiliates. Each collateral certificate will represent an undivided interest in the assets of the applicable securitization special purpose entity.

The assets in the issuing entity currently include credit card receivables arising in revolving credit card accounts owned by Chase USA that Chase USA has designated to be transferred, through Chase Card Funding, to the issuing entity and funds on deposit in the issuing entity bank accounts.

For a description of the credit card receivables included in the issuing entity, see “Chase USA’s Credit Card Portfolio—Composition of Issuing Entity Receivables.”

The composition of the issuing entity’s assets will likely change over time due to:

•	Chase USA’s ability to designate additional revolving credit card accounts to have their credit card receivables transferred to the issuing entity through Chase Card Funding;

•

changes in the composition of the credit card receivables in the issuing entity as new credit card receivables are created, existing credit card receivables are paid off or charged-off, additional revolving credit card accounts are designated to have their credit card receivables included in the issuing entity and revolving credit card accounts are designated to have their credit card receivables removed from the issuing entity;

•

Chase USA’s ability to designate collateral certificates for transfer to the issuing entity, through Chase Card Funding, or to increase and decrease the size of any existing collateral certificates; and

•	the termination or repurchase of any collateral certificate included in the issuing entity.

All newly generated credit card receivables arising in revolving credit card accounts that have been designated to the issuing entity for inclusion in asset pool one will be transferred to the issuing entity and designated for inclusion in asset pool one, which will result in changes in the composition of the issuing entity.

Chase USA, through Chase Card Funding, can increase the Invested Amount of an existing collateral certificate on any Business Day in order to accommodate the issuance of new notes or solely to increase the Transferor Amount. If there are multiple collateral certificates and credit card receivables included in the issuing entity, Chase USA, through Chase Card Funding, can choose to increase one, all or any combination thereof in any amount. Any increase in the Invested Amount of an existing collateral certificate without a corresponding increase in the principal amount of credit card receivables included in the issuing entity and the Invested Amount of any other collateral certificate then included in the issuing entity will result in a change in the composition of the issuing entity.

Alternatively, if a collateral certificate is designated for inclusion in the issuing entity, principal payments received on that collateral certificate not allocated to noteholders or used to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, or not required to be deposited to a principal funding account for the benefit of the notes or the excess funding account, will be instead paid to Chase Card Funding, thereby resulting in a shift in the composition of the issuing entity. If the transferor amount of the securitization special purpose entity is sufficient, and Chase Card Funding is the transferor for that securitization special purpose entity and the issuing entity, the amount of a collateral certificate may be increased with a resulting decrease of the transferor interest in that securitization special purpose entity and an increase in the Transferor Amount in the issuing entity. Any principal collections received under an existing collateral certificate without a corresponding increase in that collateral certificate will decrease the size of that collateral certificate. The occurrence of a payout event with respect to an existing collateral certificate would result in the commencement of the amortization period for that collateral certificate. The payments made upon the occurrence of a payout event for a collateral certificate, if any, would be paid to noteholders or paid to Chase Card Funding as holder of the Transferor Certificate or deposited in the excess funding account to the extent required.

Payments on the notes will be funded by the following amounts:

•	that class or tranche’s allocable share of the collections received on the assets included in the issuing entity; and

•	Shared Excess Available Principal Collections from any other series of notes.

In addition, Shared Excess Available Finance Charge Collections from any other series of notes in Shared Excess Available Finance Charge Collections Group A may be available to the notes to make required payments. If a collateral certificate is included in the issuing entity, payments on the note may also be funded by excess principal collections available after application to other series for the related securitization special purpose entity.

As indicated above, the composition of the issuing entity is expected to change over time, and additional credit card receivables and collateral certificates may be designated for inclusion in the issuing entity in the future. The pertinent characteristics of the credit card receivables included in the issuing entity are described under “Chase USA’s Credit Card Portfolio.” In addition, if collateral certificates are designated for inclusion in the issuing entity, the pertinent characteristics of such collateral certificates will be described at that time.

Transferor Amount

The interest in the issuing entity not securing any series, class or tranche of notes issued by the issuing entity is the Transferor Amount. The Transferor Amount, which may be held either in an uncertificated form or evidenced by a Transferor Certificate, will be held by Chase Card Funding or an affiliate. The Transferor Certificate or an interest in the Transferor Amount may be transferred by the holder in whole or in part to an affiliate upon (1) delivery of an Issuing Entity Tax Opinion and (2) receipt of written confirmation from each Note Rating Agency that has rated any outstanding notes that the transfer will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes. In addition, prior to any transfer of the Transferor Certificate or an interest in the Transferor Amount, (x) the new transferor must agree to assume all of the covenants and obligations of the transferor under the transfer and servicing agreement and (y) any additional conditions to the transfer of a beneficial interest as provided in the trust agreement must have been satisfied.

For any month, the Transferor Amount is equal to the Pool Balance for that month minus the aggregate Nominal Liquidation Amount of all series, classes and tranches of notes as of the close of business as of the last day of that month. The Transferor Amount will fluctuate due to changes in the amount of principal receivables included in the issuing entity, the aggregate Nominal Liquidation Amount of all notes, the amount on deposit in the excess funding account and the Invested Amount of a collateral certificate included in the issuing entity, if any. The Transferor Amount will generally increase if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes due to payments of principal on that series, class or tranche or a deposit to the principal funding account or applicable principal funding subaccount with respect to that series, class or tranche or an increase in the Invested Amount of an existing collateral certificate included in the issuing entity without a corresponding increase in the Nominal Liquidation Amount of series, classes or tranches of notes. The Transferor Amount will generally decrease as a result of the issuance of a new series, class or tranche of notes, assuming that there is not a corresponding increase in the principal amount of the assets included in the issuing entity. The Transferor Amount does not provide credit enhancement to the notes and will not provide credit enhancement to any series, class or tranche of notes that may be issued by the issuing entity.

Required Transferor Amount

The issuing entity has a requirement to maintain a Required Transferor Amount. The Required Transferor Amount for any month will equal the product of the Required Transferor Amount Percentage and the amount of principal receivables included in the issuing entity as of the close of business on the last day of that month. The Required Transferor Amount Percentage is currently 5%.

The servicer may designate a different Required Transferor Amount Percentage but prior to reducing the percentage, the servicer must provide the following to the indenture trustee and the collateral agent:

•

written confirmation from each Note Rating Agency that has rated any outstanding notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes; and

•	an Issuing Entity Tax Opinion.

If, for any month, the Transferor Amount is less than the Required Transferor Amount, Chase Card Funding, as transferor, will be required to designate additional credit card receivables or collateral certificates for inclusion in the issuing entity or Chase Card Funding will be required to increase the Invested Amount of an existing collateral certificate as described in “—Addition of Assets.” When Chase Card Funding’s obligation to the issuing entity is triggered, Chase USA will be required to designate additional credit card accounts from which receivables would be transferred to Chase Card Funding, transfer additional collateral certificates to Chase Card Funding or increase the invested amount of any existing collateral certificate.

If Chase USA is unable to either designate additional credit card accounts from which receivables would be transferred or transfer additional collateral certificates or if Chase USA fails to increase the Invested Amount of any existing collateral certificate when required to do so or Chase Card Funding fails to transfer to the issuing entity additional collateral certificates or increase the Invested Amount of an existing collateral certificate or fails to transfer the credit card receivables in the additional credit card accounts or collateral certificates conveyed to it by Chase USA, an early amortization event will occur with respect to the notes.

Minimum Pool Balance

In addition to the Required Transferor Amount requirement, the issuing entity has a Minimum Pool Balance requirement.

The “Pool Balance” for any month is comprised of (1) the amount of principal credit card receivables in the issuing entity at the end of the month plus (2) the Invested Amount of any outstanding collateral certificates included in the issuing entity at the end of the month plus (3) the amount on deposit in the excess funding account at the end of the month.

The “Minimum Pool Balance” for any month will generally be an amount equal to the sum of (1) for all notes in their revolving period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of that month and (2) for all notes in their amortization period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of the most recent revolving period for each of those notes, excluding any notes which will be paid in full on the applicable payment date for those notes in the following month and any notes which will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the following month.

If, for any month, the pool balance is less than the minimum pool balance, Chase Card Funding will be required to transfer additional credit card receivables or collateral certificates to the issuing entity or, if applicable, Chase Card Funding will be required to increase the invested amount of an existing collateral certificate as described in “—Addition of Assets.” When Chase Card Funding’s obligation to the issuing entity is triggered, Chase USA will be required to designate additional credit card accounts from which receivables would be transferred to Chase Card Funding, transfer additional collateral certificates to Chase Card Funding or increase the invested amount of any existing collateral certificate.

If Chase USA is unable to either designate additional credit card accounts from which receivables would be transferred or transfer additional collateral certificates or if Chase USA fails to increase the invested amount of any existing collateral certificate when required to do so or Chase Card Funding fails to transfer to the issuing entity additional collateral certificates or increase the Invested Amount of an existing collateral certificate or fails to transfer the credit card receivables in the additional credit card accounts or collateral certificates conveyed to it by Chase USA, an early amortization event will occur with respect to the notes. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account

With respect to each month, if (1) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount or (2) the Pool Balance is, or as a result of a payment would become, less than the Minimum Pool Balance, the collateral agent will, at the direction of the servicer, allocate Principal Collections that would otherwise have been paid to the holder of the Transferor Certificate to the excess funding account in an amount equal to the greater of the amount by which the Transferor Amount would be less than the Required Transferor Amount and the amount by which the Pool Balance would be less than the Minimum Pool Balance, each determined with respect to the related month.

Amounts on deposit in the excess funding account will be treated as Shared Excess Available Principal Collections and, to the extent required, allocated to each series of notes in accordance with the applicable indenture supplement. Any remaining amounts on deposit in the excess funding account in excess of the amount required to be treated as Shared Excess Available Principal Collections for a month will be released to the holder of the Transferor Certificate in accordance with the related indenture supplement to the extent that after the release (1) the Transferor Amount is equal to or greater than the Required Transferor Amount and (2) the Pool Balance is equal to or greater than the Minimum Pool Balance.

Increases in the Invested Amount of an Existing Collateral Certificate

The Invested Amount of any existing collateral certificate included in the issuing entity may be increased by Chase USA, through Chase Card Funding, on any Business Day in connection with the issuance of an additional series, class or tranche of notes or an increase of the Transferor Amount.

Increases in the Invested Amount of an existing collateral certificate included in the issuing entity will be funded from the proceeds of the issuance of an additional series, class or tranche of notes or funded by the transferor, which funding may be in cash or through an increase in the Transferor Amount.

Notwithstanding the descriptions of increases in the Invested Amount of any existing collateral certificate included in the issuing entity in the two prior paragraphs, the Invested Amount of an existing collateral certificate will not be increased if an early amortization event has occurred as a result of a failure to transfer additional assets to the issuing entity or a failure to increase the Invested Amount of an existing collateral certificate included in the issuing entity at a time when the Pool Balance for the prior month is less than the Minimum Pool Balance for the prior month, and if increasing the Invested Amount of or reinvesting in that collateral certificate would result in a reduction in the allocation percentage applicable for principal collections for that collateral certificate.

Addition of Assets

Chase USA and Chase Card Funding will have the right, from time to time, (1) to designate additional revolving credit card accounts to have their credit card receivables transferred to the issuing entity, (2) to transfer one or more collateral certificates to the issuing entity or (3) to increase the Invested Amount of an existing collateral certificate included in the issuing entity. You are not entitled to receive prior notice from Chase USA or Chase Card Funding of any addition of credit card accounts or collateral certificates to the issuing entity or of the increase in the Invested Amount of any existing collateral certificates included in the issuing entity. Chase USA and Chase Card Funding will be required to designate for transfer additional revolving credit card accounts, transfer collateral certificates, or increase the Invested Amount of any existing collateral certificates included in the issuing entity, if on any Determination Date, (1) the Transferor Amount is less than the Required Transferor Amount for the prior month, or (2) the Pool Balance is less than the Minimum Pool Balance for the prior month. If Chase USA fails to maintain certain short-term credit ratings as described in the transfer and servicing agreement, the Transferor Amount and the Pool Balance will be determined on a daily basis in accordance with a method to be determined by the servicer, subject to receipt of written confirmation from each Note Rating Agency that has rated any outstanding notes that the method of determination will not result in the withdrawal or downgrade of its then-current rating of any outstanding notes.

Each additional revolving credit card account must be an Issuing Entity Eligible Account and each additional collateral certificate must be an Issuing Entity Eligible Collateral Certificate at the time of its transfer. However, credit card receivables arising in additional revolving credit card accounts, if any, may not be of the same credit quality as the credit card receivables arising in revolving credit card accounts already included in the issuing entity and any additional collateral certificates may not be of the same credit quality as any existing collateral certificate. Additional revolving credit card accounts may have been originated by Chase USA or an affiliate using credit criteria different from those which were applied to the revolving credit card accounts already included in the issuing entity or may have been acquired by Chase USA from a third-party financial institution which may have used different credit criteria from those applied to the revolving credit card accounts already included in the issuing entity.

The transfer by Chase Card Funding to the issuing entity of credit card receivables arising in additional revolving credit card accounts or collateral certificates or, with respect to the first bullet point below, the increase by Chase Card Funding of the Invested Amount of an existing collateral certificate, is subject to the following conditions, among others:

•

Chase Card Funding must give written notice to the owner trustee, the indenture trustee, the servicer, the collateral agent and each Note Rating Agency that has rated any outstanding series, class or tranche of notes, unless the notice requirement is waived, that the additional revolving credit card accounts and/or additional collateral certificates will be included in the issuing entity or that the Invested Amount of an existing collateral certificate is going to be increased;

•

Chase Card Funding will have delivered to the collateral agent and the servicer a written assignment for the additional revolving credit card accounts or additional collateral certificates and Chase Card Funding will have delivered to the collateral agent a true and complete list of the additional revolving credit card accounts in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and the collateral agent;

•

Chase USA, as servicer, will represent and warrant that (x) (1) each additional revolving credit card account is an Issuing Entity Eligible Account or (2) each additional collateral certificate is an Issuing Entity Eligible Collateral Certificate and (y) Chase USA is not insolvent;

•

the acquisition by the issuing entity of the credit card receivables arising in the additional revolving credit card accounts or of the additional collateral certificate will not, in the reasonable belief of Chase USA, (1) result in the occurrence of an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (2) have a material adverse effect on the amount of funds available to be distributed to holders of any series, class or tranche of notes or the timing of those distributions or (3) adversely affect the security interest of the collateral agent;

•

the assignment to the issuing entity of the credit card receivables arising in the additional revolving credit card accounts or of the additional collateral certificate constitutes (1) a valid sale, transfer and assignment to the issuing entity of all right, title and interest in the credit card receivables or collateral certificate, as applicable, or (2) a grant of a “security interest” (as defined in the UCC) in the credit card receivables or collateral certificate, as applicable, to the issuing entity;

•

if, with respect to any three-month period, the aggregate number of additional revolving credit card accounts designated to have their credit card receivables included in the issuing entity equals or exceeds 15%—or with respect to any twelve-month period, 20%—of the aggregate number of revolving credit card accounts designated for inclusion in the issuing entity as of the first day of that period, the collateral agent will have received notice that no Note Rating Agency will withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the addition;

•

if so notified by any Note Rating Agency that has rated any outstanding series, class or tranche of notes that the Note Rating Agency has elected to confirm existing ratings prior to a transfer of additional collateral certificates, the collateral agent will have received notice that, on or prior to the applicable addition date, the Note Rating Agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed transfer of additional collateral certificates;

•

Chase Card Funding and the issuing entity will have delivered to the owner trustee, and the issuing entity will have delivered to the collateral agent, an officer’s certificate confirming the items described above; and

•

Chase Card Funding will have delivered to the indenture trustee, with a copy to each Note Rating Agency that has rated any outstanding notes, an opinion of counsel stating that the provisions of the written assignment are effective to create, in favor of the collateral agent, a valid security interest in all of Chase USA’s right, title and interest in and to that portion of the additional revolving credit card accounts.

Removal of Assets

Chase Card Funding may, but will not be obligated to, designate certain credit card accounts and the credit card receivables in those credit card accounts for removal from the assets of the issuing entity. You are not entitled to receive prior notice from Chase USA of any removal of credit card accounts from the issuing entity.

Chase Card Funding will be permitted to designate for removal from the issuing entity and require reassignment to it, of credit card receivables arising under revolving credit card accounts only upon satisfaction of the following conditions:

•

the removal of any credit card receivables arising in any removed revolving credit card accounts will not, in the reasonable belief of Chase Card Funding, (1) result in the occurrence of an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (2) have a material adverse effect on the amount of funds available to be distributed to holders of any series, class or tranche of notes or the timing of those distributions or (3) adversely affect the security interest of the collateral agent, or cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance for the month in which the removal occurs;

•

Chase Card Funding will have delivered to the issuing entity and the issuing entity will have delivered to the collateral agent, for execution a written assignment and Chase Card Funding shall have delivered, within 5 Business Days after the removal date, or as otherwise agreed upon between Chase Card Funding and the collateral agent, a true and complete list, in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase Card Funding and the owner trustee, of all removed accounts designated by the written assignment identified by account number and the aggregate amount of credit card receivables outstanding in each removed account;

•

Chase USA, as servicer, will represent and warrant that (1) a random selection procedure was used by the servicer in selecting the removed revolving credit card accounts and only one removal of randomly selected revolving credit card accounts will occur in the then-current month, (2) the removed revolving credit card accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by that third party or has expired without renewal and which by its terms permits the third party to repurchase the revolving credit card accounts subject to that arrangement upon that cancellation or non-renewal and the third party has exercised that repurchase right or (3) the removed revolving credit card accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009;

•

on or prior to the removal date, if the removed revolving credit card accounts were selected as specified in clause (3) of the preceding bullet point, Chase Card Funding will have received confirmation from each Note Rating Agency that has rated any outstanding series, class or tranche of notes that the proposed removal will not result in a withdrawal or downgrade of its then-current ratings for any outstanding series, class or tranche of notes; and

•	Chase Card Funding and the issuing entity will have delivered to the owner trustee and the collateral agent officer’s certificates confirming the items set forth above.

Discount Receivables

With 30 days’ prior written notice to the servicer, the collateral agent, the owner trustee, the indenture trustee and each Note Rating Agency that has rated any outstanding notes, and without notice to or consent from the noteholders, Chase Card Funding may exercise a discount option by designating a percentage (referred to as the “yield factor”), which may be a fixed percentage or a variable percentage based on a formula, of the amount of principal receivables arising in credit card accounts designated for inclusion in the issuing entity to be treated after the designation, or for the period specified, as finance charge receivables. The discount option will take effect at the time specified in the notice unless, in the reasonable belief of Chase Card Funding, it would cause an early amortization event or event of default with respect to any series, class or tranche of notes. After the discount option takes effect, the product of the yield factor and newly-generated principal receivables (or receivables generated during the specified period) will be treated as finance charge receivables and referred to as discount receivables, and in processing collections of principal receivables, the product of the yield factor and collections of newly-generated principal receivables (or receivables generated during the specified period) will be treated as Finance Charge Collections. Chase Card Funding may, from time to time, increase, reduce or eliminate the yield factor, without notice to or consent from the noteholders. Currently, the discount option is not in effect and the yield factor is zero percent.

Issuing Entity Bank Accounts

The issuing entity has established a collection account for the purpose of receiving amounts collected on the credit card receivables designated for inclusion in the issuing entity and amounts collected on the other assets in the issuing entity, including collateral certificates that may be transferred at a later date.

The issuing entity has also established an excess funding account for the purpose of depositing Principal Collections that would otherwise be paid to Chase Card Funding, as holder of the Transferor Certificate, at a time when payments of those Principal Collections to Chase Card Funding would cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance.

In connection with the notes, the issuing entity has also established a principal funding account and an interest funding account for the benefit of the notes, which will have subaccounts for each tranche of notes, and a Class C reserve account solely for the benefit of the Class C notes, which will have subaccounts for each tranche of Class C notes.

The issuing entity may direct the indenture trustee to cause the collateral agent to establish and maintain in the name of the collateral agent additional supplemental accounts for any series, class or tranche of notes for the benefit of the indenture trustee, the collateral agent and the related noteholders.

The supplemental accounts described in this section are also referred to as issuing entity bank accounts. Amounts maintained in issuing entity bank accounts may only be invested in CHAIT Permitted Investments.

Each month, collections allocated to the Issuing Entity Receivables, any existing collateral certificate, and any other assets in the issuing entity will first be deposited into the collection account, and then will be allocated among each series of notes secured by the assets in the issuing entity and Chase Card Funding, as holder of the Transferor Certificate. Amounts on deposit in the collection account for the benefit of the holders of the notes will then be allocated to the applicable principal funding account, interest funding account, Class C reserve account and any other supplemental account for each class of notes for the purposes described in “Deposit and Application of Funds in the Issuing Entity.”

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the notes when those payments are due. Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months. If interest on a tranche of notes is not scheduled to be paid every month, the issuing entity will deposit accrued interest amounts funded from Available Finance Charge Collections into the interest funding subaccount for that tranche to be held until the interest is due. See “Deposit and Application of Funds in the Issuing Entity—Targeted Deposits of Available Finance Charge Collections to the Interest Funding Account.”

If the earnings on funds in the principal funding subaccount with respect to a tranche of notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche, Segregated Finance Charge Collections will be allocated to the notes up to the amount of the shortfall and treated as Available Finance Charge Collections to be applied as described in “Deposit and Application of Funds in the Issuing Entity—Available Finance Charge Collections” and “—Segregated Finance Charge Collections.”

Chase USA and Transferor Representations and Warranties

Reassignment of Collateral

Prior to January 20, 2016, Chase USA, as transferor, has made and since January 20, 2016, Chase Card Funding, as transferor, has made and will make certain representations and warranties to the issuing entity to the effect that, among other things, as of (1) each date of issuance of a tranche of notes, (2) each date the Invested Amount of any existing collateral certificate is increased and (3) each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity or one or more collateral certificates are transferred to the issuing entity:

•

the transferor is an entity duly organized, validly existing and in good standing and has the authority to perform its obligations under the transfer and servicing agreement and the receivables purchase agreement;

•	the execution and delivery of the transfer and servicing agreement and the receivables purchase agreement have been duly authorized by the transferor;

•

the execution and delivery of the transfer and servicing agreement and the receivables purchase agreement will not conflict with or result in a breach of any of the material terms of or constitute a material default under any instrument to which the transferor is a party or by which its properties are bound;

•

as of each date that (1) a new credit card receivable is transferred to the issuing entity, (2) additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, and (3) one or more collateral certificates are transferred to the issuing entity, the transfer and servicing agreement, the receivables purchase agreement and any related written assignment each constitutes a legal, valid and binding obligation of the transferor subject to certain insolvency-related exceptions;

•

as of each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement and the receivables purchase agreement each constitutes a legal, valid and binding obligation of the transferor subject to certain insolvency-related exceptions;

•

as of each date the invested amount of any existing collateral certificate is increased, the transfer and servicing agreement, the pooling and servicing agreement and series supplement each constitutes a legal, valid and binding obligation of the transferor subject to certain insolvency-related exceptions; and

•

as of each date a new credit card receivable is transferred to the issuing entity, each date the invested amount of any existing collateral certificate is increased, each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity and each date one or more collateral certificates are transferred to the issuing entity, the transferor has caused or will have caused within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such property granted to the issuing entity and upon the filing of all such appropriate financing statements, the issuing entity shall have a first priority perfected security or ownership interest in such property and proceeds.

Chase USA has made representations and warranties parallel to those described above to Chase Card Funding pursuant to the receivables purchase agreement. The rights under the transfer and servicing agreement and the receivables purchase agreement with respect to the credit card receivables, including the rights and remedies related to the representations and warranties, are pledged to the noteholders, under the indenture and the asset pool one supplement.

Chase Card Funding, as transferor, will assume the obligation of the transferor to accept reassignment of receivables or collateral certificates transferred to the issuing entity prior to January 20, 2016 – the date on which the Transferor Certificate was transferred to Chase Card Funding. On and after this date and pursuant to the receivables purchase agreement, Chase USA will be obligated to accept reassignment from Chase Card Funding of receivables and collateral certificates subject to equivalent conditions. For more information on the transfer of the Transferor Certificate by Chase USA to Chase Card Funding, see “Chase Card Funding LLC—Transfer of the Transferor Interest and Role of Transferor from Chase USA to Chase Card Funding.”

If a breach of any representation and warranty described in this “—Reassignment of Collateral” section occurs which has a material adverse effect on any related credit card receivable or existing collateral certificate, then, any of the owner trustee, the indenture trustee, the applicable collateral agent or the holders of notes evidencing more than 66 2/3% of the aggregate unpaid principal amount of all outstanding notes, by notice then given to the transferor, the administrator and the servicer (and to the owner trustee, the indenture trustee and the applicable collateral agent, if given by the noteholders), may direct the transferor to accept a reassignment of all receivables or collateral certificates, as applicable—unless such breach and any material adverse effect caused by such breach is cured within 60 days of such notice (or within such longer period as may be specified in such notice).

Transfer of Ineligible Receivables and Ineligible Collateral Certificates

Removal After Cure Period

Prior to January 20, 2016, Chase USA, as transferor, has made and since January 20, 2016, Chase Card Funding, as transferor, has made and will make certain representations and warranties to the issuing entity to the effect that, among other things:

•

as of each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity and each date one or more collateral certificates are transferred to the issuing entity, the information on the scheduled list of credit card accounts and/or collateral certificates incorporated in the transfer and servicing agreement describing those credit card accounts and/or collateral certificates that are transferred to the issuing entity is accurate in all material respects;

•

as of each date a new credit card receivable is transferred to the issuing entity, each date the Invested Amount of any existing collateral certificate is increased, each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity and each date one or more collateral certificates are transferred to the issuing entity, all authorizations, consents, orders or approvals or registrations or declarations have been obtained, effected or given by the transferor in connection with the transfer of the credit card receivables and/or collateral certificates or the increased Invested Amount of a collateral certificate;

•

as of the initial issuance date of any existing collateral certificate, each date the Invested Amount of any existing collateral certificate is increased, each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, each date one or more collateral certificates are transferred to the issuing entity and each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement and the receivables purchase agreement each constitutes a valid sale, transfer and assignment to the issuing entity of all right, title and interest of the transferor in and to any existing collateral certificate, the increased Invested Amount of any collateral certificate, any credit card receivables existing on that addition date or thereafter created and any additional collateral certificate or a valid and perfected security interest that is prior to all other liens (other than any lien for municipal or local taxes if those taxes are due and payable or if the transferor is contesting the validity of those taxes and has set aside adequate reserves), in the existing collateral certificate, the increased Invested Amount of that collateral certificate, any credit card receivables existing on that addition date or thereafter created and those additional collateral certificates;

•

as of the initial issuance date of any existing collateral certificate, each date the Invested Amount of an existing collateral certificate is increased, each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, each date one or more collateral certificates are transferred to the issuing entity and each date of issuance of a series, class or tranche of notes, other than the security interest granted to the issuing entity pursuant to the transfer and servicing agreement or any other security interest that has been terminated, the transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the relevant credit card receivables or collateral certificate, as applicable;

•

as of the date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, each related additional revolving credit card account is an Issuing Entity Eligible Account and no selection procedure believed to be materially adverse to the interest of the holders of notes has been used in selecting those credit card accounts designated to have their credit card receivables transferred to the issuing entity;

•

as of the date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity or the date of the creation of each new credit card receivable transferred to the issuing entity by the transferor, as applicable, the receivable is an Issuing Entity Eligible Receivable and, as of these dates and each date of issuance of a series, class or tranche of notes, each receivable constitutes an “account” within the meaning of the applicable UCC; and

•

as of the initial issuance date of any existing collateral certificate, each date the Invested Amount of any existing collateral certificate is increased and each date one or more collateral certificates are transferred to the issuing entity, the existing collateral certificate or each additional collateral certificate, as applicable, is an Issuing Entity Eligible Collateral Certificate.

If a breach of any representation and warranty described in this “—Removal After Cure Period” section occurs which has a material and adverse effect on (i) any related credit card receivable such that as a result of the breach the receivable is charged off as uncollectible, the issuing entity’s rights in, to or under such receivable or its proceeds are impaired or the proceeds of such receivable are not available for any reason to the trust or (ii) any existing collateral certificate such that the issuing entity’s rights in, to or under the collateral certificate or its proceeds are impaired or the proceeds of such collateral certificate are not available for any reason to the issuing entity free and clear of any lien, then—unless cured within 60 days, or a longer period, not in excess of 120 days, as may be agreed to by the indenture trustee, the collateral agent and the servicer, after the earlier to occur of the discovery of the breach by the transferor or receipt by the transferor of written notice of the breach, referred to in this prospectus as a “Repurchase Notice,” given by the owner trustee, the indenture trustee, the collateral agent or the servicer—the transferor will accept reassignment of the Ineligible Collateral Certificate or Ineligible Receivable, as applicable.

Chase USA will make representations and warranties parallel to those described above to Chase Card Funding pursuant to the receivables purchase agreement. The rights under the transfer and servicing agreement and the receivables purchase agreement with respect to the credit card receivables, including the rights and remedies related to the representations and warranties, are pledged to the noteholders, under the indenture and the asset pool one supplement.

Chase Card Funding, as transferor, will assume the obligation of the transferor to accept reassignment of receivables or collateral certificates transferred to the issuing entity prior to January 20, 2016 – the date on which the Transferor Certificate was transferred to Chase Card Funding. On and after this date and pursuant to the receivables purchase agreement, Chase USA will be obligated to accept reassignment from Chase Card Funding of receivables and collateral certificates subject to equivalent conditions. For more information on the transfer of the Transferor Certificate by Chase USA to Chase Card Funding, see “Chase Card Funding LLC—Transfer of the Transferor Interest and Role of Transferor from Chase USA to Chase Card Funding.”

Removal Without Cure Period

If:

•

(1) (a) there is a breach of the representation and warranty that the transferor owns and has good and marketable title to that credit card receivable, collateral certificate, or increased invested amount of a collateral certificate, and that credit card receivable, collateral certificate, or increased invested amount of a collateral certificate will be transferred to the issuing entity by the transferor free and clear of any lien (other than any lien for municipal or local taxes if those taxes are due and payable or if the transferor is contesting the validity of those taxes and has set aside adequate reserves), claim or encumbrance by any person and in compliance with all requirements of law or (b) a credit card receivable is not an Issuing Entity Eligible Receivable or a collateral certificate is not an Issuing Entity Eligible Collateral Certificate, and (2) any of the following three conditions is met:

•

as a result of that breach or event, that credit card receivable is charged off as uncollectible or the issuing entity’s rights in, to or under that collateral certificate or credit card receivable or its proceeds are impaired or the proceeds of that collateral certificate or credit card receivable are not available for any reason to the issuing entity free and clear of any lien; or

•

a lien upon that credit card receivable or collateral certificate arises in favor of the United States of America or any state or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of the Employee Retirement Income Security Act of 1974, as amended, referred to in this prospectus as “ERISA,” or has been consented to by the transferor; or

•

with respect to that credit card receivable, except in connection with the enforcement or collection of an account, the transferor has taken an action that causes that credit card receivable to be deemed to be an “instrument” as defined in the UCC;

then, upon the earlier to occur of the discovery of the breach or event by the transferor or the servicer or receipt by the transferor of written notice of the breach or event given by the indenture trustee, the collateral agent or the owner trustee, the transferor will accept reassignment of that credit card receivable or that collateral certificate.

Procedures for Removal

The transferor will accept reassignment of each Ineligible Collateral Certificate upon delivery to it of the Ineligible Collateral Certificate with a valid assignment by the collateral agent who will then direct the servicer to (1) deduct the Invested Amount of each Ineligible Collateral Certificate from the Pool Balance and (2) decrease the Transferor Amount by the Invested Amount of the Ineligible Collateral Certificate. The transferor will accept reassignment of each Ineligible Receivable by directing the servicer to (1) deduct the principal balance of each Ineligible Receivable from the Pool Balance and (2) decrease the Transferor Amount by the principal balance of the Ineligible Receivable.

If the exclusion of an Ineligible Collateral Certificate or an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Minimum Pool Balance or would otherwise not be permitted by law, the transferor who conveyed the Ineligible Collateral Certificate or Ineligible Receivable will immediately, but in no event later than 10 Business Days after that event, make a deposit in the excess funding account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount or the Pool Balance would be reduced below the Minimum Pool Balance.

See “Shelf Registration Eligibility Requirements—Transaction Requirements—Asset Review” and “Shelf Registration Eligibility Requirements—Transaction Requirements—Dispute Resolution Provision” for information on the rights of noteholders to engage a third party asset representations reviewer to conduct a review of compliance with representations and warranties in accordance with the procedures set forth in the asset representations review agreement after the occurrence of a Delinquency Trigger Breach and the voting requirements have been satisfied.

Sale of Assets

Assets may be sold upon an event of default and acceleration with respect to a tranche of notes and will be sold on the legal maturity date of a tranche of notes so long as the conditions described in “The Notes—Events of Default” and “The Notes—Events of Default Remedies” are satisfied, and with respect to subordinated notes, only to the extent that payment is permitted by the subordination provisions of the senior notes. None of the transferor, any affiliate of the transferor, including Chase USA, or any agent of the transferor will be permitted to purchase assets if a sale occurs or to participate in any vote with respect to that sale.

A sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of more than 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•	the net proceeds of that sale, plus amounts on deposit in the applicable subaccounts would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•

if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes including Available Finance Charge Collections and Available Principal Collections allocated to the accelerated tranche of notes and amounts on deposit in the applicable subaccounts may not be sufficient to make payments on the accelerated tranche of notes when due and the holders of more than 66 2/3% of the outstanding dollar principal amount of the accelerated tranche of notes consent to the sale.

Any sale of assets for a tranche of subordinated notes may be delayed for that tranche but not beyond the legal maturity date for that tranche of subordinated notes if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until (1) a sufficient amount of the senior notes are prefunded, (2) enough senior notes are repaid, or (3) a sufficient amount of new subordinated notes have been issued, and the tranche of subordinated notes that is to be accelerated is no longer needed to provide the required subordination for the senior notes. If a tranche of senior notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any adjustments, deposits and distributions to be made on that date, a sale of assets will automatically take place on that date regardless of the subordination requirements of any senior notes. Proceeds from the sale and amounts on deposit in issuing entity bank accounts related to that tranche will be immediately paid to the noteholders of that tranche.

In connection with any sale of assets for notes that have been accelerated or have reached their legal maturity date, the principal amount of assets sold will, in the aggregate, not exceed 105% of the Nominal Liquidation Amount of the accelerated notes, and in no event more than an amount of assets equal to the sum of:

•	the product of:

•	the Transferor Percentage;

•	the aggregate outstanding Pool Balance; and

•

a fraction, the numerator of which is the CHASEseries Floating Allocation Percentage and the denominator of which is the sum of the CHASEseries Noteholder Percentages for the allocation of Finance Charge Collections; and

•	the Nominal Liquidation Amount of the affected tranche of notes.

The Nominal Liquidation Amount of any tranche of notes will be automatically reduced to zero upon the occurrence of the sale. After the sale, Available Principal Collections and Available Finance Charge Collections will no longer be allocated to that tranche. If a tranche of senior notes directs a sale of assets, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated notes. Tranches of notes that have directed sales of assets are not considered outstanding under the indenture.

After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount and accrued, past due and additional interest of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes, there are sufficient amounts on deposit in the related Class C reserve subaccount.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “The Notes—Final Payment of the Notes” and that has caused a sale of assets will be treated as Available Finance Charge Collections and be allocated as described in “Deposit and Application of Funds in the Issuing Entity—Application of Available Finance Charge Collections.”

Deposit and Application of Funds in the Issuing Entity

The asset pool one supplement specifies how Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee will be allocated among the outstanding series of notes and the Transferor Certificate. The CHASEseries indenture supplement specifies how Available Finance Charge Collections, which are the notes’ share of Finance Charge Collections plus other amounts treated as Available Finance Charge Collections, and Available Principal Collections, which are the notes’ share of Principal Collections plus other amounts treated as Available Principal Collections, will be deposited into the issuing entity bank accounts established for the notes to provide for the payment of principal of and interest on the notes as payments become due. The following sections summarize those provisions.

For a detailed description of the percentage used by the collateral agent, at the direction of the servicer, in allocating Finance Charge Collections, the Default Amount and the Receivables Servicing Fee to the notes, see the definition of “CHASEseries Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used by the collateral agent, at the direction of the servicer, in allocating Principal Collections to the notes, see the definition of “CHASEseries Principal Allocation Percentage” in the “Glossary of Defined Terms.”

Deposit and Application of Funds

The servicer will allocate Finance Charge Collections, Principal Collections, the Default Amount and the Receivables Servicing Fee. The collateral agent will, at the direction of the servicer, allocate to the notes the product of:

•	the CHASEseries Noteholder Percentage and

•	the amount of Finance Charge Collections plus the amount of investment earnings on amounts on deposit in the collection account and the excess funding account.

The collateral agent will also, at the direction of the servicer, allocate to the notes:

•	the product of (1) the applicable CHASEseries Noteholder Percentage and (2) the amount of Principal Collections,

•	the product of (1) the applicable CHASEseries Noteholder Percentage and (2) the Default Amount, and

•	the product of (1) the applicable CHASEseries Noteholder Percentage and (2) the Receivables Servicing Fee.

The CHASEseries Noteholder Percentage means, for any month, (1) with respect to Finance Charge Collections, the Default Amount and the Receivables Servicing Fee, the CHASEseries Floating Allocation Percentage, and (2) with respect to Principal Collections, the CHASEseries Principal Allocation Percentage.

If Principal Collections allocated to the notes for any month are less than the targeted monthly principal payment or deposit for the notes, and any other series of notes has excess Principal Collections and any other amounts available to be treated as Principal Collections remaining after its application of its allocation as described above, then the amount of excess from each series of notes will be applied to cover the principal shortfalls of each other series of notes, to the extent of any shortfall in a monthly principal payment, pro rata based on the aggregate principal shortfalls for each series. If, after the application of excess Principal Collections from other series of notes, shortfalls still exist in Principal Collections allocated to a series, then Collateral Certificate Principal Shortfall Payments, if any, will be applied to cover the remaining principal shortfalls.

Upon a sale of assets, or interests therein, following an event of default and acceleration, or on the applicable legal maturity date for a tranche of notes the portion of the Nominal Liquidation Amount related to that tranche of notes will be reduced to zero and thereafter that tranche of notes will no longer receive any allocations of Finance Charge Collections or Principal Collections from the issuing entity or be allocated a portion of the Default Amount or the Receivables Servicing Fee. For a discussion on how assets are selected for sale if multiple assets exist, see “Sources of Funds to Pay the Notes—Sale of Assets.”

The servicer will allocate to the holder of the Transferor Certificate, the Transferor Percentage of Finance Charge Collections and investment earnings on amounts on deposit in the collection account and the excess funding account, Principal Collections, the Default Amount and the Receivables Servicing Fee. However, if the Transferor Amount is, or as a result of the allocation would become, less than the Required Transferor Amount or the Pool Balance is, or as a result of the payment would become, less than the Minimum Pool Balance, the amount of Principal Collections allocated to the holder of the Transferor Certificate will be deposited in the excess funding account. Finance Charge Collections initially allocated to the holder of the Transferor Certificate will be applied to cover certain shortfalls in the amount of investment earnings on investments of funds in certain issuing entity bank accounts, such as the principal funding subaccount, for the benefit of noteholders to the extent specified herein.

Available Finance Charge Collections

Available Finance Charge Collections consist of the following amounts:

•	The notes’ share of Finance Charge Collections. See “—Deposit and Application of Funds.”

•	Investment earnings on amounts on deposit in the principal funding account and the interest funding account of the notes.

•	Segregated Finance Charge Collections allocated to the notes to cover earning shortfalls on funds on deposit in the principal funding account.

•

Any Shared Excess Available Finance Charge Collections from other series in Shared Excess Available Finance Charge Collections Group A allocated to the notes. See “—Shared Excess Available Finance Charge Collections.”

•	Any amounts to be treated as Available Finance Charge Collections pursuant to any terms document.

After a sale of assets as described in “Sources of Funds to Pay the Notes—Sale of Assets,” any amount on deposit in the interest funding subaccount for the related class or tranche of notes remaining after payment to that class or tranche will be treated as Available Finance Charge Collections for the benefit of other classes or tranches of notes and that class or tranche will not be entitled to any Available Finance Charge Collections.

Application of Available Finance Charge Collections

Each month, the indenture trustee, at the direction of the servicer, will apply Available Finance Charge Collections for the prior month as follows:

•

first, on the applicable Note Transfer Date for each tranche of notes, to make the targeted deposits to the interest funding account to fund the payment of interest on the notes as described in “—Allocation to Interest Funding Subaccounts;”

•	second, on the First Note Transfer Date, to pay the Servicing Fee for the prior month, plus any previously due and unpaid Servicing Fee;

•	third, on the First Note Transfer Date, to be treated as Available Principal Collections in an amount equal to the CHASEseries Default Amount for the prior month;

•	fourth, on the First Note Transfer Date, to be treated as Available Principal Collections in an amount equal to the aggregate Nominal Liquidation Amount Deficit, if any, of the notes;

•	fifth, on the applicable Note Transfer Date for each tranche of Class C Notes, to make the targeted deposit to the Class C reserve account, if any;

•	sixth, on the applicable Note Transfer Date, to make any other payments or deposits required for any tranche of notes;

•	seventh, on the First Note Transfer Date, to be treated as Shared Excess Available Finance Charge Collections;

•

eighth, to be applied as Unapplied Excess Finance Charge Collections from Shared Excess Available Finance Charge Collections Group A as described in “—Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections”; and

•	ninth, on the First Note Transfer Date, to Chase Card Funding, as transferor.

See “Summary—Available Finance Charge Collections and Application” for a diagram of the priority of payments described above.

Targeted Deposits of Available Finance Charge Collections to the Interest Funding Account

The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for that month for each tranche of notes. The interest funding account deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•

Interest Payments. The deposit targeted for any tranche of outstanding interest bearing notes for any month, to be deposited on the applicable Note Transfer Date, will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the Monthly Interest Accrual Date in that month—or in the case of the first Monthly Interest Accrual Date, from and including the date of issuance of that tranche—to but excluding the Monthly Interest Accrual Date in the following month.

•

Specified Deposits. If the terms document relating to any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche for any month will be the specified amounts.

•

Additional Interest. Unless otherwise specified in the terms document relating to any tranche of notes, the deposit targeted for any tranche of notes for any month that has accrued and overdue interest for that month will include the interest accrued on the overdue interest during the period from and including the Monthly Interest Accrual Date in that month to but excluding the Monthly Interest Accrual Date in the following month.

Each deposit to the interest funding account for each month will be made on the applicable Note Transfer Date for that tranche of notes in the following month. A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources.

A class or tranche of notes for which assets have been sold by Chase USA as described in “Sources of Funds to Pay the Notes—Sale of Assets” will not be entitled to receive any of the above deposits to be made from Available Finance Charge Collections after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount on deposit in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes on each applicable Note Transfer Date, as follows:

•

Available Finance Charge Collections are at least equal to or greater than targeted amounts. If Available Finance Charge Collections are at least equal to or greater than the sum of the deposits targeted by each tranche of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche of notes on the applicable Note Transfer Date.

•

Available Finance Charge Collections are less than targeted amounts. If Available Finance Charge Collections are less than the sum of the deposits targeted by each tranche of notes as described above, then Available Finance Charge Collections will be allocated as follows:

•	first, to cover the deposits with respect to and payments to the Class A notes, pro rata,

•	second, to cover the deposits with respect to and payments to the Class B notes, pro rata, and

•	third, to cover the deposits with respect to and payments to the Class C notes, pro rata.

In each case, Available Finance Charge Collections allocated to a class of notes will be allocated to each tranche of notes within that class pro rata based on the ratio of:

•	the aggregate amount of the deposits and payments targeted with respect to that tranche, to

•	the aggregate amount of the deposits and payments targeted with respect to all tranches of notes in that class.

Allocations of Reductions from Charge-Offs

On each First Note Transfer Date when there is a charge-off for an uncovered CHASEseries Default Amount for the prior month, that reduction will be allocated, and reallocated, on that date to each tranche of notes as described below.

Initially, the amount of the charge-off will be allocated to each tranche of outstanding notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

Immediately afterwards, the amount of charge-offs allocated to the Class A notes and Class B notes will be reallocated to the Class C notes as described below, and the amount of charge-offs allocated to the Class A notes and not reallocated to the Class C notes because of the limits described below will be reallocated to the Class B notes as described below. In addition, charge-offs initially allocated to the Class B notes and charge-offs allocated to the Class A notes which are reallocated to Class B notes because of Class C usage limitations can be reallocated to Class C notes if permitted as described below. Any amount of charge-offs which cannot be reallocated to subordinated notes as a result of the limits described below will reduce the Nominal Liquidation Amount of the tranche of notes to which it was initially allocated.

For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche less the amount of charge-offs that are reallocated from that tranche to subordinated notes.

Limitations on Reallocations of Charge-Offs to a Tranche of Class C Notes from Tranches of Class A Notes and Class B Notes

No reallocations of charge-offs from a tranche of Class A notes to Class C notes may cause that tranche’s Class A Usage of Class C Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class C notes.

No reallocations of charge-offs from a tranche of Class B notes to Class C notes may cause that tranche’s Class B Usage of Class C Required Subordinated Amount to exceed that tranche’s Class B required subordinated amount of Class C notes.

The amount permitted to be reallocated to tranches of Class C notes will be applied to each tranche of Class C notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class C notes in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class C notes used in the calculation of the CHASEseries Floating Allocation Percentage for the prior month.

No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class C notes below zero.

Limitations on Reallocations of Charge-Offs to a Tranche of Class B Notes from Tranches of Class A Notes

No reallocations of charge-offs from a tranche of Class A notes to Class B notes may cause that tranche’s Class A Usage of Class B Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class B notes.

The amount permitted to be reallocated to tranches of Class B notes will be applied to each tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class B notes in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class B notes used in the calculation of the CHASEseries Floating Allocation Percentage for the prior month.

No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class B notes below zero.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Available Finance Charge Collections available to reimburse any Nominal Liquidation Amount Deficits on any First Note Transfer Date, those funds will be allocated as follows:

•	first, to the Class A notes;

•	second, to the Class B notes; and

•	third, to the Class C notes.

In each case, Available Finance Charge Collections allocated to a class will be allocated to each tranche of notes within that class pro rata based on the ratio of:

•	the Nominal Liquidation Amount Deficit of that tranche, to

•	the aggregate Nominal Liquidation Amount Deficit of all tranches of that class.

In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of that tranche.

Application of Available Principal Collections

Each month, the indenture trustee, at the direction of the servicer, will apply Available Principal Collections for the prior month as follows:

•

first, if after giving effect to deposits to be made on each applicable Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes on that applicable Note Transfer Date, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections, plus certain other amounts, allocable to the Class B notes and Class C notes for that month, will be allocated, to the extent available, to the interest funding subaccount of each tranche of Class A notes pro rata based on, for each tranche of Class A notes, the lesser of:

•	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class A notes, and

•

an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes, in each case, for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on the First Note Transfer Date;

•

second, if after giving effect to deposits to be made on each applicable Note Transfer Date, Available Finance Charge Collections are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes on that applicable Note Transfer Date, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections plus certain other amounts, allocable to the Class B notes and Class C notes for that month, minus the aggregate amount of Available Principal Collections, reallocated as described in the preceding paragraph, will be allocated, to the extent available, to the interest funding subaccount of each such tranche of Class B notes pro rata based on, for each tranche of Class B notes, the lesser of:

•	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class B notes, and

•

an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on the First Note Transfer Date and the reallocation of Available Principal Collections as described in the first paragraph above;

•

third, if after giving effect to deposits to be made on the First Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to pay the portion of the Servicing Fee allocable to the Class A notes for that month, plus any previously due and the unpaid Servicing Fee allocable to the Class A notes, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections, plus certain other amounts, allocable to the Class B notes and Class C notes for that month, minus the aggregate amount of Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class A notes pro rata based on, for each tranche of Class A notes, the lesser of:

•

the amount of the deficiency allocated to that tranche of Class A notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month, and

•

an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes, in each case, for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on that First Note Transfer Date and the reallocation of Available Principal Collections as described in the preceding paragraphs;

•

fourth, if after giving effect to deposits to be made on the First Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to pay the portion of the Servicing Fee allocable to the Class B notes for that month, plus any previously due and unpaid Servicing Fee allocable to the Class B notes, then Available Principal Collections, plus certain other amounts, for the prior month, in an amount not to exceed the Principal Collections allocable to the Class B notes and Class C notes for that month, minus the aggregate amount of Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, for each tranche of Class B notes, the lesser of:

•

the amount of the deficiency allocated to that tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month, and

•

an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on that First Note Transfer Date and the reallocation of Available Principal Collections as described in the preceding paragraphs;

•

fifth, on the applicable Note Transfer Dates, to make the targeted deposits to the principal funding subaccounts of all tranches of notes as described in “—Targeted Deposits of Available Principal Collections to the Principal Funding Account”;

•	sixth, on the applicable Note Transfer Date, to be treated as Shared Excess Available Principal Collections for the benefit of all other series;

•

seventh, to be deposited in the excess funding account until the Transferor Amount for the prior monthly period equals or exceeds the Required Transferor Amount for the prior monthly period and the Pool Balance for such prior monthly period equals or exceeds the Minimum Pool Balance for such prior monthly period; and

•	eighth, to be paid to Chase Card Funding, as the transferor.

A tranche of notes for which assets have been sold as described in “Sources of Funds to Pay the Notes— Sale of Assets,” will not be entitled to receive any further allocations of Available Finance Charge Collections, Available Principal Collections or any other assets of the issuing entity. See “Summary—Application of Available Principal Collections” for a diagram of the priority of payments described above.

Reductions to the Nominal Liquidation Amount of Subordinated CHASEseries Notes from Reallocations of Available Principal Collections

Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes described in the first paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount of the Class C notes. However, the aggregate amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes.

Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes described in the first paragraph of “—Application of Available Principal Collections” which does not reduce the Nominal Liquidation Amount of Class C notes pursuant to the preceding paragraph will reduce the Nominal Liquidation Amount of the Class B notes. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes and those reductions in the Nominal Liquidation Amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class B notes described in the second paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount—determined after giving effect to the preceding paragraphs—of the Class C notes. However, the amount of that reduction for each such tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Each reallocation of Available Principal Collections paid to the servicer described in the third paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount—determined after giving effect to the preceding paragraphs—of the Class C notes. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes—determined after giving effect to the preceding paragraphs.

Each reallocation of Available Principal Collections paid to the servicer described in the third paragraph of “—Application of Available Principal Collections” which does not reduce the Nominal Liquidation Amount of the Class C notes as described above will reduce the Nominal Liquidation Amount—determined after giving effect to the preceding paragraphs—of the Class B notes. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes—determined after giving effect to the preceding paragraphs—and that reduction in the Nominal Liquidation Amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of Available Principal Collections paid to the servicer described in the fourth paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount— determined after giving effect to the preceding paragraphs—of the Class C notes. However, the amount of that reduction for each such tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Subject to the following paragraph, each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes as described above will reduce the Nominal Liquidation Amount of each tranche of the Class B notes pro rata based on the ratio of the Nominal Liquidation Amount for that tranche of Class B notes used in the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class B notes used in the CHASEseries Floating Allocation Percentage for the prior month.

Each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes as described in the preceding paragraph may be reallocated to the Class C notes and that reallocation will reduce the Nominal Liquidation Amount of the Class C notes. However, the amount of that reduction for each tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class C notes as described above will reduce the Nominal Liquidation Amount of each tranche of the Class C notes pro rata based on the ratio of the Nominal Liquidation Amount for that tranche of Class C notes used in the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class C notes used in the CHASEseries Floating Allocation Percentage for the prior month.

None of these reallocations will reduce the Nominal Liquidation Amount of any tranche of Class B notes or Class C notes below zero.

For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to subordinated notes.

Limit on Allocations of Available Principal Collections and Available Finance Charge Collections to Tranches of Notes

Each tranche of notes is allocated Available Principal Collections and Available Finance Charge Collections based solely on its Nominal Liquidation Amount. Accordingly, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of Available Principal Collections to cover payments of interest on senior notes or the portion of the Servicing Fee allocable to senior notes or due to charge-offs for any uncovered CHASEseries Default Amount, that tranche will not be allocated Available Principal Collections or Available Finance Charge Collections to the extent of these reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount and in the case of Class C notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on that tranche. If the Nominal Liquidation Amount of a tranche of notes has been reduced due to reallocations of Available Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, or due to charge-offs for any uncovered CHASEseries Default Amount, it is possible for that tranche’s Nominal Liquidation Amount to be increased by allocations of Available Finance Charge Collections to that tranche. However, there are no assurances that there will be any Available Finance Charge Collections available for these allocations.

Targeted Deposits of Available Principal Collections to the Principal Funding Account

With respect to any month, the amount targeted to be deposited into the principal funding subaccount for any tranche of notes on the applicable Note Transfer Date will be the sum of the amounts listed below and any deposits targeted in prior months for which the full targeted deposit was not made. A tranche of notes may be entitled to more than one of the following deposits with respect to a particular month, which deposit will be made on the applicable Note Transfer Date in the following month:

•

Principal Payment Date.    For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered CHASEseries Default Amount allocated to that tranche and any reductions of the

Nominal Liquidation Amount as a result of reallocations of Available Principal Collections allocated to that tranche or increases of the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

•

Budgeted Deposits.    Beginning with the twelfth month before the scheduled principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes for each month will be one-twelfth of the expected outstanding dollar principal amount of that tranche as of its scheduled principal payment date.

The issuing entity may postpone the date of the commencement of the targeted deposits under the previous sentence as described in “The Notes—Revolving Period.”

•

Prefunding of the Principal Funding Account of Senior Notes.    If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class C notes that payment of or deposit with respect to all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class B notes that payment of or deposit with respect to all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the deposit with respect to or the payment of that tranche of Class B notes.

Prefunding of the principal funding subaccounts of tranches of senior notes will continue until:

•	enough senior notes are repaid so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

•	new subordinated notes are issued so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

•

the principal funding subaccounts of the senior notes are prefunded to an appropriate level so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of senior notes will be calculated based on the Adjusted Outstanding Dollar Principal Amount on that date as described in “The Notes—Required Subordinated Amount.”

If any tranche of senior notes becomes payable as a result of an early amortization event, event of default or other optional or mandatory redemption, or upon reaching its scheduled principal payment date, any prefunded amounts on deposit in the principal funding subaccount of that tranche will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

When the prefunded amounts for any tranche of Class A notes or Class B notes are no longer necessary, they will be withdrawn from the applicable principal funding subaccount and first allocated among and deposited to the principal funding subaccounts of other tranches of notes as necessary, second deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month, and third paid to the transferor in respect of the month in which the withdrawal occurs. The Nominal Liquidation Amount of the prefunded tranche will be increased by those amounts withdrawn from the applicable principal funding subaccount.

•

Event of Default, Early Amortization Event or Other Optional or Mandatory Redemption.    If any tranche of notes has been accelerated after the occurrence of an event of default, or an early amortization event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche with respect to that month and each following month will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered CHASEseries Default Amount allocated to that tranche and any reductions of the Nominal Liquidation Amount as a result of reallocations of Available Principal Collections allocated to that tranche or increase in the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

Allocation to Principal Funding Subaccounts

Available Principal Collections, after reallocation to cover Available Finance Charge Collections shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes on each applicable Note Transfer Date, as follows:

•

Available Principal Collections Are at least Equal to Targeted Amounts.    If Available Principal Collections remaining after giving effect to items one through four described in “—Application of Available Principal Collections” are at least equal to the sum of the deposits targeted by each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•

Available Principal Collections Are Less Than Targeted Amounts.    If Available Principal Collections remaining after giving effect to items one through four described in “—Application of Available Principal Collections” are less than the sum of the deposits targeted by each tranche of notes, then Available Principal Collections will be deposited in the principal funding subaccounts in the following priority:

•	first, the amount available will be allocated to the Class A notes;

•	second, the amount available after the application above will be allocated to the Class B notes; and

•	third, the amount available after the applications above will be allocated to the Class C notes.

In each case, Available Principal Collections allocated to a class will be allocated to each tranche of notes within that class pro rata based on the ratio of:

•	the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of that class, to

•	the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of that class.

If restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of all Tranches” prevent the deposit of Available Principal Collections into the principal funding subaccount of any subordinated notes, the aggregate amount of Available Principal Collections available to make the targeted deposit for that tranche will be allocated first to the

Class A notes and then to the Class B notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for each tranche of senior notes. See “—Targeted Deposits of Available Principal Collections to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

No Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class B notes unless, following that deposit, the available subordinated amount of Class B notes is at least equal to the aggregate Class A Unused Subordinated Amount of Class B notes for all outstanding Class A notes. For this purpose, the available subordinated amount of Class B notes is equal to the aggregate Nominal Liquidation Amount of all other Class B notes which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class B notes occurring in that month.

No Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class C notes unless, following that deposit:

•	the available subordinated amount of Class C notes is at least equal to the aggregate Class A Unused Subordinated Amount of Class C notes for all outstanding Class A notes; and

•	the available subordinated amount of Class C notes is at least equal to the aggregate Class B Unused Subordinated Amount of Class C notes for all outstanding Class B notes.

For this purpose, the available subordinated amount of Class C notes is equal to the aggregate Nominal Liquidation Amount of all other Class C notes which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class C notes occurring in that month.

Available Principal Collections will be deposited in the principal funding subaccount of a subordinated note on a Note Transfer Date if and only to the extent the deposit is not contrary to any of the preceding three paragraphs and the prefunding target amount for each senior note is zero or the prefunding target amount has been funded to the extent necessary for that Note Transfer Date.

Limit on Repayment of all Tranches

No amount on deposit in a principal funding subaccount of any tranche of notes, or with respect to the Class C notes only, if applicable, a Class C reserve subaccount of any such tranche, will be applied to pay principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche or, in the case of foreign currency notes, any other amount that may be specified in the related terms document for that tranche.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the principal funding subaccount for the applicable tranche of Class C notes to the extent required pursuant to the CHASEseries indenture supplement.

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount will be made to the extent funds are available in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one withdrawal in a particular month:

•

Withdrawals for U.S. Dollar Notes.    On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from the applicable interest funding subaccount and paid to the applicable paying agent.

If the aggregate amount available for withdrawal from an interest funding subaccount of any tranche of notes in a month is less than all withdrawals required to be made from that subaccount for that tranche in that month after giving effect to all deposits, then the amount on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts,” second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts,” and third paid to the transferor.

Withdrawals from Principal Funding Account

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals for each tranche of notes from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•

Withdrawal of Prefunding Excess Amounts.    If the issuing entity on any date determines with respect to any senior notes that, after giving effect to all issuances, deposits, allocations, reimbursements, reallocations and payments on that date, the prefunding excess amount of that class is greater than zero, that amount will be withdrawn by the servicer from the principal funding subaccount of that class and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in those principal funding subaccounts; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in those principal funding subaccounts; third, allocated among and deposited to the principal funding subaccounts of the Class C notes up to the amount then targeted to be on deposit in those principal funding subaccounts; fourth, deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month; and, fifth, paid to the transferor in respect of the month in which the withdrawal occurs; provided, however, that the servicer does not have to make any deposit or payment until the applicable Note Transfer Date.

•

Withdrawals on the Legal Maturity Date.    On the legal maturity date of any tranche of notes, after giving effect to any deposits, allocations, reimbursements, reallocations, sales of collateral or other payments to be made on that date, amounts on deposit in the principal funding subaccount of any tranche of subordinated notes may be applied to pay principal of that tranche or to make other payments specified in a terms document.

Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, after giving effect to all deposits to be made with respect to that month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Pro rata Payments Within a Tranche of Notes

All notes of a tranche will receive payments of principal and interest pro rata based on the Nominal Liquidation Amount of each note in that tranche.

Shared Excess Available Finance Charge Collections

Available Finance Charge Collections for any month remaining after making the sixth application described in “—Application of Available Finance Charge Collections” above will be available for allocation to other series of notes in Shared Excess Available Finance Charge Collections Group A. This excess, plus excesses, if any, from other series of notes in Shared Excess Available Finance Charge Collections Group A, called Shared Excess Available Finance Charge Collections, will be allocated to cover certain shortfalls in Finance Charge Collections allocated to the series in Shared Excess Available Finance Charge Collections Group A, if any. If these shortfalls exceed the amount of Shared Excess Available Finance Charge Collections for any month, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of those shortfalls.

Shared Excess Available Finance Charge Collections, to the extent available and allocated to the notes plus any other payments received in respect of the notes, will cover shortfalls in the first six applications described in “—Application of Available Finance Charge Collections.”

Shared Excess Available Finance Charge Collections Group A may include any other series of notes which may be issued by the issuing entity.

Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections

If the amount of Shared Excess Available Finance Charge Collections for any month exceeds the amount required to cover all Finance Charge Collections shortfalls for all series of notes in Shared Excess Available Finance Charge Collections Group A, that excess, called “Unapplied Excess Finance Charge Collections,” will be made available to cover finance charge shortfalls for certain series of certificates issued by designated securitization special purpose entities that have issued collateral certificates included in the issuing entity and designated as unapplied excess finance charge sharing collateral certificates. Currently there are no collateral certificates held by the issuing entity.

If after application of Shared Excess Available Finance Charge Collections for any month, a shortfall remains with respect to any of the first six applications described in “—Application of Available Finance Charge Collections,” finance charge collections remaining with respect to certain series issued by designated securitization special purpose entities that have issued collateral certificates included in the issuing entity and designated as unapplied master trust level excess finance charge sharing collateral certificates, after all required applications are made with respect to those securitization special purpose entities, called “Unapplied Master Trust Level Excess Finance Charge Collections,” may be allocated to the CHASEseries to cover remaining shortfalls with respect to any of the first six applications described in “—Application of Available Finance Charge Collections.” If shortfalls with respect to all series in Shared Excess Available Finance Charge Collections Group A exceed the amount of Unapplied Master Trust Level Excess Finance Charge Collections for

any month, Unapplied Master Trust Level Excess Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of the shortfalls. Currently there are no collateral certificates held by the issuing entity.

Shared Excess Available Principal Collections

Available Principal Collections remaining after making the fifth application described in “—Application of Available Principal Collections,” plus amounts on deposit in the excess funding account as described in “Sources of Funds to Pay the Notes—Issuing Entity Bank Accounts,” will be available for allocation to other series of notes. This excess, plus excesses, if any, from other series of notes, called Shared Excess Available Principal Collections, will be allocated to cover certain shortfalls in the targeted deposits to the principal funding account of the notes and, with respect to series of notes other than the CHASEseries, to cover shortfalls specified in the applicable indenture supplements.

Shared Excess Available Principal Collections, to the extent available and allocated to the notes, will cover shortfalls in the fifth application described in “—Application of Available Principal Collections.” If the shortfalls for all series of notes issued by the issuing entity exceed Shared Excess Available Principal Collections for any month, Shared Excess Available Principal Collections will be allocated pro rata among all series of notes based on the relative amounts of those shortfalls for that month.

Unapplied Master Trust Level Principal Collections

If after application of Shared Excess Available Principal Collections for any month, a shortfall remains with respect to the fifth application described in “—Application of Available Principal Collections,” if a collateral certificate is included in the issuing entity, Principal Collections remaining after all required applications at the related securitization special purpose entity, called “Unapplied Master Trust Level Principal Collections,” may be allocated to the CHASEseries to cover remaining shortfalls with respect to the fifth application described in “—Application of Available Principal Collections.” If these shortfalls with respect to all series of notes exceed the amount of Unapplied Master Trust Level Principal Collections for any month, Unapplied Master Trust Level Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of those shortfalls. Currently there are no collateral certificates held by the issuing entity.

Segregated Finance Charge Collections

“Segregated Finance Charge Collections” are Finance Charge Collections initially allocated to Chase Card Funding, as holder of the Transferor Certificate, that are reallocated to the notes to cover the shortfalls arising when the earnings on funds in the principal funding subaccount for any tranche of notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche on deposit in the principal funding subaccount for that tranche. Segregated Finance Charge Collections will be allocated to any tranche of notes with respect to each month beginning with the second month during which a deposit is made to the principal funding subaccount for that tranche. Segregated Finance Charge Collections allocated to the notes will be treated as Available Finance Charge Collections and will be applied as described in “—Available Finance Charge Collections.”

Shelf Registration Eligibility Requirements

Transaction Requirements

The offered notes are being offered under a shelf registration statement on Form SF-3. Form SF-3 contains the following transaction requirements:

•	the registrant must file a certification signed by the chief executive officer of the depositor with respect to each offering of notes;

•

the transaction documents must provide for selection and appointment of an asset representations reviewer and allow the review of certain assets for compliance with asset related representations and warranties upon the occurrence of a Delinquency Trigger Breach, defined below, and a required vote of noteholders;

•	the transaction documents must contain a dispute resolution provision; and

•

the transaction documents must contain a provision requiring the party responsible for making periodic filings on Form 10-D to include disclosure of investors’ requests to communicate with other investors with respect to the exercise of the investor’s rights under the transaction documents.

CEO Certification

The certification from the chief executive officer of the depositor, referred to in this prospectus as the “CEO Certification,” addresses the disclosure contained in the prospectus for each offering and the structure of the securitization. The CEO Certification will be filed under cover of a Form 8-K at the time of the filing of the final prospectus for each offering from the shelf as an exhibit to the final 424(b)(2) prospectus. The CEO Certification will be signed by the officer acting as the chief executive officer of Chase Card Funding at the time of the filing, which may include any chief executive officer acting in that capacity in the absence, or upon the incapacity, of any former or future chief executive officer. A form of the CEO Certification has been filed as an exhibit to the registration statement.

Asset Review

Asset Representations Review

FTI Consulting, Inc. has been selected and appointed to act as the asset representations reviewer under the asset representations review agreement. See “Asset Representations Reviewer.”

The indenture provides that if the 60-day-plus delinquency percentage is equal to or greater than the Delinquency Trigger on a date of determination—referred to in this prospectus as a “Delinquency Trigger Breach”—a vote on the question of whether to initiate a review by the asset representations reviewer of the 60-day-plus delinquent accounts and receivables for compliance with the representations and warranties set forth in the asset representations review agreement may be requested by holders of at least 5% of the outstanding dollar principal amount of the CHASEseries notes, not including any CHASEseries notes held by affiliates of the sponsor or servicer. If a vote is initiated, an asset representations review will occur if holders of at least 5% of the outstanding dollar principal amount of the CHASEseries notes (not including any CHASEseries notes held by affiliates of the sponsor or servicer) participate in the vote and holders of at least a simple majority of the outstanding dollar principal amount of CHASEseries notes casting a vote direct the asset representations reviewer to initiate the review in accordance with the procedures described below in “—Voting Procedure for Asset Representations Review.”

The asset representations reviewer will review 60-day-plus delinquent assets for compliance with the applicable representations and warranties in the related underlying transaction agreements in accordance with the procedures set forth in the asset representations review agreement. If a prior review has been conducted, the asset representations reviewer may use any information that was obtained in and findings of the prior review to assist in the current review. The review procedures were designed to determine whether a receivable under review was not in compliance with the representations and warranties made about it in the transaction documents at the relevant time, which is usually at origination of the receivable or as of the addition cutoff date for the related credit card account. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor. The review is not designed to determine whether the receivable was serviced in compliance with the transfer and servicing agreement after the cutoff date. The review is not designed to establish cause, materiality or recourse for any non-compliance. The review is not designed to determine whether Chase USA’s origination or underwriting policies and procedures are adequate, reasonable or prudent.

The asset representations reviewer is required to provide a report to the indenture trustee, the issuing entity, the transferor, the sponsor and the servicer of the findings and conclusions of any review, and a summary of the asset representations reviewer’s report may be included in the issuing entity’s Form 10-D for the period in which the report was received. The servicer will determine whether any reported non-compliance of a receivable under review with the representations and warranties, as evidenced by a test failure, satisfies the contractual requirements for a repurchase and will notify the indenture trustee and the transferor of its determination. If the servicer determines that the conditions for repurchase have been met, the servicer will provide notice to the transferor requesting the transferor to repurchase the ineligible receivable. The indenture trustee can provide notice of a Repurchase Request, defined below, based on available information, which includes the report prepared by the asset representations reviewer. Additionally, investors will be able to review the summary included in the Form 10-D and determine whether to request that the indenture trustee submit a Repurchase Request.

The fees of the asset representations reviewer incurred in connection with a review of the applicable accounts and receivables and any expenses incurred by the asset representations reviewer in connection with the performance of its duties will be paid by Chase USA, as sponsor. The asset representations reviewer will be entitled to a one-time upfront fee and an annual fee, which will also be paid by Chase USA, as sponsor.

Delinquency Trigger

The asset representations review process may be initiated if the percentage of 60-day-plus delinquent receivables for any monthly period reaches or exceeds a threshold of delinquent assets, referred to in this prospectus as the “Delinquency Trigger.” The relevant delinquency percentage for each monthly period will be equal to the aggregate dollar amount of 60-day-plus delinquent receivables in the issuing entity expressed as a percentage of the aggregate dollar amount of all receivables in the issuing entity for that monthly period. The issuing entity’s current Delinquency Trigger is 7.62%, which equals two times the historical peak 60-day-plus delinquency percentage since inception of the issuing entity of 3.81%. The Delinquency Trigger is subject to adjustment as described below.

Even during periods of severe economic conditions (such as the financial crisis during the period from 2008 through 2010) during which the issuing entity experienced peak delinquency and loss levels, the issuing entity continued to meet all its obligations. No performance-based payout event or early amortization event has occurred throughout the existence of the issuing entity. In addition, Chase USA is not aware of any repurchase request from any investor in the CHASEseries notes for any reason. The Trust Portfolio has not experienced any material deterioration in its performance as a result of material non-compliance with representations and warranties. Therefore, in order to determine a Delinquency Trigger that, if breached, may serve as an indicator of potential asset-related issues, distinct from severe economic conditions or adverse consumer trends, that may be causing significant deterioration in Trust Portfolio performance, Chase USA believes it is reasonable to set the Delinquency Trigger at a level that is a multiple of the issuing entity’s historical peak 60-day-plus delinquency percentage.

The Delinquency Trigger is subject to review and adjustment:

•	at the time of any new shelf registration filing of the issuing entity; or

•	if there are changes in applicable law or regulation that may have a material impact on Chase USA, the issuing entity or the Trust Portfolio.

Any adjustment to the Delinquency Trigger will be disclosed on a Form 8-K of the issuing entity filed with the SEC.

Voting Procedure for Asset Representations Review

Pursuant to the indenture, upon the filing of a Form 10-D disclosing a Delinquency Trigger Breach, the holders of at least 5% of the outstanding dollar principal amount of the CHASEseries notes, referred to in this prospectus as the “Requisite Petition Percentage,” not including any CHASEseries notes held by affiliates of the sponsor or servicer, may, within 90 days of the filing of such Form 10-D, petition the indenture trustee for a vote to determine if an asset representations review should be initiated. If the Requisite Petition Percentage for a vote is met and if holders of at least 5% of the outstanding dollar principal amount of the CHASEseries notes (not including any CHASEseries notes held by affiliates of the sponsor or servicer) participate in the vote and holders of at least a simple majority of the outstanding dollar principal amount of CHASEseries notes that do cast a vote in favor of initiating the review, then the indenture trustee will notify the sponsor, servicer and transferor of the results of the vote and the indenture trustee will notify the asset representations review to conduct the review.

The vote to direct an asset representations review must be completed within 150 days of the filing of a Form 10-D disclosing the Delinquency Trigger Breach. If the voting process is not completed within such 150-day period and there has been no subsequent Delinquency Trigger Breach, the investors may not initiate, or, if already initiated, complete a vote to conduct an asset representations review with respect to that Delinquency Trigger Breach. However, if a Delinquency Trigger Breach occurs in a subsequent period, the 90-day petition period described above and the 150-day period for the completion of a vote as described in this paragraph will restart from the filing of the latest Form 10-D disclosing a breach, if no petition to vote has been initiated, no vote has been scheduled and no asset representations review is being conducted.

There can be only one petition to vote, scheduled vote or asset representations review in process at any point in time. If a petition to vote has already been initiated, a vote has been scheduled or an asset representations review is underway, no noteholder will be able to request or petition for a vote. If a vote is conducted with respect to the Delinquency Trigger Breach in a given month and the required votes to commence a review are not obtained, then there will be no further vote permitted with respect to the Delinquency Trigger Breach for that particular month.

Notice of a meeting or a vote must be given to all noteholders. In addition to submitting requests to communicate with other noteholders through Form 10-D, as described below under “-Investor Communication,” a noteholder may also submit a request to the indenture trustee to disseminate a notice to all noteholders through DTC. The noteholders representing at least the Requisite Petition Percentage must engage the indenture trustee to initiate a vote to direct an asset representations review by contacting the indenture trustee in accordance with the notice provision set forth in the indenture. The indenture trustee, upon being engaged by the noteholders as described in the previous sentence, will submit the matter to a vote of all noteholders through DTC. The indenture trustee will follow its standard procedures with respect to conducting the vote.

A person is entitled to vote if that person is (i) a holder of an outstanding CHASEseries note as of the record date prior to the vote or (ii) a representative of the persons in clause (i) that is appointed by a written proxy, and is not an affiliate of the sponsor or the servicer.

The servicer will reimburse the indenture trustee for the reasonable expenses, disbursements and advances incurred or made by the indenture trustee in connection with the vote described in this section.

Dispute Resolution Provision

Pursuant to the terms of the indenture, if a request is made to the transferor to repurchase or accept reassignment of a receivable in the Trust Portfolio, referred to in this prospectus as a “Repurchase Request,” and such Repurchase Request is not resolved by the end of the 150-day period beginning when the Repurchase Request is received by the transferor, then the indenture trustee or other transaction participant who submitted the Repurchase Request, referred to in this prospectus as the “Requesting Party” will have the right to refer the matter within 30 days to either mediation (or non-binding arbitration) or arbitration and the transferor, referred to in this prospectus as the “Responding Party,” must agree to the selected resolution method.

The issuing entity will file Form ABS 15-G reports on a monthly basis, if a Repurchase Request has been received by the transferor. The Form ABS 15-G is publicly available and will provide required information regarding the Repurchase Request on a monthly basis at least until the Repurchase Request is resolved. The Form ABS 15-G will also include the date on which the Repurchase Request was received by the transferor.

Mediation or Non-Binding Arbitration

The Requesting Party may refer an unresolved Repurchase Request to non-binding mediation or non-binding arbitration with the Responding Party administered by a nationally recognized arbitration or mediation organization, referred to in this prospectus as the “Organization,” selected by the transferor, in accordance with its Commercial Mediation Rules that are then in effect, referred to in this prospectus as the “Mediation Rules,” by filing a request for mediation or non-binding arbitration with the Organization in accordance with the Mediation Rules. The Requesting Party and the Responding Party will jointly appoint the mediator within 30 days from the date of the request for mediation or non-binding arbitration. In the event the mediator is not timely appointed, he or she will be appointed by the Organization. The mediation or non-binding arbitration will be conducted in New York, New York. Any dispute not resolved in writing prior to the termination of the mediation or non-binding arbitration may be resolved in litigation as set forth in “—Litigation; Submission to Jurisdiction; Jury Trial Waiver” below.

The parties will mutually determine the allocation of any expenses of the mediation, provided that, if they cannot reach a mutual determination, the expenses of the mediation will be borne equally by the parties.

The parties agree that the mediation, and all information disclosed therein, will be confidential information exchanged for the purposes of settlement, and that the information and communications exchanged in the mediation will be privileged and will not be used or disclosed in any legal or arbitral proceeding, except as otherwise required by applicable law.

Binding Arbitration

The Requesting Party may also refer an unresolved Repurchase Request to binding arbitration, and in that case the Repurchase Request will be resolved by final and binding arbitration administered by the Organization selected by the transferor in accordance with its Commercial Arbitration Rules that are then in effect, referred to in this prospectus as the “Arbitration Rules,” except as modified under the indenture as described below. The arbitral tribunal will not have jurisdiction to consider any class action or class claim, or any claim other than the resolution of the Repurchase Request, except that the arbitral tribunal will determine the allocation of any expenses of the arbitration, including attorney’s fees, costs and related expenses, to such extent and to such parties as it sees fit. The seat of arbitration will be New York, New York.

There will be three arbitrators, of whom the Requesting Party will appoint one in the demand for arbitration and the Responding Party will appoint another in the answer. The two party-appointed arbitrators will appoint the third arbitrator, who will serve as the chairperson of the arbitral tribunal, within 30 days of the date of appointment of the second arbitrator. Any arbitrator not timely appointed will be appointed by the Organization.

Any arbitrator appointed by the Organization will be a lawyer with at least 15 years of experience relating to securitizations or other complex commercial transactions and shall not have any actual or potential conflict of interest in deciding or hearing the dispute. In any arbitration, there will be limited document discovery of specifically identified documents directly relevant and material to the matter in dispute, except as ordered by the arbitral tribunal upon good cause shown. There will be no depositions.

A pending arbitration may be consolidated with any other arbitration between the parties concerning another Repurchase Request for the purposes of efficiency and to avoid the possibility of inconsistent awards. An application for such consolidation may be made by the Requesting Party or the Responding Party to the arbitral tribunal for the earliest arbitration to be consolidated.

The award of the arbitral tribunal in a binding arbitration will be final and binding on the parties, and may be enforced in any court of competent jurisdiction.

Any arbitration hereunder will be confidential, and the parties and their agents agree not to disclose to any third party the existence or status of the arbitration and all information made known and documents produced in the arbitration not otherwise in the public domain, and all awards arising from the arbitration, except and to the extent that disclosure is required by applicable law or is required to protect or pursue a legal right.

Litigation; Submission to Jurisdiction; Jury Trial Waiver

Unless a Requesting Party submits a Repurchase Request to mediation or arbitration as provided above, any dispute relating to a Repurchase Request will be submitted exclusively to the jurisdiction of the courts of the State of New York or the United States of America located in New York County, New York, referred to in this prospectus as the “New York Courts.” In any such action, the Requesting Party submits to the personal jurisdiction of the New York Courts and all parties waive the right to a trial by jury to the greatest extent permitted by law.

Investor Communication

The indenture includes a provision that requires the issuing entity to disclose a request by an investor to communicate with other investors, that is received in a reporting period, in the issuing entity’s Form 10-D for that reporting period. Only requests to communicate relating to the investor exercising its rights under the terms of the transaction documents and the notes will be included. Requests to communicate for other purposes, such as identifying potential customers and marketing efforts, will not be accommodated.

The disclosure in Form 10-D will only include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, stating that the investor is interested in communicating with other investors about the possible exercise of rights under the transaction documents and the notes, and a description of the method by which other investors may contact the requesting investor.

Investors who wish to communicate with other investors through this mechanism can contact Chase Card Funding at CHAIT_Investor_Communication@jpmchase.com. Investors that are not record holders but are beneficial holders of book-entry notes need to provide a written certification and a form of documentation, such as a trade confirmation, an account statement or a letter from the broker or dealer, verifying ownership, whereas investors that are holders of definitive notes do not have to provide verification of ownership. Expenses incurred in connection with the inclusion of investor communication information in the Form 10-D and the filing of the Form 10-D will be paid by the servicer; provided, that the payment will not include any reimbursement for legal or other investigation expenses incurred by the investors relating to an investor communication request.

Registrant Requirements

Chase Card Funding, as the registrant under the registration statement, has met the registrant requirements of paragraph I.A.1 of the General Instructions to Form SF-3.

Material Legal Aspects of the Credit Card Receivables

Transfer of Credit Card Receivables

Prior to January 20, 2016, referred to in this prospectus as the “Conversion Date,” Chase USA transferred receivables directly to the issuing entity and made certain representations and warranties to the issuing entity. Since the Conversion Date, receivables have been transferred by Chase USA to Chase Card Funding and by Chase Card Funding to the issuing entity and such representations and warranties are made by Chase USA to Chase Card Funding.

Chase USA has represented and warranted that its transfer of any credit card receivables to Chase Card Funding (or, prior to the Conversion Date, to the issuing entity) and Chase Card Funding has represented and warranted that its transfer of any credit card receivables to the issuing entity and their respective transfer of any collateral certificate or any increased Invested Amount of any existing collateral certificate to Chase Card Funding or the issuing entity, as applicable, are each either a complete transfer and assignment to such entity of those credit card receivables or that collateral certificate or any increased Invested Amount of that collateral certificate, except for the interest of Chase USA as holder of the Transferor Certificate prior to the Conversion Date and Chase Card Funding as current holder of the Transferor Certificate, or the grant to the issuing entity of a security interest in those credit card receivables, that collateral certificate or any increased Invested Amount of that collateral certificate.

Chase USA has also represented and warranted to Chase Card Funding (or, prior to the Conversion Date, to the issuing entity) and Chase Card Funding has also represented and warranted to the issuing entity that in the event the transfer of credit card receivables or any collateral certificate to Chase Card Funding or the issuing entity, as applicable, or an increase in the Invested Amount of an existing collateral certificate included in the issuing entity is deemed to create a security interest under the Delaware UCC then it will constitute a valid, subsisting and enforceable first priority perfected security interest in the credit card receivables or collateral certificate, as applicable, created in favor of the issuing entity on and after their creation, initial issuance date or date of increase in Invested Amount, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the issuing entity’s rights arising from a breach of these warranties, see “Sources of Funds to Pay the Notes—Transferor Representations and Warranties.”

Chase Card Funding has represented as to credit card receivables previously conveyed to the issuing entity, and will represent as to credit card receivables to be conveyed to the issuing entity, that the credit card receivables are “accounts” for purposes of the Delaware UCC. Chase USA has represented as to credit card receivables previously conveyed to Chase Card Funding (or, prior to the Conversion Date, to the issuing entity), and will represent as to credit card receivables to be conveyed to Chase Card Funding, that the credit card receivables are “accounts” for purposes of the Delaware UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the Delaware UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the issuing entity. Financing statements covering the credit card receivables have been and will be filed with the appropriate state governmental authority to protect the interests of the issuing entity in the credit card receivables.

There are certain limited circumstances in which a prior or subsequent transferee of credit card receivables coming into existence after the closing date could have an interest in those credit card receivables with priority over the issuing entity’s interest. Under the transfer and servicing agreement Chase Card Funding has represented and warranted that it is transferring its interest in the credit card receivables to the issuing entity free and clear of the lien of any third party. In addition, Chase Card Funding has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any credit card receivable in the issuing entity, or any interest therein, other than to the issuing entity.

A tax or government lien or other nonconsensual lien on property of Chase USA arising prior to the time a credit card receivable comes into existence or a collateral certificate is issued may also have priority over the interest of the issuing entity in that credit card receivable or in that collateral certificate. In addition, if the FDIC were appointed as conservator or receiver of Chase USA, the FDIC’s administrative expenses may also have priority over the interest of the issuing entity in that credit card receivable or the interest of the securitization special purpose entity that issued the collateral certificate in the credit card receivable.

Collections on certain credit card receivables conveyed to the issuing entity held by the servicer may be commingled and used for the benefit of the servicer prior to each Note Transfer Date and, in the event of the insolvency of the servicer or, in certain circumstances, the lapse of certain time periods, the issuing entity may not have a first priority perfected security interest in those collections. If these events occur, the amount payable to you could be lower than the outstanding principal and accrued interest on the offered notes, thus resulting in losses to you.

Certain Matters Relating to Conservatorship or Receivership

Chase USA is chartered as a national banking association and is subject to regulation and supervision by the OCC. If Chase USA becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations, or if other similar circumstances occur, the OCC is authorized to appoint the FDIC as conservator or receiver. Prior to January 20, 2016, Chase USA transferred receivables directly to the issuing entity. Since January 20, 2016, receivables have been transferred by Chase USA to Chase Card Funding and by Chase Card Funding to the issuing entity.

The FDIC, as conservator or receiver, is authorized to repudiate any “contract” of Chase USA. This authority may permit the FDIC to repudiate the transfer of credit card receivables or a collateral certificate to Chase Card Funding, and through Chase Card Funding, to the issuing entity (including the grant to the issuing entity of a security interest in the credit card receivables or any collateral certificate). Under the Original Safe Harbor, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the credit card receivables and a collateral certificate, transferred by a bank if certain conditions are met, including that the transfer was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors and that the transfer satisfies the requirements for sale accounting treatment under generally accepted accounting principles, other than the legal isolation requirement. Under accounting standards that became effective January 1, 2010 for calendar year reporting entities, Chase USA consolidated the issuing entity onto its balance sheet and the transfers of credit card receivables to the issuing entity, which had satisfied the requirements for sale accounting treatment prior to January 1, 2010, no longer satisfied the requirements for sale accounting treatment. On September 27, 2010, the FDIC issued the Revised Safe Harbor amending the Original Safe Harbor, that extends the benefit of the FDIC’s legal isolation safe harbor under the Original Safe Harbor to any obligations of master trusts and revolving trusts for which obligations were issued on or before September 27, 2010, and for which the conditions for sale accounting treatment, other than legal isolation, that were in place before November 15, 2009, and all other requirements of the Original Safe Harbor, are satisfied. The Revised Safe Harbor extends to obligations issued by such trusts both before and after September 27, 2010. Chase USA believes that the conditions of the Revised Safe Harbor are currently being satisfied for issuances from the issuing entity.

If the FDIC, as conservator or receiver, were to determine that the Revised Safe Harbor did not apply to the issuing entity and repudiated Chase USA’s transfer of the credit card receivables or any collateral certificate to Chase Card Funding, the amount of compensation the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. The staff of the FDIC may take the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that certificateholders, including, if applicable, the issuing entity, as holder of a collateral certificate, or holders of notes issued by the issuing entity, would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for a reasonable period of time (which may be at least six months) following that appointment, investors may not have a claim for interest accrued during this period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” payable to the issuer of a collateral certificate included in the issuing entity in the event the FDIC repudiated the transfer of credit card receivables to that issuer, the amount paid to certificateholders including, if applicable, the issuing entity as the holder of a collateral certificate, could, depending upon circumstances existing on the date of the repudiation, be less than the principal of a collateral certificate and the interest accrued thereon to the date of payment.

If the FDIC were appointed as conservator or receiver for Chase USA, the FDIC could:

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require the collateral agent to go through an administrative claims procedure to establish its right to payments collected on credit card receivables or on a collateral certificate included in the issuing entity, if any;

•	request a stay of any judicial action or proceeding with respect to the issuing entity’s claims against Chase USA or Chase Card Funding; or

•

repudiate without compensation and refuse to perform Chase USA’s ongoing obligations under the transfer and servicing agreement, such as the duty to collect payments or otherwise service the credit card receivables, to transfer additional credit card receivables to Chase Card Funding for transfer to the issuing entity or to provide administrative services to the issuing entity.

Furthermore, the Federal Deposit Insurance Act provides that, with certain exceptions, during the 45-day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90-day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank, provided that (among other exceptions) this requirement does not permit the FDIC as conservator or receiver to fail to comply with otherwise enforceable provisions of any such contract. Even if the issuing entity receives the benefit of the Revised Safe Harbor, the Federal Deposit Insurance Act could be interpreted to prohibit the indenture trustee, the collateral agent, the noteholders or other persons from taking certain actions to implement contractual provisions, such as the early amortization provisions of the indenture. Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on your notes.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as receiver and (2) any property in the possession of the FDIC as receiver being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

Pursuant to the indenture, the appointment of a conservator or receiver, as applicable, or a voluntary liquidation with respect to Chase USA constitutes an early amortization event. Pursuant to the transfer and servicing agreement, newly created credit card receivables and collateral certificates will not be transferred to the issuing entity, and the Invested Amount of any existing collateral certificates will not be increased, on and after the appointment of a conservator or receiver, as applicable, or upon a voluntary liquidation with respect to Chase USA. The FDIC as conservator or receiver, however, may have the power, regardless of the terms of the indenture, the transfer and servicing agreement, the issuing entity trust agreement or the instructions of those authorized to direct the indenture trustee’s actions, (1) to prevent the beginning of an early amortization period, (2) to prevent the early sale, liquidation or other disposition of the credit card receivables or (3) to require new principal receivables to continue to be transferred to the issuing entity. In addition, the FDIC, as conservator or receiver, may, regardless of the terms of the issuing entity trust agreement, the indenture, the transfer and servicing agreement or the instructions of the noteholders, have the power to (1) require the early sale of the issuing entity’s credit card receivables or, if applicable, a collateral certificate, (2) require termination of any outstanding collateral certificate included in the issuing entity or (3) prohibit the continued transfer of principal receivables to the issuing entity. In addition, the FDIC as conservator or receiver for the servicer may have the power to (i) prevent the indenture trustee, the collateral agent or the noteholders, from appointing a successor servicer under the transfer and servicing agreement or (ii) authorize Chase USA to stop servicing the credit card receivables.

In the receivership of a national bank, a court has held that certain of the rights and powers of the FDIC as receiver extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables. If Chase USA were to enter conservatorship or receivership, the FDIC could take the position that its rights and powers as receiver extend to Chase Card Funding and to the issuing entity.

Certain Regulatory Matters

The operations and financial condition of Chase USA are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law. Chase USA is experiencing heightened scrutiny by its regulators of its compliance with new and existing regulations, and with respect to its controls and operational processes. Accordingly, Chase USA expects that its banking supervisors will in the future continue to take more formal enforcement actions against Chase USA rather than issuing informal supervisory actions or criticisms. These enforcement actions may adversely affect the operation of the issuing entity and your rights under the securitization agreements prior to the appointment of a receiver or conservator.

JPMorgan Chase & Co. announced in September 2013 that JPMorgan Chase Bank, JPMorgan Bank and Trust Company, N.A. and Chase USA, referred to in this prospectus as the “Affiliated Banks,” entered into a consent order with the OCC regarding collections litigation processes pursuant to which those banks agreed to take certain corrective actions. The consent order was issued in connection with the Affiliated Banks’ past oversight of third parties, operational processes and control functions related to collections litigation practices, the execution and notarization of sworn documents, and the compliance with the Servicemembers Civil Relief Act, in connection with a small percentage of the Affiliated Banks credit card, student loan, auto loan, business banking and commercial banking customers who defaulted on their loan or contract. Also in September 2013, JPMorgan Chase Bank and Chase USA entered into consent orders with the OCC and the CFPB regarding the billing and administration of credit monitoring products previously offered by JPMorgan Chase Bank and Chase USA. Those banks stopped enrollments in the credit monitoring products in mid-2012 and have credited or refunded the customers affected. The consent orders require JPMorgan Chase Bank and Chase USA to pay penalties and take certain corrective actions.

In January 2013 the Affiliated Banks entered into a consent order with the OCC relating principally to the Affiliated Banks’ Bank Secrecy Act/Anti-Money Laundering policies, procedures and controls. A number of the enhancements and other actions required by this consent order have been, or are currently in the process of being, implemented by the Affiliated Banks. This consent order also provided that the OCC was not prevented from instituting any enforcement actions against the Affiliated Banks, including the assessment of civil money penalties. On January 7, 2014, the Affiliated Banks entered into a consent order with the OCC for the assessment of a civil money penalty in connection with these Bank Secrecy Act/Anti-Money Laundering deficiencies, including in relation to the Bernard L. Madoff Investment Securities LLC fraud. Pursuant to the consent order, the Affiliated Banks have consented to the assessment of a $350 million civil money penalty by the OCC, referred to in this prospectus as the “Civil Money Penalty.”

In addition to the consent orders and regulatory enforcement action, if the appropriate banking agency finds that any agreement or contract, including a securitization agreement, of Chase USA, Chase Card Funding or the issuing entity, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Chase USA or would adversely affect the safety and soundness of Chase USA, that banking agency has the power to order Chase USA, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. Chase USA may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency.

None of the consent orders described above or the Civil Money Penalty has caused the rescission of any of the securitization agreements. In addition, Chase USA does not expect that any of the consent orders or the Civil Money Penalty will adversely affect the payment of principal or interest by the issuing entity on the offered notes.

In 2003, the OCC issued a consent order against a national banking association in connection with a securitization of that bank’s credit card receivables that directed that bank to, among other things:

•	cease to act as servicer upon the appointment of a successor servicer, but in any case no later than a specified date;

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withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization agreements and the relevant trust’s perfected security interest in those funds; and

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withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the calendar month in which the order was issued, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization agreements and the temporary cease and desist order.

The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank’s securitization agreements. A temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization agreements was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank’s actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee, that bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.

If Chase USA was in economic or regulatory difficulty and servicing fees payable under the securitization agreements did not fully compensate Chase USA for its actual servicing costs, a banking agency might order Chase USA to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs as determined by the banking agency. In addition, the appropriate banking agency would have the power to order Chase USA to cease extending new credit to its credit card customers. While Chase USA has no reason to believe that any banking agency would currently consider provisions relating to Chase USA acting as servicer or the payment of a servicing fee to Chase USA, or any other obligation of Chase USA under any securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a banking agency in the future would not conclude otherwise. If a banking agency did reach such a conclusion, and ordered Chase USA to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Chase USA, the most significant laws include the federal Truth in Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collections Practices and Electronic Fund Transfer Acts as well as each state’s statutes governing unfair and deceptive trade practices. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of credit card account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. Failure to comply with any of these laws or regulations could lead to private causes of action, such as class action lawsuits, lawsuits brought by states’ attorneys general or federal regulatory enforcement actions, including those brought by the CFPB.

In May of 2009, Congress enacted the CARD Act. The CARD Act, as modified by a series of implementing rules, amends the Truth in Lending Act by mandating various new and additional standards and practices with respect to the marketing, underwriting, pricing, billing and other aspects of the consumer credit card business. Among other things, the CARD Act and the implementing rules prevent increases in the APR on outstanding balances and penalty fees except under limited circumstances, require creditors to allocate payments in excess of the minimum payment to the portion of the balance with the highest outstanding rate first, and then to remaining balances in descending interest rate order, restrict imposition of a default APR on existing balances unless an account is 60 days past due, require that the increased APR resulting from an account being 60 days past due be reduced if payments are timely made for six consecutive months after the APR increase, and require card issuers to review accounts at least every six months when an APR has been increased after January 1, 2009 to determine whether the APR should be reduced. In addition, the CARD Act and the implementing rules require penalty fees to be “reasonable” and “proportional” to the consumer’s violation of the account terms or within the safe harbor applicable thereto, creditors to mail billing statements at least 21 calendar days before the payment due date and the payment due date for a credit card account to be the same calendar day each month, and if such day is a holiday or weekend, creditors may not treat the payment as late if received on the next business day.

As a result of the adoption of the CARD Act, the amount of interest charges and fees collected by Chase USA may decrease, the number of additional accounts originated may decrease, and consumers may choose to use credit cards less frequently. Similar effects may result from any future adverse changes in federal and state consumer protection laws or regulations, or adverse changes in their applicability or interpretation. Each of these effects, independently or collectively, may reduce the yield on the pool of credit card receivables, which may result in a payout event or an early amortization event and may result in an acceleration of payment or reduced payments on your notes.

There have been numerous other attempts at the federal, state and local levels to further regulate the credit card industry. For instance, legislation has been proposed restricting interchange fees on credit card transactions, imposing a ceiling on the rate of interest a financial institution may assess on a credit card account and requiring consumer lenders to abide by the interest rate limits of the state in which the consumer resides. Legislation restricting interchange fees or imposing a ceiling on interest rates could result in a reduction of the yield on the pool of credit card receivables which could result in a payout event for any collateral certificate or an early amortization event for the offered notes and could result in an acceleration of payment or reduced payments on your notes. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” and “Risk Factors—Changes to consumer protection laws may impede collection efforts, alter timing and amount of collections and reduce the yield on the pool of credit card receivables which may result in acceleration of or reduction in payments on your notes.”

The Dodd-Frank Act has significantly increased the regulation of the financial services industry. This legislation, among other things: requires federal regulators to adopt regulations requiring securitizers or originators to retain at least 5% of the credit risk of securitized exposures unless the underlying exposures are qualified residential mortgages or meet certain underwriting standards to be determined by regulation; requires the SEC to promulgate rules requiring issuers of asset-backed securities to (i) disclose data regarding the underlying assets as determined to be necessary for investors to independently perform due diligence and (ii) perform a review of the underlying assets and disclose the nature of the review; increases oversight of credit rating agencies; requires the SEC to promulgate rules generally prohibiting firms from underwriting or sponsoring a securitization that would result in a material conflict of interest with respect to investors in that securitization; restricts the interchange fees payable on debit card transactions; establishes the CFPB, which will have broad authority to regulate the credit, savings, payment and other consumer financial products and services that Chase USA and its affiliates offer; establishes the FSOC to oversee systemic risk, and provides regulators with the power to require companies deemed “systemically important” to sell or transfer assets and terminate activities if the regulators determine that the size or scope of activities of the company pose a threat to the safety and soundness of the company or the financial stability of the United States; increases regulation of the over-the-counter derivatives market by requiring central clearing of standardized over-the-counter derivatives, and imposing heightened supervision of over-the-counter derivatives dealers and major market participants; imposes margin requirements on derivative transactions that could significantly reduce customer appetite for such products; requires bank regulators to phase out the treatment of trust preferred capital debt securities as Tier 1 capital for regulatory capital purposes; and requires Chase USA and its affiliates to provide a credible plan for resolution under the Bankruptcy Code, and provides sanctions that include divestiture of assets or restructuring in the event the plan is deemed insufficient.

In the United States, the Department of the Treasury, FSOC, SEC, CFTC, Federal Reserve Board, OCC, CFPB and FDIC are engaged in extensive rule-making mandated by the Dodd-Frank Act. While certain regulations under the Dodd-Frank Act have been adopted, much of the significant rule-making remains to be done. As a result, the complete scope of the Dodd-Frank Act remains uncertain. It is not clear what form some of these remaining regulations will ultimately take, or how the issuing entity, Chase Card Funding or Chase USA will be affected.

Pursuant to the Dodd-Frank Act, on July 21, 2011, regulatory authority over certain federal consumer financial protection statutes was transferred to the CFPB. Accordingly, certain federal consumer financial laws including, but not limited to, the Truth in Lending, Equal Credit Opportunity, Fair Credit Reporting, and Electronic Fund Transfer Acts, are enforced by the CFPB, subject to certain statutory limitations.

Under the Servicemembers Civil Relief Act, members of the military on active duty who have incurred consumer credit card debt may cap the interest rates on debts incurred before active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of a stay. Currently, a small portion of the accounts in the issuing entity may be affected by the limitations and restrictions of the Servicemembers Civil Relief Act. Chase USA does not expect that the inclusion of the receivables arising in such accounts in the issuing entity will have a material effect on your interests.

On July 21, 2015, the Department of Defense released a final rule amending the regulation implementing the Military Lending Act. Passed in 2006, the Military Lending Act provides protections to servicemembers and their dependents at the time they originate certain types of consumer credit transactions. These protections include limiting interest to 36 percent, referred to in this prospectus as the “Military APR”, prohibiting arbitration and prepayment penalties, and requiring delivery of special disclosures before consummation of the transaction. The final rule expands the definition of “consumer credit” to apply to a much broader range of closed-end and open-end credit products – including credit cards. The Military APR interest rate cap includes “finance charges” under Regulation Z, as well as charges defined as “interest” by the Military Lending Act, which includes service charges, renewal charges, credit insurance premiums, and ancillary products. The Military APR excludes certain “bona fide” fees if they are deemed reasonable. The revised regulation will impact Chase USA’s origination practices by imposing additional requirements for credit cards issued to qualifying military borrowers and their dependents. The final rule became effective on October 1, 2015, and compliance is required by October 3, 2016. Additionally, the Rule provides a temporary exemption for open-end credit cards until October 3, 2017, with a potential extension of the exemption for open-end credit cards for an additional year.

The issuing entity may be liable for certain violations of consumer protection laws that apply to the related credit card receivables. A cardholder may be entitled to assert those violations by way of set-off against his or her obligation to pay the amount of credit card receivables owing. Chase USA represents and warrants in the transfer and servicing agreement that all of the credit card receivables have been and will be created in compliance with the requirements of those laws. The servicer also agrees in the transfer and servicing agreement to indemnify the issuing entity, among other things, for any liability arising from those violations caused by the servicer. For a discussion of the issuing entity’s rights arising from the breach of these warranties, see “Sources of Funds to Pay the Notes—Transferor Representations and Warranties.”

Recent Events Regarding Arbitration Programs

In 2009, Chase USA announced that it is no longer filing any new consumer credit card arbitration claims and has removed the arbitration provision in its new consumer credit card contracts. Chase USA is continuing to evaluate the impact of these actions on its business, but does not believe that these actions will have a material adverse effect on its collection efforts.

Litigation and Other Proceedings

Litigation Regarding the Sponsor and Servicer

A number of lawsuits seeking class action certification have been filed in both state and federal courts against Chase USA. These lawsuits challenge certain policies and practices of Chase USA’s credit card business. A few of these lawsuits have been conditionally certified as class actions. Chase USA has defended itself against claims in the past and intends to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, Chase USA believes that any liability that might result from any of these lawsuits will not have a material adverse effect on the credit card receivables.

On May 9, 2013, the Attorney General of California filed a civil action against JPMorgan Chase & Co., Chase USA and Chase BankCard Services, Inc., a subsidiary of Chase USA, alleging violations of California law relating to credit card collections litigation (including with respect to sworn documents) and the sale of consumer credit card debt. In October 2015, the litigation was settled. The parties entered into a stipulated judgment (the “Stipulated Judgment”). Under the Stipulated Judgment, the complaint was dismissed with prejudice as to all named entities. Chase USA and Chase BankCard Services, Inc. agreed to provisions regarding practices involving credit card collections litigation (including with respect to sworn documents) and the sale of consumer credit card debt and also agreed to pay the California Attorney General $50 million.

On December 17, 2013, the Mississippi Attorney General filed a civil action in Mississippi state court against JPMorgan Chase & Co., Chase USA and Chase BankCard Services, Inc. alleging violations of Mississippi’s consumer protection law relating to general collections practices including litigation and debt sales. The litigation has been settled and the matter dismissed with prejudice as to all named entities. Chase USA and Chase BankCard Services, Inc. agreed to provisions regarding practices involving credit card collections litigation (including with respect to sworn documents) and the sale of consumer credit card debt and also agreed to pay the Mississippi Attorney General $5.5 million.

In July 2015, Chase USA and Chase BankCard Services, Inc. entered into a consent order with the CFPB and a series of settlements with the Attorneys General for 47 states and the District of Columbia regarding practices involving credit card collections litigation, including with respect to sworn documents, and the sale of consumer credit card debt. Under the settlements, Chase USA and Chase BankCard Services, Inc. agreed to make payments to the participating Attorneys General totaling approximately $96 million, as well as $11 million for investigative costs incurred by certain Attorneys General. Under the consent order, the CFPB imposed a $30 million penalty.

The OCC also imposed a $30 million civil money penalty on the Affiliated Banks arising out of a consent order with the OCC in 2013 covering largely the same issues. Under the settlements, the Affiliated Banks will also complete remediation of affected consumers.

Chase USA does not expect that the consent orders or settlements described above will adversely affect the payment of principal or interest by the issuing entity on the offered notes.

Industry Litigation

On June 22, 2005, merchants filed a putative class action complaint in the U.S. District Court for the District of Connecticut. The complaint alleges that VISA, MasterCard and certain member banks including Bank of America, Chase USA, Capital One, Citibank and others, conspired to set the price of interchange in violation of Section 1 of the Sherman Act. The complaint further alleges tying/bundling and exclusive dealing. Since the filing of the Connecticut complaint, other complaints were filed in different U.S. District Courts challenging the setting of interchange, as well the associations’ respective rules. The Judicial Panel on Multidistrict Litigation consolidated the cases in the Eastern District of New York for pretrial proceedings. An amended consolidated complaint was filed on April 24, 2006 which added claims relating to off-line debit transactions. Defendants filed a motion to dismiss all claims that pre-date January 1, 2004. The Court granted that motion and those claims were dismissed.

Plaintiffs filed a first supplemental complaint in May 2006 alleging that the MasterCard offering violated Section 7 of the Clayton Act and Section 1 of the Sherman Act and that the offering was a fraudulent conveyance. Defendants filed a motion to dismiss both of those claims. On November 25, 2008, the District Court dismissed the supplemental complaint with leave to replead.

In May 2008, the plaintiffs filed a motion seeking class certification which defendants opposed. The court has not ruled on the class certification motion.

In January 2009, the plaintiffs filed and served a Second Amended Consolidated Class Action Complaint against all defendants and an amended supplemental complaint challenging the MasterCard initial public offering (“IPO”) making antitrust claims similar to those that were dismissed previously. With respect to the Visa IPO, the plaintiffs filed a supplemental complaint challenging the Visa IPO on antitrust theories parallel to those articulated in the MasterCard IPO pleading.

On March 31, 2009, defendants filed a motion to dismiss the Second Amended Consolidated Class Action Complaint. Separate motions to dismiss each of the supplemental complaints challenging the MasterCard and Visa IPOs were also filed. Plaintiffs and defendants also have fully briefed and argued their motions for summary judgment. None of these motions have been decided.

In October 2012, Visa, Inc., its wholly owned subsidiaries Visa U.S.A. Inc. and Visa International Service Association, MasterCard Incorporated, MasterCard International Incorporated and various United States financial institution defendants, including Chase USA and several of its affiliates and certain predecessor institutions, entered into a settlement agreement (the “Settlement Agreement”) to resolve the United States merchant and retail industry association plaintiffs’ (the “Class Plaintiffs”) claims in the multi-district litigation.

On November 27, 2012, the court entered an order preliminarily approving the Settlement Agreement, which provides, among other things, for a $6.05 billion cash payment to the Class Plaintiffs, an amount equal to ten basis points of interchange for a period of eight months to be measured from a date within sixty days of the end of the opt-out period. The Settlement Agreement also provides for modifications to each of the network’s no-surcharge rules, which were effective as of January 27, 2013.

On April 11, 2013, Class Plaintiffs moved for final approval of the settlement. On September 12, 2013, the court held the final approval hearing. On January 14, 2014, the court rendered its final order and judgment approving the settlement. A number of entities including retailers and objecting trade association plaintiffs filed their appellate briefs on June 16, 2014. Briefing by appellees and appellants was completed in the fourth quarter of 2014. Arguments were heard by the Second Circuit on September 28, 2015. On July 28, 2015, a number of objectors moved to vacate the settlement based upon certain communications of counsel. Chase USA does not believe that the settlement will affect the payment of principal or interest by the issuing entity on the notes.

Indenture Trustee Litigation

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts.

On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors in these and other transactions, and these cases have been consolidated before the same judge. On January 19, 2016, an order (“Jan. 19 Order”) was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Complaint; the District Court also allowed the plaintiffs to file amended complaints, and three amended complaints have been filed. On March 28, 2016, certain plaintiffs filed a new complaint in state court in San Francisco, California, with regard to the trusts that had been dismissed in the Jan. 19 Order.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

U.S. Federal Income Tax Consequences

The following discussion is a summary of U.S. federal income tax consequences generally applicable in respect of the purchase, ownership and disposition by U.S. Note Owners (as defined below) and non-U.S. Note Owners (as defined below) of the offered notes that have been offered for sale by this prospectus. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the offered notes. Except as otherwise indicated, this summary deals only with notes purchased at their initial issue price in the original issuance of those notes and held as capital assets.

This discussion is based on present provisions of the Internal Revenue Code, the proposed, temporary and final U.S. Treasury regulations promulgated under the Internal Revenue Code, administrative rulings or pronouncements and judicial decisions all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

This discussion does not address all of the tax consequences that may be relevant to a particular note owner in light of that note owner’s circumstances, nor does it discuss the U.S. federal income tax consequences that may be relevant to some types of note owners that are subject to special treatment under the Internal Revenue Code, such as:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies;

•	corporations that accumulate earnings in order to avoid United States federal income tax;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	persons liable for alternative minimum tax;

•	pass-through entities and persons who are investors in such pass-through entities;

•	United States persons whose “functional currency” is not the U.S. dollar;

•	“controlled foreign corporations”;

•	“personal holding companies”;

•	“passive foreign investment companies”; or

•	United States expatriates., including former citizens and former long-term residents of the United States.

In addition, the following discussion does not consider state, local, United States federal gift, estate or other non-income or foreign tax consequences of an investment in notes. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

Prospective investors should note that no ruling will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed in this prospectus and that opinions of counsel, such as those described below, are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP (“tax counsel”) described below are based upon the representations and assumptions set forth in their opinions, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the indenture and the other related documents. If those representations are inaccurate and/or the relevant parties fail to comply with the terms of the indenture or the other related documents, the conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences set forth in this prospectus may not be accurate.

For purposes of this discussion, the term U.S. Note Owner means a beneficial owner of a note, that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons within the meaning of section 7701(a)(30) of the Code have the authority to control all of its substantial decisions or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

For purposes of this discussion, the term non-U.S. Note Owner means a beneficial owner (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) of a note that is not a U.S. Note Owner.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A note owner that is a partner of a partnership holding such notes should consult its tax advisor.

U.S. Federal Income Tax Opinions

At the time the notes are issued, tax counsel will deliver its opinion that, subject to the assumptions and based upon representations set forth in the opinion, at the time of the offering (1) that tranche of notes will be characterized as debt for U.S. federal income tax purposes, and (2) the issuing entity will not be, and the issuance will not cause any securitization special purpose entity which has issued a collateral certificate that is included in the issuing entity to be, classified as an association, or publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes. However, an opinion of counsel is not binding on the IRS or the courts. Consequently, no assurance can be given that characterization and those classifications will prevail. For possible alternative consequences see “—Possible Alternative Characterizations” below.

The issuing entity will agree by entering into the indenture, and all holders will agree by their purchase and holding of notes, to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

Consequences to U.S. Note Owners

Interest and Original Issue Discount

It is expected that the stated rate of interest on each note will constitute “qualified stated interest” pursuant to applicable U.S. Treasury regulations. Such interest will be includable as ordinary income by each U.S. Note Owner as it accrues or is received in accordance with that U.S. Note Owner’s method of tax accounting.

It is possible that the IRS could assert that the stated interest on the notes is not considered to be “unconditionally payable” and that the notes are issued with original issue discount (“OID”). Also, if interest on the notes is not paid in full on a scheduled payment date, the notes might be treated as having OID from the scheduled payment date until their principal is fully paid. In either circumstance, if the notes are treated as issued with OID, the note owner may be required to include stated interest in income prior to receipt of such interest.

Disposition of the Notes

Generally, upon the sale, exchange, retirement or other taxable disposition of a note, U.S. Note Owners will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued qualified stated interest that the U.S. Note Owner has not previously included in income, which will be taxable as interest income) and the U.S. Note Owner’s adjusted tax basis in the note. The U.S. Note Owner’s adjusted tax basis in the note generally will equal the cost of the note to the U.S. Note Owner, increased by OID previously included in income by the U.S. Note Owner with respect to the note, and decreased by the amount of any payments of principal or OID previously received by the U.S. Note Owner with respect to that note. This gain or loss will be capital gain or loss and generally will be long-term gain or loss if the U.S. Note Owner’s holding period in the note exceeds one year at the time of such sale, exchange, retirement or other disposition. Long-term capital gains of individuals generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Possible Alternative Characterizations

As noted above, an opinion of counsel is not binding on the IRS or the courts. If the IRS were to successfully assert, contrary to the opinion of tax counsel, that the issuing entity or any securitization special purpose entity which has issued a collateral certificate that is included in the issuing entity were properly classified as an association, or publicly traded partnership, taxable as a corporation, that entity would be subject to U.S. federal income tax that could materially reduce cash available to make payments on notes. In the event that the issuing entity is classified as a partnership for federal income tax purposes, beginning with each taxable year after December 31, 2017, or if later, the date that Sections 6221 through 6241 of the Internal Revenue Code apply to the issuing entity, the transferor (or a U.S. Affiliate of the transferor if the transferor is ineligible) is hereby designated as the partnership representative under Section 6223(a) of the Internal Revenue Code to the extent allowed by law. The issuing entity shall, to the extent eligible, make the election under Section 6221(b) of the Internal Revenue Code with respect to determinations of adjustments at the partnership level and take any other action such as filings, disclosures and notifications necessary to effectuate such election. If the election described in the preceding sentence is not available, the issuing entity shall, to the extent eligible, make the election under Section 6226(a) of the Internal Revenue Code with respect to the alternative to payment of imputed underpayments by a partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election. Notwithstanding the foregoing, each of the issuing entity, the transferor and the servicer are authorized, in its sole discretion, to make any available election related to Sections 6221 through 6241 of the Internal Revenue Code and to take any action it deems necessary or appropriate to comply with the requirements of the Internal Revenue Code and conduct the issuing entity’s affairs under Sections 6221 through 6241 of the Internal Revenue Code.

In addition, if the IRS were to successfully assert that any tranche of notes were properly characterized as other than debt, the owners of those notes may be subject to tax on their distributive share of the income, gain, loss, deductions, and credits of the issuing entity and, possibly, any securitization special purpose entity which has issued a collateral certificate that is included in the issuing entity, which amounts may not correspond to contemporaneous payments on those notes, which losses and deductions may be subject to limitation, and which characterization may result in additional adverse tax consequences. Alternatively, payments on that tranche of notes may be treated as dividends, possibly resulting in adverse tax consequences to owners of those notes.

Consequences to Non-U.S. Note Owners

U.S. Federal Withholding Tax

The 30% U.S. federal withholding tax will not apply to any payment of principal and, under the “portfolio interest rule,” interest on the notes, provided that:

•	interest paid on the notes is not effectively connected with the non-U.S. Note Owner’s conduct of a trade or business in the United States;

•

the non-U.S. Note Owner does not actually (or constructively) own 10% or more of the total combined voting power of all classes of Chase USA’s voting stock within the meaning of the Internal Revenue Code and applicable U.S. Treasury regulations;

•	the non-U.S. Note Owner is not a controlled foreign corporation that is related to Chase USA through stock ownership;

•	the non-U.S. Note Owner is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Internal Revenue Code;

•

either (a) the non-U.S. Note Owner provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person or (b) the non-U.S. Note Owner holds the notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations; and

•	neither Chase USA nor its paying agent has actual knowledge or reason to know that the beneficial owner of the applicable notes is a U.S. Note Owner.

Special rules apply to non-U.S. Note Owners that are pass-through entities rather than corporations or individuals.

If a non-U.S. Note Owner cannot satisfy the requirements described above, payments of premium, if any, and interest made to the non-U.S. Note Owner will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. Note Owner provides the issuing entity with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. Note Owner’s conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any gain that a non-U.S. Note Owner realizes on the sale, exchange, retirement or other disposition of a note.

U.S. Federal Income Tax

If a non-U.S. Note Owner is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then the non-U.S. Note Owner will be subject to U.S. federal income tax on premium or interest on the notes on a net income basis (although it will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied) in the same manner as if it were a United States person as defined under the Internal Revenue Code. In addition, if a non-U.S. Note Owner is a foreign corporation, such note owner may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such premium or interest, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the non-U.S. Note Owner’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or

•	the non-U.S. Note Owner is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If the notes were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, that recharacterization could cause a non-U.S. Note Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Note Owner would be required to file a U.S. federal income tax return and, generally, would be subject to U.S. federal income tax, including, for a non-U.S. Note Owner that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from such partnership. Furthermore, withholding obligations would apply with respect to partnership income that is allocable to a non-U.S. Note Owner that is considered to be a partner in the partnership. That withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the non-U.S. Note Owner. Alternatively, if some or all of the notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a non-U.S. Note Owner generally would be subject to U.S. federal withholding tax at the rate of 30%, unless that rate were reduced under an applicable income tax treaty. See “—Possible Alternative Characterizations” above.

Information Reporting and Backup Withholding

U.S. Note Owners

In general, information reporting requirements will apply to payments of principal and interest on notes and to the proceeds of the sale of a note made by U.S. Note Owners other than certain exempt recipients, such as corporations. A backup withholding tax may apply to those payments if the U.S. Note Owner fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

Any amounts withheld under backup withholding rules will be allowed as a refund or a credit against such U.S. Note Owner’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Note Owners

Generally, the amount of interest paid to a non-U.S. Note Owner and the amount of tax, if any, withheld with respect to interest paid to a non-U.S. Note Owner must be reported to the IRS and to the non-U.S. Note Owner. Copies of the information returns reporting such interest payments and withholding may also be made available, under the provisions of an applicable income tax treaty, to the taxing authorities in the country in which such non-U.S. Note Owner resides.

Generally, no backup withholding will be required with respect to payments made by Chase USA or any withholding agent to a non-U.S. Note Owner if the statement described above under “—Consequences to Non-U.S. Note Owners—U.S. Federal Withholding Tax” has been received and the payor does not have actual knowledge or reason to know that the non-U.S. Note Owner is actually a U.S. Note Owner.

In addition, information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of the sale of a note within the United States or conducted through United States-related financial intermediaries unless the statement described in the fifth bullet point under “—Consequences to Non-U.S. Note

Owners—U.S. Federal Withholding Tax” above has been received (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. Note Owner) or the note owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Note Owner’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Additional Withholding Requirements

In certain circumstances, withholding at a rate of 30% will be required on interest in respect of, and, after December 31, 2018, gross proceeds from the disposition of, notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by U.S. persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities, or (iii) otherwise qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country, or future United States Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest in respect of and, after December 31, 2018, gross proceeds from the disposition of, notes held by an investor that is a nonfinancial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners,” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which, in turn, will be provided to the United States Department of the Treasury. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

ERISA Considerations

ERISA and Section 4975 of the Internal Revenue Code impose restrictions on:

•	employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

•	plans (as defined in Section 4975(e)(1) of the Internal Revenue Code) that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh plans;

•

entities whose underlying assets include plan assets by reason of a plan’s investment in these entities—each of the entities described in the two preceding clauses and this clause are referred to in this prospectus as a “Plan”; and

•

persons who have specified relationships to Plans which are “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code, which collectively are referred to in this prospectus as “Parties in Interest.”

Governmental plans (as defined in Section 3(32) of ERISA), some church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under applicable non-U.S., federal, state or local law, and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.

Plan Asset Issues for an Investment in the Notes

Provisions of ERISA and the regulations issued thereunder—referred to in this prospectus as the “Plan Asset Rules”—provide that if a Plan makes an “equity” investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing Plan unless one or more of the exceptions set forth in the rules apply. One of the exceptions set forth in the Plan Asset Rules provides that the underlying assets and properties of an entity will not be treated as assets of investing Plans if equity participation in the entity by Plans is not significant. Equity participation in the issuing entity by Plans will not be considered “significant” for purposes of the Plan Asset Rules as long as Plans hold less than 25% of the total value of each class of equity interest in the issuing entity.

Pursuant to the Plan Asset Rules, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, because the notes (1) are expected to be treated as indebtedness under applicable local law and (2) should not be deemed to have any “substantial equity features” at the time of the offering, the notes should not initially be treated as an equity interest for purposes of the Plan Asset Rules. These conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Accordingly, the assets of the issuing entity should not be treated as the assets of Plans investing in the notes and the beneficial interest in the issuing entity is held by Chase Card Funding, whose sole member is Chase USA, such that equity participation by Plans in the issuing entity would not be “significant” for purposes of the Plan Asset Rules. It should be noted, however, that the debt treatment of the notes for ERISA purposes could change subsequent to their issuance (i.e., they could be treated as equity). If the notes were to be treated as “equity interests” for purposes of the Plan Asset Rules, there would be no assurance that ownership of the notes by plans would not be considered “significant” under ERISA and that the assets of the issuing entity would not be treated as assets of a Plan investing in the notes.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a Plan’s investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Issuing Entity and a Party in Interest

The first category of prohibited transaction we describe could arise if:

•	a Plan acquires notes, and

•	under the Plan Asset Rules, the assets of the issuing entity are treated as if they were plan assets of the Plan.

Prohibited Transactions between the Plan and a Party in Interest

Without regard to the treatment of the notes as equity interests under the Plan Asset Rules, the issuing entity, Chase USA and any underwriter, as a provider of services to Plans or by reason of a relationship with such a service provider, may be deemed to be Parties in Interest with respect to many Plans. The second category of prohibited transaction we describe could arise on the grounds that the Plan, by purchasing notes, was engaged in a prohibited transaction with a Party in Interest. The acquisition, holding and disposition of notes by or on behalf of one or more of these Plans could result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code. However, the acquisition, holding and disposition of notes may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

Examples of Prohibited Transaction Exemptions.

Potentially applicable prohibited transaction exemptions include the following:

•

the statutory exemption under ERISA Section 408(b)(17) and Section 4975(d)(20) of the Internal Revenue Code, which exempts specific transactions in which a Plan receives no less, nor pays any more, than adequate consideration, involving persons who are Parties in Interest solely by reason of providing services to the Plan or solely by reason of a relationship to such a service provider;

•	Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

•	PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

•	PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

•

PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a “qualified professional asset manager” as that term is defined in the exemption, and which is referred to as a QPAM; or

•	PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by an “in-house asset manager” as that term is defined in the exemption, and which is referred to as an INHAM.

Even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions in connection with a Plan’s investment in the notes.

Investment by Plan Investors

Prior to making an investment in the notes of any series, each fiduciary causing the notes to be purchased by, on behalf of or using “plan assets” of a Plan, including without limitation an insurance company general account, must determine whether an exemption from the prohibited transaction rules applies, so that the use of plan assets of the Plan to purchase and hold the notes does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code (or, in the case of a governmental, church or non-U.S. plan, a violation of any substantially similar non-U.S., federal, state or local law). Each purchaser or transferee of notes of any series, or any beneficial interest therein, shall be deemed to have represented and warranted that either (i) it is not, and is not directly or indirectly acquiring the notes or any beneficial interest therein for, on behalf of or with any assets of, a Plan or (ii) its acquisition and holding of the notes or any beneficial interest therein does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code (or, in the case of a governmental, church or non-U.S. plan, a violation of any substantially similar non-U.S., federal, state or local law). For purposes of this paragraph, references to “Plan” shall include a governmental, church or non-U.S. plan.

General Investment Considerations for Prospective Plan Investors in the Notes

Prior to making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment;

•	whether the investment constitutes a direct or indirect transaction with a Party in Interest;

•	the composition of the Plan’s portfolio with respect to diversification by type of asset;

•	the Plan’s funding objectives;

•	the tax effects of the investment; and

•

whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of notes to a Plan will not be deemed a representation by Chase USA or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.

Tax Consequences to Plans

In general, assuming the notes are debt for U.S. federal income tax purposes, interest income on notes would not be taxable to Plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt-financed property” because of borrowings by the Plan itself. However, if, contrary to the opinion of tax counsel, for U.S. federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the Plan as “debt-financed income.” Plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Certain Investment Company Act Considerations

The issuing entity is not, and solely after giving effect to any offering and sale of notes by the issuing entity and the application of the proceeds thereof will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule.”

In reaching this conclusion, although other statutory or regulatory exemptions under the Investment Company Act and under the Volcker Rule and its related regulations may be available, the issuing entity has relied on the determinations that:

•	the issuing entity may rely on the exemption from registration under the Investment Company Act provided by Rule 3a-7 thereunder, and accordingly

•

the issuing entity does not rely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act for its exemption from registration under the Investment Company Act and may rely on the exemption from the definition of a “covered fund” under the Volcker Rule made available to entities that do not rely solely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act for their exemption from registration under the Investment Company Act.

Certain Relationships and Related Transactions

As described in the disclosure above in “Chase USA—General,” Chase USA is the sponsor of, and servicer for, the issuing entity. Chase USA is the sole member of Chase Card Funding, which is the depositor into the issuing entity. Chase USA is also the administrator of the issuing entity and the originator of the credit card receivables. Chase USA is not an affiliate of the indenture trustee, the collateral agent, the asset representations reviewer or the owner trustee. As described in the disclosure below in “Underwriting,” J.P. Morgan Securities LLC is an affiliate of Chase USA and Chase Card Funding. J.P. Morgan Securities LLC and any of its affiliates may from time to time purchase or acquire a position in any notes and may, at its option, hold or resell those notes. J.P. Morgan Securities LLC and any of its affiliates may offer and sell previously issued notes in the course of its business as a broker-dealer. J.P. Morgan Securities LLC and any of its affiliates may act as a principal or an agent in those transactions.

The indenture trustee, the collateral agent and the owner trustee may, from time to time, engage in arm’s-length transactions with Chase USA, which are distinct from their respective role as indenture trustee, collateral agent or owner trustee, as applicable. See “The Indenture Trustee and Collateral Agent.”

Underwriting

Subject to the terms and conditions of the underwriting agreement for the offered notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the offered notes opposite its name:

Underwriters	Principal Amount
J.P. Morgan Securities LLC	$600,000,000
Barclays Capital Inc.	600,000,000
Mitsubishi UFJ Securities (USA), Inc.	600,000,000

Total	$1,800,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $1,800,000,000 aggregate principal amount of the offered notes if any of the offered notes are not purchased.

The underwriters have advised the issuing entity that the several underwriters propose initially to offer the offered notes to the public at the public offering price on the cover of this prospectus, and to certain dealers at that public offering price less a concession not in excess of 0.15000% of the principal amount of the offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of 0.07500% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of the offered notes has represented and agreed that:

•

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and

•

it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the issuing entity.

Further, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter of the Class A(2016-2) notes has represented and agreed that from and including the date on which the Prospectus Directive is implemented in the Relevant Member State it has not made and will not make an offer of the Class A(2016-2) notes to the public in that Relevant Member State other than to any legal entity which is a qualified investor as defined in the Prospectus Directive; provided, that no such offer of the Class A(2016-2) notes shall require the issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the above paragraph and this paragraph, as applicable, (A) the expression an “offer of the Class A(2016-2) notes to the public” in relation to any Class A(2016-2) notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A(2016-2) notes to be offered so as to enable an investor to decide to purchase or subscribe the Class A(2016-2) notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, (C) the expression “2010 PD Amending Directive” means Directive 2010/73/EU and (D) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

In connection with the sale of the offered notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling the offered notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the offered notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•

syndicate covering transactions, in which members of the selling syndicate purchase the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids, by which the underwriter reclaims a selling concession from a syndicate member when any of the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuing entity and Chase USA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuing entity’s obligation to indemnify the underwriters will be limited to available finance charge collections after making all required payments and required deposits under the indenture.

The issuing entity will receive proceeds of $1,795,495,680 from the sale of the offered notes. This amount represents 99.74976% of the principal amount of those notes and is net of the underwriting discount of

$4,500,000. The underwriting discount represents 0.25000% of the principal amount of those notes. Deposits will be made to Class C reserve subaccounts for outstanding Class C notes in an aggregate amount of $27,000,000. The issuing entity will pay these proceeds to Chase Card Funding.

J.P. Morgan Securities LLC is a wholly owned subsidiary of JPMorgan Chase & Co. and an affiliate of Chase USA, Chase Card Funding and JPMorgan Chase Bank, National Association.

Legal Matters

Certain legal matters relating to the issuance of the offered notes and any collateral certificates included in the issuing entity will be passed upon for Chase USA and Chase Card Funding by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to Chase USA and Chase Card Funding. Certain legal matters relating to the federal tax consequences of the issuance of the offered notes will be passed upon for Chase USA and Chase Card Funding by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to the issuance of the offered notes will be passed upon for the underwriters by Allen & Overy LLP.

Where You Can Find More Information

The depositor of the issuing entity filed a registration statement (Registration Numbers: 333-208503, 333-208503-01) relating to the offered notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and special SEC reports, including all reports on Form 10-D, Form 8-K and Form 10-K, and other information about the issuing entity (Central Index Key: 0001174821).

Any materials filed by Chase USA, Chase Card Funding or the issuing entity will be available for website viewing and printing in the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.

Copies of these documents and the registration statement may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC website (http://www.sec.gov).

As soon as reasonably practicable after filing with the SEC, Chase USA will provide a link to the SEC website which contains all Form 10-D, Form 8-K and Form 10-K filings and all special SEC reports made on behalf of the issuing entity on its website at: http://www.jpmorgan.com/pages/jpmc/ir/financial/abs/cc. You may also obtain more information about Chase USA at: Chase Bank USA, National Association, 201 North Walnut Street, Wilmington, Delaware 19801; (302) 282-5113.

Incorporation of Certain Documents by Reference

We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the issuing entity prior to the termination of the offering of the offered notes. We will incorporate the issuing entity’s latest annual report on Form 10-K that contains financial statements for the issuing entity’s latest fiscal year for which a Form 10-K was required to be filed and all other Form 8-K and Form 10-D filings made since the end of the fiscal year covered by the Form 10-K. We note, however, that the issuing entity has not included financial statements in its annual report on Form 10-K and does not expect to do so in the future.

Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents), at no cost. Requests for a copy of any document should be directed to: Chase Bank USA, National Association, 201 North Walnut Street, Wilmington, Delaware 19801; (302) 282-5113.

Forward-Looking Statements

Our disclosures in this prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by Chase USA, in press releases and in oral and written statements made by or with Chase USA’s approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, Chase USA’s financial condition, results of operations, plans, objectives, future performance or business.

Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference—many of which are beyond Chase USA’s control—include the following, without limitation:

•	local, regional and national business, political or economic conditions may differ from those expected;

•	the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect Chase USA’s business;

•	the timely development and acceptance of new products and services may be different than anticipated;

•

technological changes instituted by Chase USA and by persons who may affect Chase USA’s business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;

•	the ability to increase market share and control expenses may be more difficult than anticipated;

•	competitive pressures among financial services companies may increase significantly;

•	changes in laws and regulations, particularly changes in financial services regulation, may adversely affect Chase USA and its business;

•	changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

•	the costs, effects and outcomes of litigation may adversely affect Chase USA or its business; and

•	Chase USA may not manage the risks involved in the foregoing as well as anticipated.

Forward-looking statements speak only as of the date they are made. Chase USA undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

Glossary of Defined Terms

“AAA” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Dispute Resolution Provision—Mediation.”

“Adjusted Outstanding Dollar Principal Amount” means, at any time during a month for any series, class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of that series, class or tranche, minus any funds on deposit in the principal funding subaccount for that series, class or tranche.

“Arbitration Rules” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Dispute Resolution Provision—Arbitration.”

“Asset Representations Reviewer” has the meaning described in “Asset Representations Reviewer.”

“Available Finance Charge Collections” means, with respect to any month, the amounts to be treated as Available Finance Charge Collections as described in “Deposit and Application of Funds in the Issuing Entity—Available Finance Charge Collections.”

“Available Principal Collections” means, for any month, the sum of the Principal Collections allocated to the notes, payments for principal under any supplemental credit enhancement agreement for tranches of notes, any amounts of Available Finance Charge Collections available to cover the CHASEseries Default Amount or any deficits in the Nominal Liquidation Amount of the notes and any Shared Excess Available Principal Collections allocated to the notes.

“Bank Servicing Portfolio” means the portfolio of VISA and MasterCard revolving credit card accounts owned by Chase USA and its affiliates.

“Base Rate” means, for any month, the sum of (i) the Servicing Fee Percentage and (ii) the weighted average (based on the outstanding dollar principal amount of the related notes) of the rate of interest applicable to that tranche for the related accrual period.

“Business Day” means, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Minneapolis, Minnesota are authorized or obligated by law, executive order or governmental decree to be closed.

“Certified Note Owner” means (a) a beneficial owner of an interest of an outstanding CHASEseries note that provides to the indenture trustee and the transferor a written certification of ownership of outstanding CHASEseries notes and a trade confirmation, an account statement, or a letter from its broker or dealer verifying such ownership and (b) Noteholders that are holders of definitive notes.

“CEO Certification” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—CEO Certification.”

“CHAIT Permitted Investments” means

•	instruments, investment property or other property consisting of:

•	obligations of, or fully guaranteed by, the United States of America;

•

time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or domestic branches of foreign depository institutions or trust companies, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the issuing entity’s investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of that depository institution or trust company must have the highest rating from each rating agency;

•	commercial paper (including but not limited to asset backed commercial paper) having, at the time of the issuing entity’s investment, a rating in the highest rating category from each rating agency;

•	bankers’ acceptances issued by any depository institution or trust company described in the second clause above; and

•	investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each Note Rating Agency;

•	demand deposits in the name of the indenture trustee in any depository institution or trust company described in the second clause of the first bullet point above;

•

uncertificated securities that are registered in the name of the indenture trustee upon books maintained for that purpose by the issuing entity of those securities and identified on books maintained for that purpose by the indenture trustee as held for the benefit of the noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act, and (1) which invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other permitted investments, (2) which seeks to maintain a constant net asset value per share, (3) which has aggregate net assets of not less than $100,000,000 on the date of purchase of those shares and (4) with respect to which each Note Rating Agency that has rated any outstanding notes has confirmed in writing that the investment will not cause a reduction, qualification with negative implications or withdrawal of any then current rating of the notes; and

•

any other investment if each Note Rating Agency that has rated any outstanding notes confirms in writing that investment will not cause a reduction, qualification with negative implications or withdrawal of any then current rating of the notes.

“CHASEseries Default Amount” means, for any month, an amount equal to the product of (i) the CHASEseries Floating Allocation Percentage and (ii) the Default Amount for that month.

“CHASEseries Floating Allocation Percentage” means, for any month, a fraction:

•	the numerator of which is equal to the sum of:

•

the Nominal Liquidation Amounts of all classes or tranches of notes as of the close of business on the last day of the preceding month, or with respect to the first month for any class or tranche of notes, the initial dollar principal amount of that class or tranche, exclusive of (1) any class or tranche of notes which have been or will be paid in full during that month and (2) any class or tranche of notes which will have a Nominal Liquidation Amount of zero during that month, plus

•

the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche of notes due to (1) the issuance of additional notes of that class or tranche during that month or (2) the release of prefunding excess amounts other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of notes during that month, and

•	the denominator of which is equal to the greater of:

•

the sum of (1) for any collateral certificate included in the issuing entity, the numerator used to calculate the floating allocation percentage for that collateral certificate for the related month, plus (2) the Issuing Entity Average Principal Balance for that month, plus (3) the excess funding amount following any deposit or withdrawal on the First Note Transfer Date in that month, and

•

the sum of the numerators used to calculate the CHASEseries Noteholder Percentages for the allocation of Finance Charge Collections, the Default Amount or the Receivables Servicing Fee, as applicable, for all series of notes for that month.

“CHASEseries Noteholder Percentage” means, for any month, (1) with respect to Finance Charge Collections, the Default Amount and the Receivables Servicing Fee, the CHASEseries Floating Allocation Percentage, and (2) with respect to Principal Collections, the CHASEseries Principal Allocation Percentage.

“CHASEseries notes” means any notes issued by the issuing entity pursuant to the indenture, the indenture supplement and the applicable terms document.

“CHASEseries Principal Allocation Percentage” means, for any month, a fraction:

•	the numerator of which is equal to the sum of:

•

for any class or tranche of notes in an amortization period with respect to that month, the sum of the Nominal Liquidation Amounts of all such classes or tranches of notes as of the close of business on the day prior to the commencement of the most recent amortization period for that class or tranche exclusive of (1) any class or tranche of notes which will be paid in full during that month and (2) any class or tranche of notes which will have a Nominal Liquidation Amount of zero during that month, plus

•

for all other classes or tranches of notes outstanding the sum of (1) the Nominal Liquidation Amount of those classes and tranches of notes, as of the close of business on the last day of the immediately preceding month, or with respect to the first month for any class or tranche of notes, the initial dollar principal amount of that class or tranche plus (2) the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche due to (a) the issuance of additional notes of that class or tranche during that month or (b) the release of prefunding excess amounts, other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of notes during that month, and

•	the denominator of which is equal to the greater of:

•

the sum of (1) for any collateral certificate included in the issuing entity, the numerator used to calculate the principal allocation percentage for that collateral certificate for that month, plus (2) the Issuing Entity Average Principal Balance for that month, plus (3) the excess funding amount following any deposit or withdrawal on the First Note Transfer Date in that month and

•	the sum of the numerators used to calculate the CHASEseries Noteholder Percentages for the allocation of Principal Collections for all series of notes for that month.

“Class A Unused Subordinated Amount of Class B notes” means, with respect to any tranche of Class A notes, for any date, an amount equal to the Class A required subordinated amount of Class B notes minus the Class A Usage of Class B Required Subordinated Amount, each as of that date.

“Class A Unused Subordinated Amount of Class C notes” means, with respect to any tranche of Class A notes, for any date, an amount equal to the Class A required subordinated amount of Class C notes minus the Class A Usage of Class C Required Subordinated Amount, each as of that date.

“Class A Usage of Class B Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class B Required Subordinated Amount as of the close of business on the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount may not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

(1)	an amount equal to the product of a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the prior month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the prior month, and the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to Class B notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

(2)	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class A notes and then reallocated to Class B notes on that First Note Transfer Date; plus

(3)	the amount of Available Principal Collections reallocated on that First Note Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

(4)	the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; minus

(5)	the amount—which will not exceed the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through (4) above—equal to the sum of:

(A)	the product of:

•

a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes, prior to giving effect to the reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, times

•	the aggregate amount of the Nominal Liquidation Amount Deficits of all tranches of Class B notes which are reimbursed on that First Note Transfer Date, plus

(B)	if the aggregate Class A Usage of Class B Required Subordinated Amount for all tranches of Class A notes, prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranches of any Class B notes on that First Note Transfer Date, exceeds the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, the product of:

•

a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, times

•	the aggregate amount of the Nominal Liquidation Amount Deficits for all tranches of Class C notes which are reimbursed on that First Note Transfer Date, times

•	a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes, prior to giving effect to that reimbursement, and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all tranches of Class A notes, prior to giving effect to that reimbursement.

“Class A Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class C Required Subordinated Amount as of the close of business on the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

(1)	an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes, as of the close of business on the last day of the preceding month, times

•	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class C notes; plus

(2)	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class A notes and then reallocated on that First Note Transfer Date to Class C notes; plus

(3)	an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class B notes; plus

(4)	the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class A notes on the applicable Note Transfer Date; plus

(5)	an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•

the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class B notes on the applicable Note Transfer Date; plus

(6)	the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes on that First Note Transfer Date; plus

(7)	an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•	the amount of Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class B notes on that First Note Transfer Date; minus

(8)	an amount—which will not exceed the Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through (7) above—equal to the product of:

•

a fraction, the numerator of which is the Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to that reimbursement, of all tranches of Class C notes, times

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes which are reimbursed on that First Note Transfer Date.

“Class B Unused Subordinated Amount of Class C notes” means, with respect to any tranche of Class B notes, for any date, an amount equal to the Class B required subordinated amount of Class C notes minus the Class B Usage of Class C Required Subordinated Amount, each as of that date.

“Class B Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class B notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class B Usage of Class C Required Subordinated Amount as of the close of business on the preceding First Note Transfer Date plus the sum of the following amounts (in each case, that amount will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes after giving effect to the previous clauses, if any):

(1)	an amount equal to the product of:

•

a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes, as of the close of business on the last day of the preceding month, and

•	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class C notes; plus

(2)	an amount equal to the product of:

•

a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the close of business on the last day of the preceding month, times

•

the sum of (i) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount, and (ii) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

(3)	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class B notes, and then reallocated on that date to the Class C notes on that First Note Transfer Date; plus

(4)	an amount equal to the product of:

•

a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•

the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes on the applicable Note Transfer Date for that tranche of Class A notes; plus

(5)	the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class B notes on the applicable Note Transfer Date for that tranche of Class B notes; plus

(6)	an amount equal to the product of:

•

a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•

the amount of Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

(7)	the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class B notes on that First Note Transfer Date; minus

(8)	an amount—which will not exceed the Class B Usage of Class C Required Subordinated Amount after giving effect to the amounts computed in items (1) through (7) above—equal to the product of:

•

a fraction, the numerator of which is the Class B Usage of Class C Required Subordinated Amount for that tranche of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, and the denominator of which is the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes, prior to giving effect to that reimbursement; times

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes which are reimbursed on that First Note Transfer Date.

“Collateral Certificate Principal Shortfall Payments” means remaining excess principal collections received on collateral certificates designated for inclusion in the issuing entity in respect of remaining shortfalls in Principal Collections for series of notes after application of shared excess available principal collections.

“Conversion Date” has the meaning described in “Material Legal Aspects of the Credit Card Receivables—Transfer of Credit Card Receivables.”

“Default Amount” means, for any month, the sum of:

•

with respect to credit card receivables in the issuing entity, an amount, which may not be less than zero, equal to (1) the aggregate amount of principal receivables, other than Ineligible Receivables, in each Defaulted Account that became a Defaulted Account during that month, on the day that revolving credit card account became a Defaulted Account, minus (2) the aggregate amount of Recoveries received in that month, and

•	with respect to any collateral certificate in the issuing entity, the investor default amount or similar amount allocated to the holder of the collateral certificate for that month.

“Defaulted Accounts” means revolving credit card accounts, the credit card receivables of which have been written off as uncollectible by the applicable servicer.

“Delinquency Trigger” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Asset Review—Delinquency Trigger.”

“Delinquency Trigger Breach” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Asset Review—Asset Representations Review.”

“Determination Date” means the Business Day before the First Note Transfer Date for a series in a month.

“Excess Spread Percentage” means, with respect to the notes for any month, as determined on each Determination Date, the amount, if any, by which the Portfolio Yield for that month exceeds the Base Rate for that month.

“Finance Charge Collections” means, for any month, the sum of (1) with respect to credit card receivables designated for inclusion in the issuing entity, all collections received by the servicer on behalf of the issuing entity of finance charge receivables (including collections of discount receivables and Recoveries received for that month to the extent those Recoveries exceed the aggregate amount of principal receivables (other than Ineligible Receivables) in Defaulted Accounts that became Defaulted Accounts with respect to that month), (2) with respect to any collateral certificate designated for inclusion in the issuing entity, collections of finance charge receivables allocated to the holder of the collateral certificate for that month and (3) any amounts received by the issuing entity which are designated as Finance Charge Collections. Finance Charge Collections with respect to any month will include the amount of Interchange (if any) deposited into the applicable collection account on the First Note Transfer Date following that month.

“First Note Transfer Date” means, for any month, the initial Note Transfer Date for any series, class or tranche of notes in that month.

“Ineligible Collateral Certificate” means a collateral certificate which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

“Ineligible Receivable” means a credit card receivable which has been transferred to the issuing entity which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

“Interchange” has the meaning described in “Chase USA’s Credit Card Portfolio—Interchange.”

“Interest Payment Date” means, for any series, class or tranche of notes, any date on which a payment in respect of interest is to be made.

“Invested Amount” means, for any series of certificates issued by a securitization special purpose entity which has issued a collateral certificate that is included in the issuing entity, as of the close of business on any date of determination with respect to that collateral certificate, an amount equal to the Invested Amount as of the close of business on the prior day, or, with respect to the first day of the first month, the initial invested amount of that collateral certificate; minus Principal Collections, if any, paid on that date of determination; minus the Default Amount, if any, allocated to that collateral certificate on that date of determination; plus any additional undivided interests in that securitization special purpose entity sold to the holder of that collateral certificate.

“Issuing Entity Average Principal Balance” means, with respect to the issuing entity, (1) for any month in which no addition of revolving credit card accounts, removal of revolving credit card accounts or exercise of the discount option occurs, the principal receivables at the close of business on the last day of the prior month and (2) for any month in which one or more additions of revolving credit card accounts, removals of revolving credit card accounts or exercising of the discount option occurs, the sum of:

•	the product of:

•	the principal receivables in the issuing entity as of the close of business on the last day of the prior month, times

•

a fraction, (a) the numerator of which is the number of days from and including the first day of that month to but excluding the initial date on which revolving credit card accounts were added or removed or the discount option was exercised during that month and (b) the denominator of which is the number of days in that month; and

•	the product of:

•

the principal receivables in the issuing entity as of the close of business on the initial date on which revolving credit card accounts were added or removed or the discount option was exercised during that month, after giving effect to that addition, removal or discount, as the case may be, times

•

a fraction, (a) the numerator of which is the number of days from and including the initial date on which revolving credit card accounts were added or removed or the discount option was exercised during that month, as the case may be, to but excluding the next subsequent date on which revolving credit card accounts were added or removed or the discount option was exercised during that month or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month; and

•	for each subsequent date on which revolving credit card accounts are added or removed or the discount option is exercised in that month, the product of:

•

the principal receivables in the issuing entity at the close of business on the date of that addition, removal or discount, after giving effect to that addition, removal or discount, as the case may be, times

•

a fraction, (a) the numerator of which is the number of days from and including the date of that addition, removal or discount, as the case may be, in that month to but excluding the next subsequent date on which revolving credit card accounts are added or removed or the discount option is exercised or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month.

“Issuing Entity Eligible Account” means, for the issuing entity, each revolving credit card account which meets the following requirements as of the date that credit card account is selected for inclusion in the issuing entity:

•	which is a revolving credit card account in existence and maintained with Chase USA or an affiliate;

•	which is payable in United States dollars;

•	which has an obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

•	which has an obligor who has not been identified by the servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

•	which has not been classified by the servicer in its computer files as cancelled, counterfeit, deleted, fraudulent, stolen or lost;

•	which does not have credit card receivables which are at the time of transfer sold or pledged to any other party (except pursuant to the transaction documents);

•

which has not been charged-off by the servicer in its customary and usual manner for charging-off revolving credit card accounts as of their date of designation for inclusion in the issuing entity; and

•	which has an obligor who has not been identified by the servicer in its computer files as being deceased.

“Issuing Entity Eligible Collateral Certificate” means a collateral certificate that has been duly authorized by the transferor and validly issued by a securitization special purpose entity and is entitled to the benefits of the related securitization special purpose entity agreement and with respect to which the representations and warranties made by the transferor in the transfer and servicing agreement are accurate in all material respects.

“Issuing Entity Eligible Receivable” means, for the issuing entity, each credit card receivable:

•	which has arisen in a revolving credit card account which was an Issuing Entity Eligible Account as of the date that credit card account was selected for inclusion in the issuing entity;

•

which was created in compliance, in all material respects, with all requirements of law applicable to Chase USA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Chase USA;

•

with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Chase USA in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Chase USA of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that credit card receivable;

•

as to which at the time of the transfer of that credit card receivable to the issuing entity, the transferor or the issuing entity has good and marketable title to that credit card receivable, free and clear of all liens occurring under or through the transferor or any of its affiliates, other than certain tax liens for taxes not then due or which Chase USA is contesting;

•

which is the legal, valid and binding payment obligation of the related obligor, legally enforceable against that obligor in accordance with its terms, subject to certain insolvency-related exceptions;

•	which constitutes an “account” under and as defined in Article 9 of the UCC; and

•

which, for so long as any notes issued prior to January 20, 2016 remain outstanding, is not subject to any setoff, right of rescission, counterclaim, or other defense, including the defense of usury, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights in general.

“Issuing Entity Interchange Amount” has the meaning described in “Chase USA’s Credit Card Portfolio—Interchange.”

“Issuing Entity Receivables” means the credit card receivables transferred to the issuing entity arising in the revolving credit card accounts owned by Chase USA or an affiliate designated to have their receivables transferred to the issuing entity.

“Issuing Entity Recoveries” has the meaning described in “Chase USA’s Credit Card Portfolio—Recoveries.”

“Issuing Entity Servicer Default” has the meaning described in “Servicing of the Receivables—Resignation and Removal of the Servicer; Issuing Entity Servicer Default.”

“Issuing Entity Tax Opinion” means, with respect to any action, an opinion of counsel to the effect that, for U.S. federal income tax purposes (a) such action will not cause any outstanding series, class or tranche of notes that was characterized as debt at the time of its issuance to be characterized as other than debt, (b) such action will not cause the issuing entity to be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of any of those notes.

“Mediation Rules” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Dispute Resolution Provision—Mediation.”

“Minimum Pool Balance” has the meaning described in “Sources of Funds to Pay the Notes—Minimum Pool Balance.”

“Monthly Interest Accrual Date” means, with respect to any outstanding class or tranche of notes:

•	each interest payment date for that class or tranche, and

•

for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that class or tranche, or, if the next interest payment date is later than it otherwise would have been because that interest payment date would have fallen on a day that is not a Business Day, the date in that month corresponding numerically to the date on which the interest payment date would have fallen had it been a Business Day for that tranche; provided, however, that:

•	for the month in which a class or tranche of notes is issued, the date of issuance of that class or tranche will be the first Monthly Interest Accrual Date for that month for that tranche;

•

any date on which proceeds from a sale of credit card receivables or collateral certificates included in the issuing entity following an event of default and acceleration of any class or tranche of notes are deposited into the interest funding subaccount for that class or tranche will be a Monthly Interest Accrual Date for that tranche;

•	if there is no numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of that month; and

•

if the numerically corresponding date in that month is not a Business Day, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means, with respect to any outstanding class or tranche of notes:

•

for any month in which the scheduled principal payment date occurs for that class or tranche, that scheduled principal payment date, or if that day is not a Business Day, then the next following Business Day, and

•

for any month in which no scheduled principal payment date occurs for that class or tranche, the date in that month corresponding numerically to the scheduled principal payment date, or, if the scheduled principal payment date is later than it otherwise would be because the scheduled principal payment date would have fallen on a day that is not a Business Day the date in that month corresponding numerically to the date on which the scheduled principal payment date would have fallen had it been a Business Day for that class or tranche; but:

•

any date on which prefunding excess amounts are released from any principal funding account or applicable principal funding subaccount on or after the scheduled principal payment date for that class or tranche will be a Monthly Principal Accrual Date for that tranche;

•

any date on which proceeds from a sale of credit card receivables or collateral certificates included in the issuing entity following an event of default and acceleration of that class or tranche are deposited into the principal funding account or applicable principal funding subaccount for that tranche will be a Monthly Principal Accrual Date for that tranche;

•	if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

•

if the numerically corresponding date in that month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“New York Courts” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Dispute Resolution Provision—Litigation; Submission to Jurisdiction; Jury Trial Waiver.”

“Nominal Liquidation Amount” has the meaning described in “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

“Nominal Liquidation Amount Deficit” means, with respect to any tranche of notes, the Adjusted Outstanding Dollar Principal Amount of that tranche minus the Nominal Liquidation Amount of that tranche.

“Note Rating Agency” means, with respect to each series, class or tranche of notes, each statistical rating agency selected by the issuing entity to rate such notes; provided, that any reference to each note rating agency shall only apply to any specific note rating agency if that note rating agency is then rating any outstanding series, class or tranche of notes.

“Note Transfer Date” means, for any series, class or tranche of notes:

(i)	the Business Day prior to:

(a)	the Payment Date for that series, class or tranche of notes; or

(b)	for any month in which no Payment Date occurs for that series, class or tranche of notes, the date in that month corresponding numerically to the next Payment Date (without regard to whether or not such Payment Date is a Business Day) for such series, class or tranche of notes, provided that (1) if there is no such numerically corresponding date, such date shall be the last Business Day of such month, or (2) if such numerically corresponding date is not a Business Day, the date will be the immediately preceding Business Day; or

(ii)	such other date as shall be specified in the applicable indenture supplement or terms document for such series, class or tranche of notes.

“Payment Date” means, with respect to any series, class or tranche of notes, the applicable Principal Payment Date or Interest Payment Date.

“Pool Balance” has the meaning described in “Sources of Funds to Pay the Notes—Minimum Pool Balance.”

“Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of:

•	Finance Charge Collections; plus

•	the investment earnings, if any, on amounts on deposit in the collection account and the excess funding account allocated to notes for that month; plus

•	the aggregate amount of interest funding subaccount earnings for all tranches of notes for that month; plus

•

any amounts to be treated as Available Finance Charge Collections remaining in any interest funding subaccounts after a sale of credit card receivables and/or collateral certificates included in the issuing entity during that month, as described in “Sources of Funds to Pay the Notes—Sale of Assets;” minus

•

the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding subaccounts for all tranches of notes for that month over any Segregated Finance Charge Collections for that month available to cover those shortfalls as described in “Deposit and Application of Funds in the Issuing Entity—Segregated Finance Charge Collections;” minus

•	the CHASEseries Default Amount for that month; and

•	the denominator of which is the numerator used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

“Principal Collections” means, for any month, the sum of (1) for credit card receivables designated for inclusion in the issuing entity, all collections other than those designated as Finance Charge Collections on revolving credit card accounts designated for that month and (2) for any collateral certificate designated for inclusion in the issuing entity, all collections of principal receivables, including Collateral Certificate Principal Shortfall Payments, allocated to the holder of that collateral certificate for that month.

“Principal Payment Date” means, for any series, class or tranche of notes, any date on which a payment in respect of principal is to be made.

“Receivables Servicing Fee” means, for any month, one-twelfth of the product of (1) the Receivables Servicing Fee Percentage and (2) the Issuing Entity Average Principal Balance for that month.

“Receivables Servicing Fee Percentage” means, 1.50% for so long as Chase Bank USA, National Association is the servicer, or 2.00% if Chase Bank USA, National Association is no longer the servicer.

“Recoveries” means Issuing Entity Recoveries.

“Regulation AB” means subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100—229.1125, and all related rules and regulations of the SEC, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Regulation AB II” means the revisions to Regulation AB published in the Federal Register on September 24, 2014.

“Repurchase Notice” has the meaning described in “Sources of Funds to Pay the Notes—Transferor Representations and Warranties—Transfer of Ineligible Receivables and Ineligible Collateral Certificates.”

“Repurchase Request” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Dispute Resolution Provision.”

“Requesting Party” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Dispute Resolution Provision.”

“Required Transferor Amount” means, for any month, the product of (1) with respect to any date of determination, the aggregate outstanding dollar amount of receivables in the issuing entity that are principal receivables as of the close of business on the last day of that month and (2) the Required Transferor Amount Percentage.

“Required Transferor Amount Percentage” means 5% or such other percentage as will be designated from time to time by the servicer, but, if that other percentage is less than 5%, the servicer must have provided to the indenture trustee and the collateral agent (A) an Issuing Entity Tax Opinion, and (B) written confirmation from each Note Rating Agency that has rated any outstanding notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes.

“Requisite Petition Percentage” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Asset Review—Voting Procedure for Asset Representations Review.”

“Responding Party” has the meaning described in “Shelf Registration Eligibility Requirements—Transaction Requirements—Dispute Resolution Provision.”

“Scheduled Principal Payment Date” means, for any series, class or tranche of notes, the date on which the stated principal amount of that series, class or tranche is expected to be repaid.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended.

“Segregated Finance Charge Collections” has the meaning described in “Deposit and Application of Funds in the Issuing Entity—Segregated Finance Charge Collections.”

“Seller’s Interest”, for purposes of compliance with U.S. Risk Retention Requirements, means an asset-backed security interest or interests (1) collateralized by the securitized assets and servicing assets owned or held by the issuing entity, other than the following that are not considered a component of Seller’s Interest: (i) servicing assets that have been allocated as collateral only for a specific series in connection with administering the revolving pool securitization, such as a principal accumulation or interest reserve account; and (ii) assets that are not eligible under the terms of the securitization transaction to be included when determining whether the revolving pool securitization holds aggregate securitized assets in specified proportions to aggregate outstanding investor asset-backed security interests issued; and (2) that is pari passu with each series of investor asset-backed security interests issued, or partially or fully subordinated to one or more series in identical or varying amounts, with respect to the allocation of all distributions and losses with respect to the securitized assets prior to early amortization of the revolving securitization (as specified in the securitization transaction documents); and (3) that adjusts for fluctuations in the outstanding principal balance of the securitized assets in the pool.

“Servicing Fee” means, for any month, the product of (1) the Receivables Servicing Fee for that month and (2) the CHASEseries Floating Allocation Percentage for that month.

“Servicing Fee Percentage” means, for any month, the annualized percentage equivalent of a fraction, the numerator of which is the Servicing Fee and the denominator of which is the Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

“Shared Excess Available Finance Charge Collections” means, for any month, as of the related Determination Date, with respect to any series of notes in Shared Excess Available Finance Charge Collections Group A, the sum of (1) the amount of Available Finance Charge Collections with respect to that month, available after application to cover targeted deposits to the interest funding account, payment of the Servicing Fee and application to cover any unfunded CHASEseries Default Amount or any deficits in the Nominal Liquidation Amount of the notes, targeted deposits to the Class C reserve account, if applicable, and any other payments in respect of CHASEseries notes and (2) the Finance Charge Collections remaining after all required payments and deposits from all other series identified as belonging to Shared Excess Available Finance Charge Collections Group A which the applicable indenture supplements for those series specify are to be treated as “Shared Excess Available Finance Charge Collections.”

“Shared Excess Available Finance Charge Collections Group A” means the various series of notes—which will include the CHASEseries notes—that may be designated as a single group for the purpose of sharing Shared Excess Available Finance Charge Collections.

“Shared Excess Available Principal Collections” means, for any month, the sum of (1) with respect to the notes, the amount of Available Principal Collections remaining after all required applications of those amounts described in “Deposit and Application of Funds in the Issuing Entity—Application of Available Principal Collections,” (2) with respect to any series of notes other than the CHASEseries, the Principal Collections allocated to that series of notes remaining after all required payments and deposits that are specified to be treated as “Shared Excess Available Principal Collections” in the applicable indenture supplement, and (3) the aggregate amount on deposit in the excess funding account following any deposit or withdrawal made during that month as described in “Sources of Funds to Pay the Notes—Issuing Entity Bank Accounts.”

“Transferor Amount” means, for any month, an amount equal to (1) the Pool Balance for that month minus (2) the aggregate Nominal Liquidation Amount of all notes as of the close of business on the last day of that month.

“Transferor Certificate” means (1) the certificate representing the Transferor Amount or (2) the uncertificated interest in the issuing entity comprising the Transferor Amount.

“Transferor Percentage” means, for any month, 100% minus the sum of the aggregate CHASEseries Noteholder Percentage of all series outstanding with respect to Principal Collections, Finance Charge Collections, the Receivables Servicing Fee or the Default Amount, as applicable.

“Trust Portfolio” means the issuing entity portfolio.

“UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“Unapplied Excess Finance Charge Collections” has the meaning described in “Deposit and Application of Funds in the Issuing Entity—Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections.”

“Unapplied Master Trust Level Excess Finance Charge Collections” has the meaning described in “Deposit and Application of Funds in the Issuing Entity—Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections.”

“Unapplied Master Trust Level Principal Collections” has the meaning described in “Deposit and Application of Funds in the Issuing Entity—Unapplied Master Trust Level Principal Collections.”

“U.S. Risk Retention Requirements” has the meaning described in “Retained Interests—Credit Risk Retention.”

Annex I

Static Pool Information

The following tables set forth static pool information (principal receivables outstanding, net losses, total receivables delinquent, yield from finance charges, fees, and interchange, receivables principal payment rate, percentage of total accounts making minimum payment and percentage of total accounts making minimum payment) regarding the historical performance of the receivables for the accounts based on the date of their origination. In the tables:

•	Principal Receivables Outstanding are amounts owed by cardholders including amounts owing for the payment of goods and services but excludes Discount Receivables and Finance Charges and Fee Receivables;

•	Total Receivables Outstanding are amounts owed by cardholders including amounts owing for the payment of goods and services, Finance Charges and Fees;

•	Net Losses are charge-offs of principal receivables less amounts received on previously charged off receivables. Net Losses do not include any reductions in fraud, returned goods or customer disputes;

•	Total Receivables delinquent 30+ days includes amount of principal, finance charge and fee amounts due from cardholders at least 30 days past their due date;

•	Receivable Principal Payments include the collections of Principal Receivables and excludes the collections of Finance Charges, Fees, and Interchange;

•	The Receivable Principal Payment Rate is presented by the year in which the credit card account was originated;

•	The Percentage of Total Accounts making Minimum Payment shows the number of cardholder accounts that the minimum amount due was paid as a percentage of total number of accounts;

•	The Percentage of Total Accounts making Full Payment shows the number of cardholder accounts that the full payment due or an overpayment was paid as a percentage of total number of accounts; and

•	All static pool information is presented by the year in which the credit card account was originated.

A-I-1

Annex I

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2016
Principal Receivables Outstanding(1)	Jan-16	Feb-16	Mar-16
2015
2014
2013
2012
2011
Prior to 2011	$43,139,700	$38,286,811	$37,902,845

Total	$43,139,700	$38,286,811	$37,902,845

Total Receivables Outstanding(1)	Jan-16	Feb-16	Mar-16
2015
2014
2013
2012
2011
Prior to 2011	$44,181,918	$39,232,292	$38,795,432

Total	$44,181,918	$39,232,292	$38,795,432

Net Losses as a percentage of Principal Receivables Outstanding(1)	Jan-16	Feb-16	Mar-16
2015
2014
2013
2012
2011
Prior to 2011	2.36%	2.27%	2.44%
Total	2.36%	2.27%	2.44%

Percentage of Total Receivables Delinquent 30+ Days(1)	Jan-16	Feb-16	Mar-16
2015
2014
2013
2012
2011
Prior to 2011	1.20%	1.20%	1.17%
Total	1.20%	1.20%	1.17%

Yield from Finance Charges, Fees, and Interchange(1)	Jan-16	Feb-16	Mar-16
2015
2014
2013
2012
2011
Prior to 2011	16.84%	18.62%	18.80%
Total	16.84%	18.62%	18.80%

A-I-2

	2016
Receivables Principal Payment Rate(1)	Jan-16	Feb-16	Mar-16
2015
2014
2013
2012
2011
Prior to 2011	28.68%	27.90%	29.41%
Total	28.68%	27.90%	29.41%

Percentage of Total Accounts making Minimum Payment(1)	Jan-16	Feb-16	Mar-16
2015
2014
2013
2012
2011
Prior to 2011	3.58%	3.56%	3.50%
Total	3.58%	3.56%	3.50%

Percentage of Total Accounts making Full Payment(1)	Jan-16	Feb-16	Mar-16
2015
2014
2013
2012
2011
Prior to 2011	20.45%	20.49%	20.65%
Total	20.45%	20.49%	20.65%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.

A-I-3

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2015
Principal Receivables Outstanding (1)	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15
2014
2013
2012
2011
2010
Prior to 2010	$43,516,374	$42,096,137	$44,819,059	$45,107,832	$45,217,186	$44,958,248	$44,476,485	$44,695,959	$43,853,336	$43,317,620	$43,595,079	$44,617,219

Total	$43,516,374	$42,096,137	$44,819,059	$45,107,832	$45,217,186	$44,958,248	$44,476,485	$44,695,959	$43,853,336	$43,317,620	$43,595,079	$44,617,219

Total Receivables Outstanding (1)	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15
2014
2013
2012
2011
2010
Prior to 2010	$44,839,396	$43,409,729	$46,124,650	$46,388,890	$46,456,511	$46,169,705	$45,642,097	$45,848,644	$44,982,043	$44,417,985	$44,681,518	$45,665,157

Total	$44,839,396	$43,409,729	$46,124,650	$46,388,890	$46,456,511	$46,169,705	$45,642,097	$45,848,644	$44,982,043	$44,417,985	$44,681,518	$45,665,157

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15
2014
2013
2012
2011
2010
Prior to 2010	2.53%	2.42%	2.61%	2.34%	2.59%	2.34%	2.31%	2.51%	2.21%	2.22%	2.28%	2.37%
Total	2.53%	2.42%	2.61%	2.34%	2.59%	2.34%	2.31%	2.51%	2.21%	2.22%	2.28%	2.37%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15
2014
2013
2012
2011
2010
Prior to 2010	1.34%	1.35%	1.23%	1.18%	1.13%	1.12%	1.12%	1.12%	1.17%	1.21%	1.23%	1.19%
Total	1.34%	1.35%	1.23%	1.18%	1.13%	1.12%	1.12%	1.12%	1.17%	1.21%	1.23%	1.19%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15
2014
2013
2012
2011
2010
Prior to 2010	16.42%	18.21%	18.95%	18.41%	18.45%	18.40%	18.45%	17.92%	17.91%	17.66%	18.39%	19.15%
Total	16.42%	18.21%	18.95%	18.41%	18.45%	18.40%	18.45%	17.92%	17.91%	17.66%	18.39%	19.15%

A-I-4

	2015
Receivables Principal Payment Rate (1)	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15
2014
2013
2012
2011
2010
Prior to 2010	27.56%	26.17%	28.92%	27.33%	28.52%	28.40%	29.66%	28.13%	28.09%	27.80%	27.43%	29.87%
Total	27.56%	26.17%	28.92%	27.33%	28.52%	28.40%	29.66%	28.13%	28.09%	27.80%	27.43%	29.87%

Percentage of Total Accounts making Minimum Payment (1)	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15
2014
2013
2012
2011
2010
Prior to 2010	3.94%	3.91%	3.96%	3.63%	3.74%	3.68%	3.78%	3.60%	3.73%	3.74%	3.63%	3.77%
Total	3.94%	3.91%	3.96%	3.63%	3.74%	3.68%	3.78%	3.60%	3.73%	3.74%	3.63%	3.77%

Percentage of Total Accounts making Full Payment (1)	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15
2014
2013
2012
2011
2010
Prior to 2010	20.71%	20.68%	21.20%	21.17%	21.23%	21.25%	21.07%	21.01%	21.01%	20.79%	20.77%	20.51%
Total	20.71%	20.68%	21.20%	21.17%	21.23%	21.25%	21.07%	21.01%	21.01%	20.79%	20.77%	20.51%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.

A-I-5

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2014
Principal Receivables Outstanding (1)	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
2013
2012
2011
2010
2009	$1,360,512	$1,312,035	$1,306,180	$1,312,716	$1,319,634	$1,325,012	$1,319,059	$1,487,571	$1,463,185	$1,441,901	$1,454,356	$1,489,207
Prior to 2009	40,531,856	39,234,605	38,959,861	39,191,798	39,175,833	39,199,814	38,912,149	43,653,583	42,941,410	42,371,004	42,623,192	43,607,494

Total	$41,892,368	$40,546,640	$40,266,041	$40,504,514	$40,495,467	$40,524,826	$40,231,208	$45,141,154	$44,404,595	$43,812,905	$44,077,548	$45,096,701

Total Receivables Outstanding (1)	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
2013
2012
2011
2010
2009	$1,398,633	$1,350,487	$1,342,937	$1,349,149	$1,356,738	$1,361,369	$1,354,828	$1,525,984	$1,501,447	$1,479,229	$1,491,912	$1,526,018
Prior to 2009	41,984,960	40,672,623	40,328,599	40,550,056	40,510,558	40,508,285	40,189,273	45,028,876	44,306,164	43,700,260	43,951,554	44,900,905

Total	$43,383,593	$42,023,110	$41,671,536	$41,899,205	$41,867,296	$41,869,654	$41,544,101	$46,554,860	$45,807,611	$45,179,489	$45,443,467	$46,426,923

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
2013
2012
2011
2010
2009	2.90%	2.84%	2.89%	3.06%	3.00%	2.50%	2.40%	2.41%	2.05%	2.11%	2.58%	2.56%
Prior to 2009	2.91%	2.82%	3.08%	3.05%	3.05%	2.84%	2.59%	2.50%	2.25%	2.27%	2.61%	2.56%
Total	2.91%	2.82%	3.07%	3.05%	3.05%	2.83%	2.59%	2.50%	2.24%	2.26%	2.61%	2.56%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
2013
2012
2011
2010
2009	1.58%	1.57%	1.52%	1.41%	1.34%	1.34%	1.35%	1.27%	1.36%	1.43%	1.44%	1.38%
Prior to 2009	1.57%	1.58%	1.53%	1.44%	1.37%	1.33%	1.32%	1.24%	1.30%	1.34%	1.34%	1.32%
Total	1.57%	1.58%	1.53%	1.44%	1.37%	1.33%	1.32%	1.24%	1.30%	1.34%	1.34%	1.32%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
2013
2012
2011
2010
2009	16.46%	18.47%	19.10%	18.22%	18.74%	19.81%	18.65%	18.15%	17.45%	17.52%	17.35%	18.49%
Prior to 2009	16.93%	18.42%	18.46%	17.92%	17.89%	18.69%	17.98%	17.79%	17.56%	17.90%	17.65%	18.75%
Total	16.91%	18.42%	18.48%	17.93%	17.92%	18.73%	18.00%	17.80%	17.56%	17.89%	17.64%	18.74%

A-I-6

	2014
Receivables Principal Payment Rate (1)	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
2013
2012
2011
2010
2009	32.86%	30.77%	33.19%	32.39%	33.10%	33.53%	33.78%	32.71%	32.39%	32.85%	30.28%	33.75%
Prior to 2009	27.71%	25.56%	27.36%	26.58%	27.51%	27.92%	28.49%	27.47%	27.20%	27.80%	25.58%	28.55%
Total	27.87%	25.73%	27.55%	26.77%	27.69%	28.10%	28.67%	27.64%	27.37%	27.97%	25.74%	28.72%

Percentage of Total Accounts making Minimum Payment (1)	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
2013
2012
2011
2010
2009	4.01%	3.87%	3.83%	3.65%	3.76%	3.84%	3.88%	3.88%	3.81%	3.83%	3.64%	3.92%
Prior to 2009	4.28%	4.15%	4.09%	3.89%	4.03%	4.02%	4.08%	4.04%	4.02%	4.04%	3.85%	4.15%
Total	4.27%	4.14%	4.08%	3.88%	4.02%	4.01%	4.07%	4.04%	4.01%	4.03%	3.84%	4.14%

Percentage of Total Accounts making Full Payment (1)	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
2013
2012
2011
2010
2009	20.83%	20.83%	21.09%	21.15%	20.88%	20.94%	20.55%	21.01%	20.81%	20.49%	20.34%	20.11%
Prior to 2009	20.68%	20.57%	20.63%	20.87%	20.87%	20.84%	20.69%	21.28%	21.30%	21.06%	20.89%	20.79%
Total	20.69%	20.58%	20.65%	20.88%	20.87%	20.84%	20.69%	21.27%	21.28%	21.04%	20.87%	20.76%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013. The collateral certificate issued by the Chase Credit Card Master Trust was paid in full and cancelled as of December 15, 2009.

A-I-7

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2013
Principal Receivables Outstanding (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	$ 1,450,228	$ 1,407,370	$ 1,392,557	$ 1,397,067	$ 1,398,814	$ 1,403,996	$ 1,399,295	$ 1,400,255	$ 1,382,596	$ 1,370,390	$ 1,366,680	$ 1,412,672
2008	4,665,729	4,537,963	4,482,801	4,480,010	4,474,455	4,479,742	4,458,470	4,450,233	4,395,116	4,345,620	4,327,247	4,440,370
Prior to 2008	39,592,728	38,475,693	38,053,603	38,095,780	38,005,504	37,989,811	37,681,001	37,611,935	37,047,200	36,634,810	36,523,458	37,590,842

Total	$45,708,685	$44,421,026	$43,928,961	$43,972,857	$43,878,773	$43,873,549	$43,538,766	$43,462,423	$42,824,912	$42,350,820	$42,217,385	$43,443,884

Total Receivables Outstanding (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	$ 1,491,066	$ 1,449,255	$ 1,432,797	$ 1,437,380	$ 1,439,812	$ 1,444,589	$ 1,439,333	$ 1,439,832	$ 1,422,000	$ 1,409,158	$ 1,405,702	$ 1,451,012
2008	4,811,489	4,684,570	4,623,473	4,621,420	4,614,487	4,619,760	4,596,676	4,588,329	4,532,117	4,480,631	4,462,394	4,572,807
Prior to 2008	41,209,184	40,084,622	39,590,229	39,624,401	39,501,244	39,472,562	39,131,854	39,048,303	38,463,577	38,021,397	37,900,777	38,931,949

Total	$47,511,739	$46,218,447	$45,646,499	$45,683,201	$45,555,543	$45,536,911	$45,167,863	$45,076,464	$44,417,694	$43,911,186	$43,768,873	$44,955,768

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	3.31%	3.40%	3.51%	3.19%	3.41%	3.03%	3.11%	2.88%	2.54%	2.72%	3.04%	3.14%
2008	3.54%	3.63%	3.76%	3.53%	3.48%	3.28%	3.07%	3.11%	2.75%	3.01%	3.19%	3.09%
Prior to 2008	3.35%	3.32%	3.44%	3.50%	3.32%	3.17%	3.00%	3.14%	2.62%	2.80%	2.96%	3.07%
Total	3.37%	3.35%	3.48%	3.49%	3.34%	3.18%	3.01%	3.13%	2.63%	2.82%	2.99%	3.07%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	1.92%	1.88%	1.77%	1.67%	1.56%	1.57%	1.57%	1.57%	1.59%	1.64%	1.66%	1.58%
2008	2.02%	1.96%	1.86%	1.78%	1.67%	1.65%	1.65%	1.65%	1.68%	1.72%	1.73%	1.70%
Prior to 2008	1.86%	1.85%	1.79%	1.69%	1.60%	1.57%	1.56%	1.53%	1.56%	1.59%	1.60%	1.54%
Total	1.88%	1.86%	1.80%	1.70%	1.60%	1.58%	1.57%	1.54%	1.57%	1.60%	1.62%	1.56%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	16.29%	18.29%	19.06%	18.00%	19.09%	19.02%	18.31%	17.67%	17.51%	17.25%	16.89%	18.68%
2008	15.30%	16.71%	16.93%	16.19%	16.77%	16.42%	16.22%	16.04%	16.38%	16.14%	16.03%	17.38%
Prior to 2008	16.75%	18.34%	18.57%	17.74%	18.37%	18.02%	17.85%	17.65%	18.01%	17.97%	17.74%	19.22%
Total	16.59%	18.17%	18.42%	17.59%	18.23%	17.89%	17.70%	17.48%	17.83%	17.76%	17.54%	19.02%

A-I-8

	2013
Receivables Principal Payment Rate (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	31.70%	29.73%	32.57%	31.13%	33.26%	31.50%	32.77%	31.89%	31.76%	31.98%	30.02%	33.54%
2008	24.93%	23.29%	25.50%	24.44%	26.07%	24.72%	25.83%	25.12%	25.11%	25.32%	23.81%	26.56%
Prior to 2008	26.67%	24.64%	26.83%	25.61%	27.61%	26.37%	27.67%	26.81%	26.91%	27.24%	25.56%	28.01%
Total	26.65%	24.66%	26.87%	25.67%	27.63%	26.37%	27.64%	26.80%	26.88%	27.20%	25.52%	28.04%

Percentage of Total Accounts making Minimum Payment (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	4.05%	4.08%	4.06%	3.81%	3.95%	3.93%	4.15%	4.08%	4.10%	4.10%	4.00%	4.31%
2008	4.96%	5.02%	4.98%	4.64%	4.84%	4.74%	4.98%	4.90%	4.94%	4.92%	4.79%	5.11%
Prior to 2008	4.45%	4.48%	4.45%	4.17%	4.30%	4.17%	4.40%	4.32%	4.36%	4.35%	4.22%	4.50%
Total	4.49%	4.52%	4.49%	4.20%	4.34%	4.22%	4.45%	4.37%	4.41%	4.40%	4.27%	4.56%

Percentage of Total Accounts making Full Payment (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	22.19%	22.18%	22.49%	22.61%	22.37%	22.30%	21.96%	21.80%	21.47%	21.23%	21.06%	20.82%
2008	19.98%	20.06%	20.23%	20.39%	20.24%	20.05%	19.80%	19.66%	19.46%	19.27%	19.16%	18.94%
Prior to 2008	21.53%	21.49%	21.56%	21.71%	21.74%	21.58%	21.53%	21.39%	21.23%	21.10%	21.00%	20.92%
Total	21.40%	21.37%	21.46%	21.60%	21.60%	21.44%	21.36%	21.23%	21.05%	20.91%	20.80%	20.71%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013. The collateral certificate issued by the Chase Credit Card Master Trust was paid in full and cancelled as of December 15, 2009.

A-I-9

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2012
Principal Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	$ 1,346,361	$ 1,306,902	$ 1,291,090	$ 1,300,670	$ 1,298,528	$ 1,288,620	$ 1,288,789	$ 1,292,004	$ 1,277,588	$ 1,448,038	$ 1,451,099	$ 1,493,523
2008	4,502,333	4,376,327	4,299,105	4,298,441	4,249,509	4,206,548	4,191,627	4,187,509	4,139,795	4,678,797	4,681,627	4,785,437
2007	4,436,543	4,304,338	4,224,847	4,222,892	4,128,689	4,084,007	4,065,134	4,058,691	4,000,768	4,512,394	4,507,532	4,610,321
Prior to 2007	34,209,180	33,279,152	32,746,168	32,836,882	32,509,210	32,171,302	31,945,391	31,904,584	31,475,669	35,356,948	35,378,902	36,269,113

Total	$44,494,417	$43,266,719	$42,561,210	$42,658,885	$42,185,936	$41,750,477	$41,490,941	$41,442,788	$40,893,820	$45,996,177	$46,019,160	$47,158,394

Total Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	$ 1,378,816	$ 1,340,469	$ 1,323,931	$ 1,333,514	$ 1,332,780	$ 1,323,131	$ 1,323,273	$ 1,326,344	$ 1,312,635	$ 1,487,494	$ 1,490,960	$ 1,533,744
2008	4,628,989	4,503,822	4,423,577	4,423,669	4,374,551	4,333,551	4,317,486	4,314,196	4,268,297	4,822,058	4,825,347	4,929,770
2007	4,587,500	4,455,644	4,372,082	4,370,078	4,272,844	4,229,243	4,208,323	4,201,972	4,145,316	4,671,326	4,665,973	4,768,442
Prior to 2007	35,749,347	34,806,909	34,225,744	34,303,126	33,947,173	33,602,655	33,342,621	33,285,507	32,851,936	36,858,470	36,864,531	37,736,214

Total	$46,344,652	$45,106,844	$44,345,334	$44,430,387	$43,927,349	$43,488,581	$43,191,703	$43,128,019	$42,578,184	$47,839,348	$47,846,811	$48,968,170

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	3.95%	3.87%	4.05%	3.85%	3.82%	3.53%	3.87%	3.50%	3.17%	3.22%	3.34%	3.28%
2008	4.60%	4.12%	4.55%	4.42%	4.04%	3.82%	4.85%	3.61%	3.64%	3.62%	3.56%	3.78%
2007	4.80%	4.21%	4.44%	4.59%	4.38%	3.98%	4.65%	3.66%	3.56%	3.83%	3.47%	3.67%
Prior to 2007	4.15%	3.92%	4.09%	4.13%	3.86%	3.66%	4.56%	3.61%	3.54%	3.42%	3.26%	3.51%
Total	4.25%	3.97%	4.17%	4.19%	3.93%	3.71%	4.58%	3.61%	3.54%	3.47%	3.31%	3.54%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	2.37%	2.28%	2.18%	2.06%	1.96%	1.96%	1.92%	1.93%	2.01%	2.03%	2.03%	1.97%
2008	2.63%	2.56%	2.42%	2.28%	2.18%	2.17%	2.04%	2.06%	2.15%	2.14%	2.16%	2.06%
2007	2.68%	2.65%	2.55%	2.39%	2.23%	2.22%	2.10%	2.10%	2.18%	2.12%	2.16%	2.09%
Prior to 2007	2.40%	2.38%	2.31%	2.18%	2.07%	2.04%	1.90%	1.88%	1.92%	1.89%	1.92%	1.84%
Total	2.45%	2.42%	2.34%	2.21%	2.09%	2.06%	1.93%	1.92%	1.97%	1.94%	1.97%	1.89%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	16.22%	17.74%	18.36%	18.06%	18.48%	18.54%	18.48%	18.10%	16.93%	16.91%	17.50%	17.74%
2008	15.06%	16.11%	16.03%	16.05%	16.10%	15.92%	16.36%	16.43%	15.89%	15.88%	16.48%	16.43%
2007	16.13%	17.23%	17.19%	17.15%	17.19%	17.08%	17.54%	17.58%	17.03%	17.22%	17.81%	17.76%
Prior to 2007	16.56%	17.71%	17.75%	17.78%	17.76%	17.60%	17.92%	18.05%	17.47%	17.60%	18.23%	18.24%
Total	16.35%	17.50%	17.54%	17.55%	17.56%	17.41%	17.74%	17.84%	17.25%	17.37%	17.99%	18.00%

A-I-10

	2012
Receivables Principal Payment Rate (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	30.94%	29.57%	31.26%	31.03%	32.36%	30.53%	32.00%	32.00%	29.98%	30.92%	30.17%	31.28%
2008	23.64%	22.67%	23.99%	23.74%	24.84%	23.77%	25.01%	25.06%	23.48%	24.15%	23.49%	24.43%
2007	24.62%	23.58%	24.84%	24.62%	26.01%	24.92%	26.21%	26.23%	24.67%	25.46%	24.94%	25.88%
Prior to 2007	25.13%	23.58%	24.90%	24.61%	25.96%	24.93%	26.25%	26.15%	24.70%	25.48%	24.83%	26.01%
Total	25.10%	23.67%	25.00%	24.72%	26.04%	24.98%	26.30%	26.23%	24.74%	25.52%	24.87%	26.00%

Percentage of Total Accounts making Minimum Payment (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	4.13%	3.99%	3.90%	3.82%	3.92%	3.96%	4.14%	3.99%	3.92%	4.11%	4.03%	4.14%
2008	5.32%	5.15%	5.02%	4.87%	5.01%	5.00%	5.18%	5.00%	4.91%	5.09%	5.02%	5.10%
2007	5.64%	5.44%	5.31%	5.17%	5.20%	5.18%	5.33%	5.15%	5.04%	5.23%	5.11%	5.21%
Prior to 2007	4.89%	4.77%	4.67%	4.51%	4.54%	4.51%	4.63%	4.47%	4.37%	4.52%	4.45%	4.50%
Total	4.99%	4.86%	4.75%	4.60%	4.64%	4.61%	4.74%	4.58%	4.49%	4.64%	4.56%	4.63%

Percentage of Total Accounts making Full Payment (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	23.52%	23.51%	23.75%	23.84%	23.37%	23.26%	22.83%	22.62%	22.18%	22.59%	22.33%	21.96%
2008	20.66%	20.67%	20.80%	20.98%	20.83%	20.60%	20.34%	20.29%	20.06%	20.44%	20.23%	19.87%
2007	20.02%	20.09%	20.25%	20.39%	20.19%	19.98%	19.71%	19.63%	19.48%	19.89%	19.73%	19.33%
Prior to 2007	22.51%	22.46%	22.54%	22.66%	22.42%	22.29%	22.05%	21.94%	21.75%	22.26%	22.10%	21.77%
Total	22.07%	22.05%	22.14%	22.28%	22.05%	21.89%	21.65%	21.54%	21.34%	21.82%	21.65%	21.31%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013. The collateral certificate issued by the Chase Credit Card Master Trust was paid in full and cancelled as of December 15, 2009.

A-I-11

Annex II

Other Outstanding Classes and Tranches

The following classes and tranches of CHASEseries notes are expected to be outstanding on the issuance date of the offered notes. The information provided in this Annex II is an integral part of the prospectus.

CHASEseries

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class A(2007-2)	February 21, 2007	$400,000,000	One-month LIBOR plus 0.05%	February 15, 2017	April 15, 2019
Class A(2007-3)	February 15, 2007	$450,000,000	5.23%	February 15, 2017	April 15, 2019
Class A(2007-5)	April 11, 2007/ April 26, 2007/ May 22, 2007	$470,000,000	One-month LIBOR plus 0.04%	March 15, 2017	March 15, 2019
Class A(2007-12)	August 1, 2007	$405,000,000	One-month LIBOR plus 0.05%	August 15, 2017	August 15, 2019
Class A(2012-2)	June 5, 2012	$750,000,000	One-month LIBOR plus 0.27%	May 15, 2017	May 15, 2019
Class A(2012-4)	July 26, 2012	$1,500,000,000	1.58%	August 15, 2019	August 16, 2021
Class A(2012-7)	October 9, 2012	$750,000,000	2.16%	September 15, 2022	September 16, 2024
Class A(2012-10)	December 21, 2012	$900,000,000	One-month LIBOR plus 0.26%	December 15, 2017	December 16, 2019
Class A(2013-1)	February 21, 2013	$750,000,000	1.30%	February 15, 2018	February 18, 2020
Class A(2013-3)	April 19, 2013	$625,000,000	One-month LIBOR plus 0.28%	April 16, 2018	April 15, 2020
Class A(2013-6)	July 18, 2013	$900,000,000	One-month LIBOR plus 0.42%	July 16, 2018	July 15, 2020
Class A(2013-7)	September 30, 2013	$775,000,000	One-month LIBOR plus 0.43%	September 17, 2018	September 15, 2020
Class A(2013-8)	October 31, 2013	$1,250,000,000	1.01%	October 17, 2016	October 15, 2018
Class A(2013-9)	December 13, 2013	$750,000,000	One-month LIBOR plus 0.42%	November 15, 2018	November 16, 2020
Class A(2014-1)	January 27, 2014	$1,750,000,000	1.15%	January 17, 2017	January 15, 2019
Class A(2014-2)	April 2, 2014	$625,000,000	2.77%	March 15, 2021	March 15, 2023
Class A(2014-5)	May 14, 2014	$825,000,000	One-month LIBOR plus 0.37%	April 15, 2019	April 15, 2021
Class A(2014-6)	July 24, 2014	$500,000,000	1.26%	July 17, 2017	July 15, 2019
Class A(2014-7)	November 17, 2014	$1,300,000,000	1.38%	November 15, 2017	November 15, 2019
Class A(2014-8)	November 26, 2014	$1,000,000,000	One-month LIBOR plus 0.25%	November 15, 2016	November 15, 2018
Class A(2015-1)	March 13, 2015	$350,000,000	One-month LIBOR plus 0.32%	February 15, 2018	February 18, 2020
Class A(2015-2)	March 13, 2015 / March 24, 2015	$2,125,000,000	1.59%	February 15, 2018	February 18, 2020
Class A(2015-3)	April 29, 2015	$775,000,000	One-month LIBOR plus 0.25%	April 17, 2017	April 15, 2019
Class A(2015-4)	May 1, 2015	$775,000,000	1.84%	April 15, 2020	April 15, 2022
Class A(2015-5)	May 6, 2015	$1,100,000,000	1.36%	April 16, 2018	April 15, 2020
Class A(2015-6)	May 29, 2015	$1,000,000,000	One-month LIBOR plus 0.25%	May 15, 2017	May 15, 2019
Class A(2015-7)	July 29, 2015	$700,000,000	1.62%	July 16, 2018	July 15, 2020
Class A(2016-1)	May 19, 2016	$1,500,000,000	One-month LIBOR plus 0.41%	May 15, 2019	May 17, 2021

A-II-1

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class B(2007-1)	February 21, 2007	$515,000,000	One-month LIBOR plus 0.25%	February 15, 2017	April 15, 2019
Class B(2010-3)*	May 26, 2010	$75,000,000	One-month LIBOR plus 0.96%	August 15, 2017	August 15, 2019
Class B(2012-2)*	September 13, 2012	$1,000,000,000	One-month LIBOR plus 0.61%	September 15, 2017	September 16, 2019
Class B(2013-1)*	December 12, 2013	$750,000,000	One-month LIBOR plus 0.70%	December 17, 2018	December 15, 2020
Class B(2015-1)*	April 22, 2015	$750,000,000	One-onth LIBOR plus 0.66%	April 15, 2020	April 15, 2022

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class C(2007-1)	February 21, 2007	$405,000,000	One-month LIBOR plus 0.46%	February 15, 2017	April 15, 2019
Class C(2010-3)*	May 26, 2010	$75,000,000	One-month LIBOR plus 1.60%	August 15, 2017	August 15, 2019
Class C(2012-2)*	September 13, 2012	$1,000,000,000	One-month LIBOR plus 0.96%	September 15, 2017	September 16, 2019
Class C(2013-1)*	December 12, 2013	$750,000,000	One-month LIBOR plus 1.00%	December 17, 2018	December 15, 2020
Class C(2015-1)*	April 22, 2015	$750,000,000	One-month LIBOR plus 1.00%	April 15, 2020	April 15, 2022

*	The Class B(2010-3), Class B(2012-2), Class B(2013-1), Class B(2015-1), Class C(2010-3), Class C(2012-2), Class C(2013-1) and Class C(2015-1) CHASEseries notes are currently retained by the Transferor.

A-II-2

CHASE ISSUANCE TRUST

Issuing Entity

CHASEseries

$1,800,000,000

Class A(2016-2) Notes

CHASE CARD FUNDING LLC

Depositor and Transferor

CHASE BANK USA, NATIONAL ASSOCIATION

Sponsor, Originator, Administrator and Servicer

PROSPECTUS

Underwriters

J.P. Morgan

Barclays

MUFG

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering the CHASEseries notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

Dealers will deliver a prospectus when acting as underwriters of the offered notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes will deliver a prospectus until September 5, 2016.